As filed with the Securities and Exchange Commission on May 26, 2023

Registration No. 333-271307

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	6500	86-3425507
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100

Dublin, OH 43017

(707) 732-5742

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Giri Devanur

Chief Executive Officer

reAlpha Tech Corp.

6515 Longshore Loop, Suite 100

Dublin, OH 43017

Tel.: (707) 732-5742

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Nimish Patel, Esq.

Blake Baron, Esq.

Mitchell Silberberg & Knupp LLP

437 Madison Ave., 25th Floor

New York, New York 10022

Tel.: (212) 509-7239

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated May 26, 2023

4,151,519 shares of common stock

reAlpha Tech Corp.

This prospectus relates to the registration of the resale of up to 4,151,519 shares of our common stock, $0.001 par value per share (the “common stock”), by our stockholders identified in this prospectus, or their permitted transferees (the “Registered Stockholders”), in connection with our direct listing (the “Direct Listing”) on the Nasdaq Capital Market (“Nasdaq”).

Unlike an initial public offering, the resale by the Registered Stockholders is not being underwritten by any investment bank. The Registered Stockholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. The Registered Stockholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We are required to pay certain costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Registered Stockholders will bear all commissions and discounts, if any, attributable to their sale of shares of common stock (see the “Plan of Distribution” section). If the Registered Stockholders choose to sell or distribute, as applicable, their shares of common stock, we will not receive any proceeds from the sale or distribution, as applicable, of shares of our common stock by the Registered Stockholders.

No public market exists for our common stock. Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock, and consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Maxim Group, LLC (the “Advisor” or “Maxim”), in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules. Under the Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Registered Stockholders will not be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution.”

We have applied to have our common stock listed on Nasdaq under the symbol “AIRE”.

If our application is not approved or we otherwise determine that we will not be able to secure the listing of our common stock on Nasdaq, we will not complete this Direct Listing. This listing is a condition to the offering. No assurance can be given that our application will be approved and that our common stock will ever be listed on Nasdaq. If our listing application is not approved by Nasdaq, we will not be able to consummate the offering and will terminate this Direct Listing.

We will be deemed to be a “controlled company” under the Nasdaq listing rules because Giri Devanur, our chief executive officer and chairman, owns 65.0% of our outstanding common stock. As a controlled company, we are not required to comply with certain of Nasdaq’s corporate governance requirements. We do not currently intend to take advantage of any of these exceptions. See “Prospectus Summary — Controlled Company.”

Investing in our common stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our common stock in “Risk Factors” beginning on page 7 of this prospectus.

We are an “emerging growth company,” as defined under U.S. federal securities laws and, as such, are eligible and have elected to comply with certain reduced public company reporting requirements for this prospectus and for future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2023.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements, which involve risks and uncertainties. These forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believe,” “estimate,” “project,” “anticipate,” “expect,” “seek,” “predict,” “continue,” “possible,” “intend,” “may,” “might,” “will,” “could,” would” or “should” or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our products, product development, prospects, strategies, the industry in which we operate and potential acquisitions. We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Forward-looking statements speak only as of the date of this prospectus. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect. All forward-looking statements are based upon information available to us on the date of this prospectus. Important factors that could cause our results to vary from expectations include, but are not limited to:

●	We are employing a business model with a limited track record, which makes our business difficult to evaluate;

●	We intend to utilize a significant amount of indebtedness in the operation of our business;

●	Our ability to retain our executive officers and other key personnel of our advisors and their affiliates;

●	Our investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector;

●	We face significant competition in the short-term rental market for guests, which may limit our ability to short-term rent our properties on favorable terms; and

●	The impact of laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm to our business.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition, business and prospects may differ materially from those made in or suggested by the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition, business and prospects are consistent with the forward-looking statements contained in this prospectus, those results may not be indicative of results in subsequent periods.

The foregoing does not represent an exhaustive list of matters that may be covered by the forward-looking statements contained herein or risk factors that we are faced with. Forward-looking statements necessarily involve risks and uncertainties, and our actual results could differ materially from those anticipated in the forward-looking statements due to a number of factors, including those set forth below under “Risk Factors” and elsewhere in this prospectus. The factors set forth below under “Risk Factors” and other cautionary statements made in this prospectus should be read and understood as being applicable to all related forward-looking statements wherever they appear in this prospectus. The forward-looking statements contained in this prospectus represent our judgment as of the date of this prospectus. We caution readers not to place undue reliance on such statements. Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained above and throughout this prospectus.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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About this Prospectus

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this process, the Registered Stockholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution.” You may obtain this information without charge by following the instructions under the section titled “Where You Can Find Additional Information” appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

As of May 25, 2023, we have a total of [42,522,091] shares of our common stock issued and outstanding.

Certain amounts, percentages, and other figures presented in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals, dollars, or percentage amounts of changes may not represent the arithmetic summation or calculation of the figures that precede them.

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PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read the entire prospectus carefully, including the information under the sections entitled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in this prospectus, before investing. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Information Regarding Forward-Looking Statements.” Unless the context otherwise requires, we use the terms “reAlpha,” the “Company,” “we,” “us” and “our” in this prospectus to refer to reAlpha Tech Corp. and any and all of our subsidiaries.

Overview

We are an early stage company with a mission to develop and utilize our artificial intelligence (AI) focused technology stack to empower retail investor participation in short-term rental properties. Short-term rentals are utilized for various purposes, including vacations, relocations, renovations, extended work trips, special events, temporary work assignments, or seasonal activities. We were founded on the belief that every person should have the access and the freedom to pursue wealth creation through real estate. However, there are significant entry barriers for the average individual and lucrative returns are currently taken mainly by private equity firms and larger-scale developers. We intend to build/buy technologies to democratize access to short-term rental investments. To support this goal, we are creating a new model for property ownership and real estate investment. We believe in simplified wealth creation, access to new markets, diversification, exceptional guest experiences, and community-building network effects.

Our Business Model

Our business model is built around acquiring short-term rental properties that meet our Investment Criteria (as the term is defined in the “Business” Section of this prospectus) and which we call Target Properties. Once acquired, we plan to renovate these properties to prepare them for rent and list them on short-term rental sites. We also plan to manage the financial performance of these assets, which includes evaluating the property’s after-repair value and profitability.

As noted, it is the Company’s goal to make this business model available to retail investors. To achieve this goal the Company, first, needs to create at the subsidiary level one or more Limited Liability Companies, or LLCs, which would be wholly-owned subsidiaries of the Company and will hold one or more of the Target Properties. Once the LLCs are in place, to offer and sale to retail investors equity interests in such properties the Company will cause those LLCs to launch exempted offerings. Such offerings will be conducted pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, Regulation Crowdfunding (“Regulation CF”) or Regulation D. To further facilitate the investment process in the LLCs, the Company is currently working on the reAlpha App.

The equity interests acquired in these exempt offerings will provide the investor with an ownership stake in the LLC and in turn in the Target Properties. We refer to such investors as Syndicate Members, in opposition to the holders of our common stock. To date, we have not yet developed a secondary trading market for equity interests in our properties. While the potential establishment of such a market is under consideration, no final decision has been made to implement a secondary trading market at this time.

Rights among Syndicate Members may vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of common stock of the Company will not provide the shareholder the status of Syndicate Member.

On March 3, 2023, we opened our first Regulation CF offering listed under reAlpha 612 Jasmine Lane Inc., a reAlpha subsidiary (“Jasmine Holdco”) through the web version of our reAlpha App (A.K.A. Initial Property Offering™ platform), whereby we offered to investors the opportunity to buy equity interests in our property located 612 Jasmine Lane, Davenport, FL 33897. Currently, the property is held by reAlpha Acquisitions WF LLC, a wholly owned subsidiary of reAlpha. Upon successful completion of the offering, the property will be transferred to Jasmine Holdco. The minimum offering amount is $388,639 and the maximum is $614,036.50, inclusive of investor payment processing fees. The minimum investment is $500 plus the 2.5% investor transaction fee. We have raised $330,030 as a result of this Regulation CF offering, and we expect it to be concluded on or around June 30, 2023. If the minimum offering is not met or the Company decides to cancel this offering, all money would be withdrawn from escrow and returned in full to investors.

Recent Developments

Regulation A Offering

To finance our operations, from April 22, 2021, through January 31, 2023, we issued 905,537 shares of common stock at a per share price of $10, for total cash proceeds of $9,055,370, pursuant to our Regulation A offering. As noted, this offering concluded on January 31, 2023. These shares of common stock were issued in reliance on the exemption provided by Regulation A under the Securities Act. Holders of common stock who invested in this Regulation A offering are entitled to certain free stays in our short-term rental properties, subject to certain limitations.

reAlpha Acquisitions Churchill, LLC

reAlpha Acquisitions Churchill, LLC, a wholly-owned subsidiary of the Company was formed on May 17, 2022, to hold the properties acquired utilizing financing provided by Churchill Finance I, LLC. reAlpha Acquisitions Churchill, LLC, executed a master credit facility worth up to $200 million on August 18, 2022. This credit facility allows a loan-to-cost ratio of up to 80% and is at a fixed rate of 12%. Access to this credit facility will allow us to acquire properties with the intention of utilizing them as short-term rental properties.

reAlpha Realty, LLC

Realpha Realty, LLC, formed on September 12, 2021, is a Florida Limited Liability Company whose principal office is located at 3350 SW 148th Ave Suite 110, Miramar FL 33027. reAlpha Asset Management Inc. is the registered member and Jorge Aldecoa is the registered manager. The entity operates as a registered Florida brokerage whereby Jorge Aldecoa is the registered broker (License number BK3326044). The registered license number of the Florida brokerage is CQ1066329. reAlpha Realty, LLC is a member of the Miami Association of Realtors.

Tree Houses Partnership

In July 2022, we signed a partnership with Free Spirit Spheres, a developer of tree houses that can be used for short-term rental. We intend to utilize this partnership for the development of tree houses in the United States for short-term rental to allow guests unique experiences consistent with our brand development strategy.

reAlpha Homes and SAIML Capital Pte. Limited

On November 17, 2022, reAlpha Homes and SAIML Capital Pte. Limited, a Singapore-based asset management firm, signed a binding term sheet to form a joint venture to invest $40.8 million in equity in rent-ready short-term rental properties. Balaji Swaminathan, who was appointed as a member of our board of directors in April 2023, is the chief executive officer and director of SAIML Capital Pte. Limited. The joint venture, once formed, would have a 51% stake held by reAlpha Homes and a 49% stake held by SAIML. The joint venture planned to make up to $200 million in investments across California, Arizona, Florida, and Tennessee, leveraging reAlphaBRAIN to identify properties that meet its investment criteria pursuant to the terms and conditions of a definitive joint venture agreement to be entered into on or before January 31, 2023. When formed, this joint venture may also expand its partnership by contributing an additional $61.2 million of equity, with the potential to invest up to $500 million in rent-ready short-term rental properties through additional debt financing. As of the date hereof, the definitive joint venture agreement has not been entered into and, therefore, this joint venture has not been formed. Mr. Swaminathan received no compensation under the term sheet while it was outstanding.

GEM Global Yield LLC Capital Commitment

On December 1, 2022, reAlpha Homes entered into an agreement with GEM Global Yield LLC SCS (“GEM”) a Luxembourg-based private alternative investment group, for a $100 million capital commitment, which includes a share subscription facility of up to $100 million for a 36-month term following a public listing by reAlpha Tech Corp. (the “GEM Agreement”). The Company will have control in terms of timing and, within certain limits, the maximum amount of each individual drawdown. There is no minimum drawdown obligation.

Pursuant to the GEM Agreement, the Company can issue a Drawdown Notice (“Drawdown Notice”) at any time (the “Draw Down”), which will trigger the commencement of a Pricing Period (“Pricing Period”). The Pricing Period will last for the following thirty (30) consecutive trading days, and the DrawDown will close on the first trading day following the end of the Pricing Period. GEM will honor Drawdown Notices from the Company based upon a per-share subscription price equal to ninety percent (90%) of the average closing bid price during the Pricing Period (“Purchase Price”).

If ninety percent (90%) of the closing bid price on a given Pricing Period is less than the threshold price (or floor price) set by the Company (the “Threshold Price”), then the Investor’s payment obligation under the DrawDown will be reduced by 1/30th, and the closing bid price for that day will not be factored into the Purchase Price calculation. The Threshold Price will be set prior to using this facility. For each Draw Down, the Company may issue a Drawdown Notice for up to four hundred percent (400%) of the average daily trading volume for the Pricing Period.

First Syndication of the Jasmine property

On March 3, 2023, we opened our first Regulation CF offering listed under reAlpha 612 Jasmine Lane Inc., a reAlpha subsidiary (also referred to herein as “Jasmine Holdco”) through the web version of our reAlpha App (A.K.A. Initial Property Offering™ platform), whereby we offered to investors the opportunity to buy equity interests in our property located 612 Jasmine Lane, Davenport, FL 33897. Currently, the property is held by reAlpha Acquisitions WF LLC, a wholly owned subsidiary of reAlpha. Upon successful completion of the offering, the property will be transferred to Jasmine Holdco. The minimum offering amount is $388,639 and the maximum is $614,036.50, inclusive of investor payment processing fees. The minimum investment is $500 plus the 2.5% investor transaction fee. We have raised $330,030 as a result of this Regulation CF offering, and we expect it to be concluded on or around June 30, 2023. If the minimum offering is not met or the Company decides to cancel this offering, all money would be withdrawn from escrow and returned in full to investors.

reAlpha Asset Management Inc. merges with reAlpha Tech Corp

On March 21, 2023 (the “Effective Time”), pursuant to a short-form merger in accordance with Section 253 of the Delaware General Corporate Law (“DGCL”) (the “Downstream Merger”), with the Subsidiary surviving the Merger (the “Surviving Corporation”). This Downstream Merger has resulted in reAlpha Asset Management, Inc. gaining access to all of the technologies and intellectual property owned by reAlpha Tech Corp.

Prior to the Downstream Merger, the Parent owned more than 90% of the issued and outstanding shares of common stock of the Subsidiary. As of the Effective Time, by virtue of the Downstream Merger and without any action on the part of the Parent, Subsidiary or Surviving Corporation, each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Time (other than shares of the Subsidiary common stock that were canceled, as described below) were automatically converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation. Further, each share of the Subsidiary’s common stock issued and outstanding immediately prior to the Effective Time that was held by the Parent or the Subsidiary (as treasury stock or otherwise) was automatically canceled and returned to the status of authorized but unissued shares of the Subsidiary. And, lastly, as of the Effective Time, all of the shares of common stock of the Parent issued and outstanding immediately prior to the consummation of the Merger were automatically converted into a number of shares of common stock of the Surviving Corporation, prorated for the number of shares of the Subsidiary’s common stock held by the Parent at such time.

The Downstream Merger has resulted in the Company gaining ownership of a 25% stake in Naamche Inc., an artificial intelligence (“AI”) studio, and a 25% stake in Carthagos Inc., a design and branding studio. Naamche, Inc. has assisted us researching and developing our proprietary algorithms and other technologies (see “Research and Development” section below for more details). Carthagos Inc. is assisting the Company with marketing activities (see “Sales and Marketing” section below for more details).

This acquisition is expected to enhance our technological capabilities, broaden our portfolio of services, and contribute towards cost savings, positioning for growth and success in the future.

The Downstream Merger is significant as it will enable reAlpha AMI to further enhance its offerings and provide customers with a broader range of AI solutions. With access to reAlpha Tech Corp's advanced technologies and intellectual property, reAlpha AMI can now offer more comprehensive solutions that cater to a wider range of industries and use cases.

reAlpha Asset Management Inc. is renamed to reAlpha Tech Corp.

In connection with the Downstream Merger, on March 21, 2023 reAlpha Asset Management Inc. changed its name to reAlpha Tech Corp. The name change reflects the company's evolution and expansion beyond asset management into broader areas of financial technology and innovation.

The name change to reAlpha Tech Corp. is a strategic move that reflects the company's broader focus on delivering cutting-edge solutions across a wider range of property management and financial services. The company's new name highlights its commitment to leveraging advanced technologies, including AI and machine learning, to deliver innovative solutions to clients.

Overall, the name change to reAlpha Tech Corp. is a significant development that underscores the company's commitment to growth, innovation, and delivering exceptional value to its clients.

For additional information on recent developments, please see the discussion in “Legal Proceedings” below.

Rhove Acquisition

On March 24, 2023, the Company acquired Roost Enterprises, Inc. (“Rhove”), a leading provider of real estate technology solutions. The Rhove acquisition included technology developed for the purpose of syndicating real estate properties for investment by retail and institutional investors (the “Syndication Platform”). Pursuant to the Stock Purchase Agreement entered into in connection with the Rhove acquisition (the “Stock Purchase Agreement”) among the Company, Rhove and certain investor sellers in Rhove (the “Sellers”), we acquired all the intellectual property related to the Syndication Platform and other related intangible property and proprietary information of Rhove.

The purchase price under the Stock Purchase Agreement for the Rhove acquisition included: (1) payment to Silicon Valley Bridge Bank, N.A. (“SVBB”), of $25,000 in cash and the issuance of 49,029 shares of our common stock (collectively the “SVBB Consideration”), (2) 1,263,000 shares of our common stock for Sellers and the issuance of option letters to Sellers (on a pro rata basis) to purchase in aggregate 1,263,000 shares of our common stock for $10.00 per share with an expiration date of two years from the date of issuance; and (3) payment of certain transaction expenses of Rhove totaling $50,000.

As part of the transaction, Rhove’s major investor, Drive Capital and certain of its funds, became investors of reAlpha. As of the date of acquisition, Rhove has over 5,000 users that will join the reAlpha ecosystem. As part of the transaction, Calvin Cooper, the CEO of Rhove, will join reAlpha in an advisory role.

Rhove’s Syndication Platform will enhance reAlpha's capabilities and enable us to offer a more seamless and efficient real estate investment experience to our clients. Interestingly, it processes and handles investment in a property offering internally without the use of a white-label technology. When fully integrated with reAlpha’s platform, among other improvements, it will make the investment process faster and more accessible. Further, it will allow us to offer unique features such as the ability to earn rent rewards. The integration of the reAlpha and Rhove platforms is expected to be completed by the end of Q3 2023.

Management Changes

On April 11, 2023, the Company entered into an employment agreement with Jorge Aldecoa to act as the Company’s Chief Operating Officer, replacing Michael J. Logozzo as interim chief operating officer. Pursuant to Mr. Aldecoa’s employment agreement, he will serve as the Company’s chief operating officer until his agreement is terminated by either Mr. Aldecoa or the Company, and he will receive a yearly salary of $200,000 for the fiscal year ended April 30, 2023 and a prorated amount of such base salary for the year ended April 30, 2022.

Mr. Aldecoa’s employment agreement also provides for a base salary adjustment to $215,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Further, Mr. Aldecoa is entitled to additional compensation in the form of a discretionary bonus of up to $50,000 based on the achievement of certain established performance targets, which is payable annually, and certain benefits such as unlimited vacation, health insurance and others. Further, Mr. Aldecoa is eligible to participate in the Plan (as defined below). Mr. Aldecoa or the Company may terminate the employment agreement at any time upon written notice to the other party. Mr. Aldecoa’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

On May 5, 2023, Christine Currie notified the Company of her decision to resign as chief marketing officer of the Company, effective as of May 7, 2023. Ms. Currie’s resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. The Company’s marketing team will temporarily report to Jorge Aldecoa, chief operating officer of the Company, in accordance with the bylaws of the Company. At this time, the Company is deciding whether Ms. Currie’s successor or a different role will be needed.

Sale of myAlphie LLC

Effective May 17, 2023, the Company (the “Seller”) entered into a Second Amendment to an agreement (the “Second Amendment”) to finalize a transaction that was originally agreed to through a Membership Interest Purchase Agreement dated December 31, 2022 (the “Purchase Agreement”), with Turnit Holdings, LLC, an Ohio limited liability company (the “Buyer”). The Buyer is an indirect subsidiary of Crawford Hoying, which is owned and partially controlled by Brent Crawford, former chairman of the Company’s board of directors. CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC are also managed by Mr. Crawford. The Purchase Agreement was previously amended by a Letter Agreement dated March 11, 2023 (the “First Amendment”), which was entered into between the Buyer and Seller. The Purchase Agreement provided for the Buyer’s acquisition of all the issued and outstanding membership interests of myAlphie, LLC (the “Subsidiary”).

Prior to the execution of the Purchase Agreement and pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with (a) all its technology and intellectual property, and (b) two on-demand promissory notes in the amounts of $975,000 and $4,875,000 payable to CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC, respectively (together, the “Promissory Notes”). Upon closing of the Purchase Agreement (a) the Seller sold all of its interests in myAlphie LLC, and (b) the Buyer assumed the Seller’s remaining liabilities and outstanding obligations under the Promissory Notes.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper.

Selected Risks Associated with Our Business

Investing in our common stock involves a high degree of risk. You should carefully consider all the information in this prospectus prior to investing in our common stock. These risks are discussed more fully in the section entitled “Risk Factors” immediately following this prospectus summary. These risks and uncertainties include, but are not limited to, the following:

●	We are employing a business model with a limited track record, which makes our business difficult to evaluate;

●	Our technology that is currently being developed may not yield expected results or be delivered on time;

●	We intend to utilize a significant amount of indebtedness in the operation of our business;

●	A significant portion of our portfolio properties’ costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue;

●	Our ability to retain our executive officers and other key personnel of our advisors and their affiliates;

●	Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition;

●	Our investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector;

●	Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results;

●	We are subject to certain risks associated with bulk portfolio acquisitions and dispositions;

●	Availability of appropriate property acquisition targets;

●	Our dependence upon third parties for key services may have an adverse effect on our operating results or reputation if the third parties fail to perform;

●	We face significant competition in the short-term rental market for guests, which may limit our ability to short-term rent our properties on favorable terms;

●	Compliance with governmental laws, regulations and covenants that are applicable to our properties or that may be passed in the future, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays, and adversely affect our growth strategy.

●	Failure to integrate any acquisitions successfully;

●	Our business is subject to laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm our business;

●	We may not be able to attract investors to invest in our portfolio properties;

●	If we fail to attract guests, or if we fail to provide high-quality stays and experiences, our business, results of operations, and financial condition would be materially adversely affected; and

●	If we fail to retain guests or add new guests, our business, results of operations, and financial condition would be materially adversely affected.

●	Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

RISK FACTORS

An investment in our shares of common stock involves significant risks. Before making an investment in our shares of common stock, you should carefully consider the risks and uncertainties discussed below under “Information Regarding Forward-Looking Statements,” and the specific risks set forth herein. Any of the following risks could have a material adverse effect on our business, financial condition and results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends. In any such case, the market price of our shares of common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We have a limited operating history and may not be able to operate our business successfully or generate sufficient cash flows to accomplish our business objectives.

We have a limited operating history. As a result, an investment in our common stock entails more risk than an investment in the common stock of a company with a substantial operating history. If we are unable to operate our business successfully, you could lose all or a portion of your investment in our common stock. Our ability to successfully operate our business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to obtain additional capital;

●	our ability to effectively manage renovation, maintenance, marketing and other operating costs for our properties;

●	economic conditions in the markets where we operate or hold an interest in real estate (“our markets”), including changes in employment and household earnings and expenses, as well as the condition of the financial and real estate markets and the economy, in general;

●	our ability to maintain high occupancy rates and target rent levels;

●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our investment strategy;

●	our ability to compete with other investors entering the sector for short-term Target Properties;

●	costs that are beyond our control, including title litigation, litigation with guests, legal compliance, real estate taxes, HOA fees and insurance;

●	judicial and regulatory developments affecting landlord-guest relations that may affect or delay our ability to dispose of our properties, evict occupants or increase rental rates;

●	population, employment or homeownership trends in our markets; and

●	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms.

We have a history of operating losses, and we may not be able to generate sufficient revenue to achieve and sustain profitability.

We have not yet achieved profitability. We incurred net losses of approximately $3.19 million and $3,413 million for the years ended April 30, 2022 and 2021, respectively. As of April 30, 2022, we had an accumulated deficit of $3.19 million. While we have experienced some revenue growth over recent periods, we may not be able to sustain or increase our growth or achieve profitability in the future. We intend to continue to invest diligently in sales and marketing efforts. In addition, we expect to incur significant additional legal, accounting, and other expenses related to our being a public company as compared to when we were a private company. While our revenue has grown since our inception, if our revenue declines or fails to grow at a rate faster than these increases in our operating expenses, we will not be able to achieve and maintain profitability in future periods. As a result, we may continue to generate losses. We cannot assure you that we will achieve profitability in the future or that, if we do become profitable, we will be able to sustain profitability. Additionally, we may encounter unforeseen operating expenses, difficulties, complications, delays, and other unknown factors that may result in losses in future periods. If these losses exceed our expectations or our revenue growth expectations are not met in future periods, our financial performance will be harmed.

Our audited financial statements indicate that there is a substantial doubt about our ability to continue as a going concern.

Our audited financial statements as of and for the period ended April 30, 2022 were prepared on the assumption that we would continue as a going concern. Those financial statements and the accompanying opinion of our auditor expressed a substantial doubt about our ability to continue as a going concern. Those audited financial statements did not include any adjustments that might result from the outcome of this uncertainty. We will need additional capital for full commencement of our planned operations and we are subject to significant risks and uncertainties, including failing to secure funding to commence our planned operations or failing to profitably operate the business. We intend to raise funds through various potential sources, such as equity or debt financings; however, we can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, we may be required to significantly curtail or cease our operations, and our business would be jeopardized.

We have minimal operating capital and minimal revenue from operations.

We have minimal operating capital and for the foreseeable future will be dependent upon our ability to finance our operations from the sale of equity or other financing alternatives. There can be no assurance that we will be able to successfully raise operating capital. The failure to successfully raise operating capital, and the failure to attract qualified real estate companies and sufficient investor purchase commitments, could result in our bankruptcy or other event which would have a material adverse effect on us and our stockholders.

We are employing a business model with a limited track record, which makes our business difficult to evaluate.

Until recently, the short-term rental business consisted primarily of private and individual investors in local markets and was managed individually or by small, non-institutional owners and property managers. Our business strategy involves purchasing, renovating, maintaining and managing a large number of residential properties and renting them short-term to guests. Entry into this market by large, well-capitalized investors is a relatively recent trend, so few peer companies exist and none have yet established long-term track records that might assist us in predicting whether our business model and investment strategy can be implemented and sustained over an extended period of time. It may be difficult for you to evaluate our potential future performance without the benefit of established long-term track records from companies implementing a similar business model. We may encounter unanticipated problems as we continue to refine our business model, which may adversely affect our results of operations and ability to make distributions to our stockholders and cause our share price to decline significantly.

We may not be able to attract investors to invest in our portfolio properties.

The success of our business model is dependent upon our ability to attract investors to co-invest in the portfolio properties we have acquired and those we intend to acquire in the future. There is no assurance that we will be able to obtain investors to invest in our portfolio properties upon terms acceptable to us, if at all.

We may not be able to effectively manage our growth, and any failure to do so may have an adverse effect on our business and operating results.

Our future operating results may depend on our ability to effectively manage our potential growth, which is dependent, in part, upon our ability to:

●	stabilize and manage an increasing number of properties and guest relationships across a geographically dispersed portfolio while maintaining a high level of guest satisfaction, and building and enhancing our brand;

●	identify and supervise a number of suitable third parties on which we rely to provide certain services outside of property management to our properties;

●	attract, integrate and retain new management and operations personnel; and

●	continue to improve our operational and financial controls and reporting procedures and systems.

We can provide no assurance that we will be able to manage our properties or grow our business efficiently or effectively, or without incurring significant additional expenses. Any failure to do so may have an adverse effect on our business and operating results.

The acquisition of homes may be costly and unsuccessful, and, when acquiring portfolios of homes we may acquire some assets that we would not otherwise purchase.

Our business model involves acquiring homes through a variety of channels, renovating these homes to the extent necessary and leasing them to guests. When acquiring homes on an individual basis through foreclosure sales or other transactions, these acquisitions of homes may be costly and may be less efficient than acquisitions of portfolios of homes. Alternatively, portfolio acquisitions are more complex than single-home acquisitions, and we may not be able to implement this strategy successfully. The costs involved in locating and performing due diligence (when feasible) on portfolios of homes as well as negotiating and entering into transactions with potential portfolio sellers could be significant, and there is a risk that either the seller may withdraw from the entire transaction for failure to come to an agreement or the seller may not be willing to sell us the portfolio on terms that we view as favorable. In addition, a seller may require that a group of homes be purchased as a package even though we may not want to purchase certain individual assets in the portfolio.

If we acquire a portfolio of leased homes, to the extent the management and leasing of such homes has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate, and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we timely pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. If we conclude that certain assets purchased in bulk portfolios do not fit our Investment Criteria, we may decide to sell these assets, which could take an extended period of time and may not result in a sale at an attractive price.

Properties that are being sold through short sales or foreclosure sales are subject to risks of theft, mold, infestation, vandalism, deterioration or other damage that could require extensive renovation prior to renting and adversely impact operating results.

When a property is put into foreclosure due to a default by the owner on its mortgage obligations or the value of the property is substantially below the outstanding principal balance on the mortgage and the owner decides to seek a short sale, the owner may abandon the home or cease to maintain the home as rigorously as the owner normally would. Neglected and vacant properties are subject to increased risks of theft, mold, infestation, vandalism, general deterioration and other maintenance problems that may persist without appropriate attention and remediation. If we begin to purchase a large volume of properties in bulk sales and are not able to inspect them immediately before closing on the purchase, we may purchase properties that may be subject to these problems, which may result in maintenance and renovation costs and time frames that far exceed our estimates. These circumstances could substantially impair our ability to quickly renovate and lease such homes in a cost efficient manner or at all, which would adversely impact our operating results.

We are subject to certain risks associated with bulk portfolio acquisitions and dispositions.

We may acquire and dispose of properties we acquire or sell in bulk from or to other owners of single-family homes, banks and loan servicers. When we acquire a portfolio of properties we may not be permitted, or it may not be feasible for us, to perform on-site inspections of all or any of the properties in the portfolio (or, if applicable, underlying the loans in the portfolio) prior to our acquisition of the portfolio. Such inspection processes may fail to reveal major defects associated with such properties, which may cause the amount of time and cost required to renovate and/or maintain such properties to substantially exceed our estimates. Moreover, to the extent the management and short-term renting of such properties has not been consistent with our property management and leasing standards, we may be subject to a variety of risks, including risks relating to the condition of the properties, the credit quality and employment stability of the residents and compliance with applicable laws, among others. In addition, financial and other information provided to us regarding such portfolios during our due diligence may be inaccurate and we may not discover such inaccuracies until it is too late to seek remedies against such sellers. To the extent we pursue such remedies, we may not be able to successfully prevail against the seller in an action seeking damages for such inaccuracies. As a result, the value of any such properties could be lower than we anticipated at the time of acquisition, and/or such properties could require substantial and unanticipated renovations prior to their conversion into rental homes.

Our evaluation of homes involves a number of assumptions that may prove inaccurate, which could result in us paying too much for any such assets we acquire or overvaluing such assets or such assets failing to perform as we expect.

In determining whether particular homes meet our Investment Criteria, we make a number of assumptions, including, in the case of homes, assumptions related to estimated time of possession and estimated renovation costs and time frames, annual operating costs, market rental rates and potential rent amounts, time from purchase to leasing and resident default rates. These assumptions may prove inaccurate. As a result, we may pay too much for homes we acquire or overvalue such assets, or our homes may fail to perform as we expect. Adjustments to the assumptions we make in evaluating potential purchases may result in fewer homes qualifying under our Investment Criteria, including assumptions related to our ability to lease homes we have purchased. Reductions in the supply of homes that meet our Investment Criteria may adversely affect our ability to implement our investment strategy and operating results.

Furthermore, the homes that we will acquire may vary materially in terms of time to possession, renovation, quality and type of construction, location and hazards. Our success will depend on our ability to acquire homes that can be quickly possessed, renovated, repaired, upgraded and rented with minimal expense and maintained in rentable condition. Our ability to identify and acquire such homes is fundamental to our success. In addition, the recent market and regulatory environments relating to homes and residential mortgage loans have been changing rapidly, making future trends difficult to forecast. For example, an increasing number of homeowners now wait for an eviction notice or eviction proceedings to commence before vacating foreclosed premises, which significantly increases the time period between the acquisition of, and the leasing of, a home. Such changes affect the accuracy of our assumptions and, in turn, may adversely affect us.

A significant portion of our portfolio properties’ costs and expenses are fixed and we may not be able to adapt our cost structure to offset declines in our revenue.

Many of the expenses associated with our portfolio properties, such as real estate taxes, HOA fees, personal and property taxes, insurance, utilities, acquisition, renovation and maintenance costs, and other general corporate expenses are relatively inflexible and will not necessarily decrease with a reduction in revenues. Some components of our fixed assets will depreciate more rapidly and require ongoing capital expenditures. Our expenses and ongoing capital expenditures will also be affected by inflationary increases and certain of our cost increases may exceed the rate of inflation in any given period or market. By contrast, short-term rental income will be affected by many factors beyond our control, such as the availability of alternative short-term rental housing and economic conditions in our markets. In addition, state and local regulations may require the properties that we own, even if the cost of maintenance is greater than the value of the property or any potential benefit from renting the property, or pass regulations that limit our ability to increase short-term rental rates. As a result, we may not be able to fully offset rising costs and capital spending by increasing short-term rental rates, which could have a material adverse effect on our results of operations and cash available for distribution.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a property is highly subjective and may be subject to error. We value potential investments based on yields and risks, taking into account estimated future losses on the commercial real estate loans and the mortgaged property included in the securitization’s pools or select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

Increasing property taxes, HOA fees and insurance costs may negatively affect our financial results.

The cost of property taxes and insuring our properties is a significant component of our expenses. Our properties are subject to real and personal property taxes that may increase as tax rates change and as the real properties are assessed or reassessed by taxing authorities. As the owner of our properties, we are ultimately responsible for payment of the taxes to the applicable government authorities. If real property taxes increase, our expenses will increase. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale.

In addition, a significant portion of our properties may be located within HOAs and we are subject to HOA rules and regulations. HOAs have the power to increase monthly charges and make assessments for capital improvements and common area repairs and maintenance. Property taxes, HOA fees, and insurance premiums are subject to significant increases, which can be outside of our control. If the costs associated with property taxes, HOA fees and assessments or insurance rise significantly and we are unable to increase rental rates due to rent control laws or other regulations to offset such increases, our results of operations would be negatively affected.

We intend to utilize a significant amount of indebtedness in the operation of our business.

We intend to employ prudent leverage, to the extent available, to fund the acquisition of residential assets, refinancing existing debt and for other corporate and business purposes deemed advisable by us. In determining to use leverage, we assess a variety of factors, including without limitation the anticipated liquidity and price volatility of the assets in our investment portfolio, the cash flow generation capability of our assets, the availability of credit on favorable terms, any prepayment penalties and restrictions on refinancing, the credit quality of our assets and our outlook for borrowing costs relative to the unlevered yields on our assets. We may continue to employ portfolio financing and expect to utilize credit facilities or other bank or capital markets debt financing, if available. We may consider seller or in-place financing, if available, from sellers of portfolios of residential assets and potentially financing from government sponsored enterprises if attractive programs are available. We may also utilize other financing alternatives such as securitizations, depending upon market conditions, and other capital raising alternatives such as follow-on offerings of our common shares, preferred shares and hybrid equity, among others. We have no limitation under our organizational documents or any contract on the amount of funds that we may borrow for any single investment or that may be outstanding at any one time in the aggregate. We may significantly increase the amount of leverage we utilize at any time without approval of our board of trustees.

Incurring substantial debt could subject us to many risks that, if realized, would adversely affect us, including the risk that: (i) our cash flow from operations may be insufficient to make required payments of principal and interest on the debt, which is likely to result in acceleration of such debt; (ii) our debt may increase our vulnerability to adverse economic and industry conditions with no assurance that investment yields will increase with higher financing cost; (iii) we may be required to dedicate a portion of our cash flow from operations to payments on our debt, thereby reducing funds available for distributions to our stockholders, operations and capital expenditures, future acquisition opportunities, or other purposes; and, (iv) the terms of any refinancing may not be as favorable as the terms of the debt being refinanced.

If we do not have sufficient funds to repay our debt at maturity, it may be necessary to refinance the debt through additional debt financings or additional capital raising. If, at the time of any refinancing, prevailing interest rates or other factors result in higher interest rates on refinancing, increases in interest expense could adversely affect our cash flows, and, consequently, cash available for distribution to our stockholders. If we are unable to refinance our debt on acceptable terms, we may be forced to dispose of substantial numbers of homes on disadvantageous terms, potentially resulting in losses. To the extent we cannot meet any future debt service obligations, we will risk losing some or all of our homes that may be pledged to secure our obligations to foreclosure. Any unsecured debt agreements we enter into may contain specific cross-default provisions with respect to specified other indebtedness, giving the unsecured lenders the right to declare a default if we are in default under other loans in some circumstances. Defaults under our debt agreements could materially and adversely affect us and cause the value of our common shares to decline.

Our cash flows and operating results could be adversely affected by required payments of debt or related interest and other risks of our debt financing.

We are generally subject to risks associated with debt financing. These risks include: (1) our cash flow may not be sufficient to satisfy required payments of principal and interest; (2) we may not be able to refinance existing indebtedness or the terms of the refinancing may be less favorable to us than the terms of existing debt; (3) required debt payments are not reduced if the economic performance of any property declines; (4) debt service obligations could reduce funds available for distribution to our stockholders and funds available for capital investment; (5) any default on our indebtedness could result in acceleration of those obligations and possible loss of property to foreclosure; and (6) the risk that necessary capital expenditures cannot be financed on favorable terms. If a property is pledged to secure payment of indebtedness and we cannot make the applicable debt payments, we may have to surrender the property to the lender with a consequent loss of any prospective income and equity value from such property. Any of these risks could place strains on our cash flows, reduce our ability to grow and adversely affect our results of operations.

We may be unable to obtain financing through the debt and equity markets, which would have a material adverse effect on our growth strategy and our financial condition and results of operations.

We cannot assure you that we will be able to access the capital and credit markets to obtain additional debt or equity financing or that we will be able to obtain financing on terms favorable to us. Our inability to obtain financing could have negative effects on our business. Among other things, we could have great difficulty acquiring, re-developing or maintaining our properties, which would materially and adversely affect our business strategy and portfolio, and may result in our: (1) liquidity being adversely affected; (2) inability to repay or refinance our indebtedness on or before its maturity; (3) making higher interest and principal payments or selling some of our assets on terms unfavorable to us to service our indebtedness; or (4) issuing additional capital stock, which could further dilute the ownership of our existing stockholders.

Secured indebtedness exposes us to the possibility of foreclosure on our ownership interests in our short-term rental homes.

Incurring mortgage and other secured indebtedness increases our risk of loss of our ownership interests in our rental homes because defaults thereunder, and the inability to refinance such indebtedness, may result in foreclosure action initiated by lenders. For tax purposes, a foreclosure of any of our short-term rental homes would be treated as a sale of the home for a purchase price equal to the outstanding balance of the indebtedness secured by such rental home. If the outstanding balance of the indebtedness secured by such short-term rental homes exceeds our tax basis in the short-term rental home, we would recognize taxable income on foreclosure without receiving any cash proceeds.

Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition.

The financing arrangements that we have entered into contain (and those we may enter into in the future likely will contain) covenants affecting our ability to incur additional debt, make certain investments, reduce liquidity below certain levels, make distributions to our stockholders and otherwise affect our distribution and operating policies.

If we fail to meet or satisfy any of these covenants in our debt agreements, we will be in default under these agreements, which could result in a cross-default under other debt agreements, and our lenders could elect to declare outstanding amounts due and payable, terminate their commitments, require the posting of additional collateral and enforce their respective interests against existing collateral. Additionally, borrowing base requirements associated with our financing arrangements may prevent us from drawing upon our total maximum capacity under these financing arrangements if sufficient collateral, in accordance with our facility agreements, is not available. Further, debt agreements entered into in the future may contain specific cross-default provisions with respect to other specified indebtedness, giving the lenders the right to declare a default if we are in default under other loans in some circumstances. A default also could significantly limit our financing alternatives, which could cause us to curtail our investment activities and/or dispose of assets when we otherwise would not choose to do so. If we default on several of our debt agreements or any single significant debt agreement, we could be materially and adversely affected.

Aspects of our business are subject to privacy, data use and data security regulations, which may impact the way we use data to target customers.

Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our manufacturing capabilities to current, past or prospective customers. In many jurisdictions consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. The changing privacy laws in the U.S., Europe and elsewhere, including the General Data Protection Regulation (“GDPR”) in the European Union, which became effective May 25, 2018, and the California Consumer Privacy Act of 2018, which was enacted on June 28, 2018 and became effective on January 1, 2020, create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. . In addition, the California Consumer Privacy Act of 2018 (“CCPA”) took effect on January 1, 2020, which broadly defines personal information, gives California residents expanded privacy rights and protections, and provides for civil penalties for certain violations. Furthermore, in November 2020, California voters passed the California Privacy Rights and Enforcement Act of 2020 (“CPRA”), which amends and expands CCPA with additional data privacy compliance requirements and establishes a regulatory agency dedicated to enforcing those requirements. Additional countries and states, including Nevada, Virginia, Colorado, Utah, and Connecticut, have also passed comprehensive privacy laws with additional obligations and requirements on businesses. These laws and regulations are increasing in severity, complexity and number, change frequently, and increasingly conflict among the various jurisdictions in which we operate, which has resulted in greater compliance risk and cost for us. In addition, we are also subject to the possibility of security breaches and other incidents, which themselves may result in a violation of these laws. The impact of these continuously evolving laws and regulations could have a material adverse effect on the way we use data to digitally market and pursue our customers.

Global economic, political and market conditions and economic uncertainty caused by the recent outbreak of coronavirus (COVID-19) may adversely affect our business, results of operations and financial condition.

The current worldwide volatility of financial markets, domestic inflationary pressures, various social and political tensions in the United States and around the world, and public health crises, such as the one caused by COVID-19, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic uncertainties or deterioration in the United States and worldwide. Economic uncertainty can have a negative impact on our business through changing spreads, structures and purchase multiples, as well as the overall supply of investment capital. Since 2010, several European Union, or EU, countries, including Greece, Ireland, Italy, Spain, and Portugal, have faced budget issues, some of which may have negative long-term effects for the economies of those countries and other EU countries. Further, there is continued concern about national-level support for the Euro and the accompanying coordination of fiscal and wage policy among European Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. Finally, public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, COVID-19, are expected to increase as international travel continues to rise and could adversely impact our business by interrupting business, supply chains and transactional activities, disrupting travel, and negatively impacting local, national or global economies. We do not know how long the financial markets will continue to be affected by these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.

The ongoing COVID-19 pandemic and measures intended to prevent its spread could have a material adverse effect on our business, results of operations, cash flows and financial condition.

The COVID-19 pandemic has caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. We cannot assure you that conditions in the bank lending, capital and other financial markets will not continue to deteriorate as a result of the pandemic, or that our access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings. In addition, the deterioration of global economic conditions as a result of the pandemic may ultimately decrease occupancy levels and pricing across our portfolio and may cause one or more of our tenants to be unable to meet their rent obligations to us in full, or at all, or to otherwise seek modifications of such obligations. In addition, governmental authorities may enact laws that will prevent us from taking action against tenants who do not pay rent.

The extent of the COVID-19 pandemic’s effect on our operational and financial performance will depend on future developments, including the duration, spread and intensity of the outbreak, all of which are uncertain and difficult to predict. Due to the speed with which the situation is developing, we are not able at this time to estimate the effect of these factors on our business, but the adverse impact on our business, results of operations, financial condition and cash flows could be material.

Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i) directly, (ii) through wholly-owned subsidiaries, (iii) through majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through minority-owned joint venture subsidiaries.

In connection with the Section 3(a)(1)(C) analysis, the determination of whether an entity is a majority-owned subsidiary of our Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company that is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the manager (in a manager-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as “Controlled Subsidiaries”), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by Section 3(c)(5)(C) under the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act is designed for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate”. This exclusion generally requires that at least 55% of the entity’s assets on an unconsolidated basis consist of qualifying real estate interests and at least 80% of the entity’s assets consist of qualifying real estate interests or real estate-related assets. These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate interests or real estate-related assets, we rely on no-action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate interests or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our subsidiaries will be able to maintain their exclusion from registration. Any of the foregoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our common shares, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us.

Our board of directors may change significant corporate policies without stockholder approval.

Our investment, financing, borrowing and dividend policies and our policies with respect to all other activities, including growth, debt, capitalization and operations, will be determined by our board of directors. These policies may be amended or revised at any time and from time to time at the discretion of our board of directors without a vote of our stockholders. In addition, our board of directors may change our policies with respect to conflicts of interest provided that such changes are consistent with applicable legal requirements.

The rights of our stockholders to take action against our directors and officers are limited.

Our Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), which will become effective upon effectiveness of this Registration Statement, provides for indemnification of our directors and officers to the fullest extent authorized or permitted under Delaware law, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Our Second Amended and Restated Bylaws (the “Bylaws”) will obligate us to indemnify each of our directors or officers who is or is threatened to be made a party to or witness in a proceeding by reason of his or her service in those or certain other capacities, to the maximum extent permitted by Delaware law, from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her status as a present or former director or officer of us or serving in such other capacities. In addition, we may be obligated to reimburse the expenses reasonably incurred by our present and former directors and officers in connection with such proceedings. As a result, we and our stockholders may have more limited rights to recover money damages from our directors and officers than might otherwise exist absent these provisions in our Bylaws or that might exist with other companies, which could limit your recourse in the event of actions that are not in our best interests.

Our technology that is currently being developed may not yield expected results or be delivered on time.

We could face delays, bugs, or crashes during and after the development process of any of our technologies that could cause adverse results on our timelines and ability to perform. We rely on our technology for our business model and scalability. Should the technology not yield the expected results, we may not be able to achieve scalability on the time-line or at all that we have forecasted. We rely on the ability of our employees to develop our technologies to achieve desired results.

We may incur significant transaction and acquisition-related costs in connection with company acquisitions and such expenditures may create significant liquidity and cash flow risks for us.

We could incur significant, nonrecurring, and recurring costs associated with potential related company acquisition(s), including costs associated with the continued integration of the businesses. In addition, we may continue to incur additional significant, nonrecurring costs in connection with completing a Private Placement. While we have assumed that this level of expense will be incurred, there are factors beyond our control that could affect the total amount, including other integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent any acquisition and integration expenses are higher than anticipated and we do not have sufficient cash, including the additional capital raised in any exempt or private placement offering, then we may experience liquidity or cash flow issues.

Failing to successfully execute and integrate acquisitions could materially adversely affect our business, results of operations, and financial condition.

We have acquired Roost Enterprises, Inc. (d/b/a Rhove) recently, and may acquire more business, as we continue to evaluate potential acquisitions. We may expend significant cash or incur substantial debt to finance such acquisitions, which indebtedness could result in restrictions on our business and significant use of available cash to make payments of interest and principal. In addition, we may finance acquisitions by issuing equity or convertible debt securities, which could result in further dilution to our existing stockholders. We may enter into negotiations for acquisitions that are not ultimately consummated. Those negotiations could result in diversion of management time and significant out-of-pocket costs. If we fail to evaluate and execute acquisitions successfully, our business, results of operations, and financial condition could be materially adversely affected.

In addition, we may not be successful in integrating acquisitions or the businesses we acquire may not perform as well as we expect. Any future failure to manage and successfully integrate acquired businesses could materially adversely affect our business, results of operations, and financial condition. Acquisitions involve numerous risks, including the following:

●	difficulties in integrating and managing the combined operations, technology platforms and realizing the anticipated economic, operational, and other benefits in a timely manner, which could result in substantial costs and delays, and failure to execute on the intended strategy and synergies;

●	failure of the acquired businesses to achieve anticipated revenue, earnings, or cash flow;

●	diversion of management’s attention or other resources from our existing business;

●	our inability to maintain the key customers, business relationships, suppliers, and brand potential of acquired businesses;

●	uncertainty of entry into businesses or geographies in which we have limited or no prior experience or in which competitors have stronger positions;

●	unanticipated costs associated with pursuing acquisitions or greater than expected costs in integrating the acquired businesses;

●	responsibility for the liabilities of acquired businesses, including those that were not disclosed to us or exceed our estimates, such as liabilities arising out of the failure to maintain effective data protection and privacy controls, and liabilities arising out of the failure to comply with applicable laws and regulations, including tax laws;

●	difficulties in or costs associated with assigning or transferring to us or our subsidiaries the acquired companies’ intellectual property or its licenses to third-party intellectual property;

●	inability to maintain our culture and values, ethical standards, controls, procedures, and policies;

●	challenges in integrating the workforce of acquired companies and the potential loss of key employees of the acquired companies;

●	challenges in integrating and auditing the financial statements of acquired companies that have not historically prepared financial statements in accordance with GAAP; and

●	potential accounting charges to the extent goodwill and intangible assets recorded in connection with an acquisition, such as trademarks, customer relationships, or intellectual property, are later determined to be impaired and written down in value.

We depend on our executive officers and dedicated personnel and the departure of any of our key personnel could materially and adversely affect us. We face intense competition for the employment of highly skilled managerial, investment, financial and operational personnel.

Our success is largely dependent on the efforts and abilities of our senior executive group and other key personnel. The loss of the services of one or more of our executive officers or personnel could adversely impact our financial and operational performance and our ability to execute our strategies.

In addition, our future success depends on our ability to attract, train, manage and retain qualified personnel. Competition for highly skilled managerial, investment, financial and operational personnel is intense. As additional large real estate investors enter into and expand their scale within the short-term rental business, we will face increased challenges in hiring and retaining personnel, and we cannot assure our stockholders that we will be successful in attracting and retaining such skilled personnel. If we are unable to hire and retain qualified personnel as required, our growth and operating results could be adversely affected.

Our ability to meet our labor needs while controlling our labor costs is subject to numerous external factors, including unemployment levels, prevailing wage rates, changing demographics and changes in employment legislation. If we are unable to retain qualified personnel or our labor costs increase significantly, our business operations and our financial performance could be adversely impacted.

Our dependence upon our business partners and their key personnel whose continued service is not guaranteed.

Our business operations are dependent upon our relationships with key business partners, including vendors, suppliers, service providers, and other strategic partners. The loss of one or more of these key business partners, or a significant change in the terms of our relationship with them, could disrupt our business operations and negatively impact our financial performance. Furthermore, the success of our partnerships depends on the continued service and expertise of key personnel at these companies, and we cannot guarantee that these individuals will remain with their respective companies or continue to provide the same level of service or expertise to us. If these individuals leave or are unable to continue providing their services, our ability to maintain and grow our business relationships could be negatively impacted, which could harm our financial results.

Our dependence upon third parties for key services may have an adverse effect on our operating results or reputation if the third parties fail to perform.

Though we are internally managed, we use third-party vendors and service providers to provide certain services for our properties or subcontract for such services. For example, we typically engage third-party home improvement professionals with respect to certain maintenance and specialty services, such as HVAC, roofing, painting and floor installations.

Selecting, managing and supervising these third-party service providers requires significant resources and expertise, and because our portfolio consists of geographically dispersed properties, our ability to adequately select, manage and supervise such third parties may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated. We generally do not have exclusive, direct or long-term contractual relationships with the third-party providers performing the ultimate services, and we can provide no assurance that we will have uninterrupted or unlimited access to their services. If we do not select, manage and supervise appropriate third parties to provide these services, our reputation and financial results may suffer. Notwithstanding our efforts to implement and enforce strong policies and practices regarding service providers, we may not successfully detect and prevent fraud, misconduct, incompetence or theft by our third-party service providers, including our general contractors. In addition, any removal or termination of third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. Poor performance by such third-party service providers will reflect poorly on us and could significantly damage our reputation among desirable residents. In the event of fraud or misconduct by a third party, we could also be exposed to material liability and be held responsible for damages, fines or penalties and our reputation may suffer. In the event of failure by our general contractors to pay their subcontractors, our properties may be subject to filings of mechanics or materialmen's liens, which we may need to resolve to remain in compliance with certain debt covenants, and for which indemnification from the general contractors may not be available.

The implementation of artificial intelligence (“AI”) into our technologies may prove to be more difficult than anticipated.

Our business relies on the use of AI to improve our product development and business operations, including through the usage of our reAlpha Score. However, the implementation of AI poses certain risks that need to be carefully considered. The use of AI can potentially lead to unintended consequences, ethical concerns, and data privacy issues. Additionally, reliance on AI can lead to a lack of human oversight and control, which can have negative implications for our organization.

The inability to protect our intellectual property rights could harm our reputation, damage our business or interfere with our competitive position.

Our intellectual property is valuable and provides us with certain competitive advantages. Copyrights, patents, trademarks, service marks, trade secrets, technology licensing agreements, nondisclosure agreements and contracts are used to protect these proprietary rights. Despite these precautions, it may be possible for third parties to copy aspects of our products or, without authorization, to obtain and use information that we regard as trade secrets. Our pending patents may be denied, and our patents may be circumvented by our competitors. In addition, the laws of some foreign countries do not protect our proprietary rights as fully as do the laws of the United States. There can be no assurance that our means of protecting our proprietary rights in the United States or abroad will be adequate or that competing companies will not independently develop similar technologies. Our failure to adequately protect our proprietary rights could have a material adverse effect on our competitive position and our business.

Risks Related to the Real Estate Industry

Our operating results are subject to general economic conditions and risks associated with the subsidiary’s real estate assets.

Our operating results are subject to risks generally incident to the ownership and rental of residential real estate, many of which are beyond our control, including, without limitation:

●	changes in global, national, regional or local economic, demographic or real estate market conditions;

●	Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile

●	changes in job markets and employment levels on a national, regional and local basis;

●	declines in the value of residential real estate;

●	overall conditions in the housing market, including:

●	macroeconomic shifts in demand for rental homes;

●	inability to lease or re-lease short-term rent homes to guests on a timely basis, on attractive terms, or at all;

●	failure of guests to pay rent when due or otherwise perform their short-term rental obligations;

●	unanticipated repairs, capital expenditures, weather events and possible damages from them, or other costs;

●	uninsured damages;

●	increases in property taxes, homeowners’ association (HOA) fees and insurance costs;

●	level of competition for suitable short-term rental homes;

●	terms and conditions of purchase contracts;

●	costs and time period required to convert acquisitions to short-term rental homes;

●	changes in interest rates and availability of financing that may render the acquisition of any homes difficult or unattractive;

●	the illiquidity of real estate investments, generally;

●	the short-term nature of most or all guest stays and the costs and potential delays in re-renting;

●	changes in laws, including those that increase operating expenses or limit our ability to increase short-term rental rates;

●	the impact of potential reforms relating to government-sponsored enterprises involved in the home finance and mortgage markets;

●	rules, regulations and/or policy initiatives by government and private actors, including HOAs, to discourage or deter the purchase of single-family properties by entities owned or controlled by institutional investors;

●	disputes and potential negative publicity in connection with guest stays;

●	costs resulting from the clean-up of, and liability to third parties for damages resulting from, environmental problems, such as indoor mold;

●	casualty or condemnation losses;

●	the geographic mix of our properties;

●	the cost, quality and condition of the properties we are able to acquire; and

●	our ability to provide adequate management, maintenance and insurance.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

Inflation can adversely affect us by increasing costs of property, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for our homes. In an inflationary environment, depending on the homebuilding industry and other economic conditions, we may be precluded from raising home prices enough to keep up with the rate of inflation, which would reduce our profit margins. Although the rate of inflation has been low for the last several years, there has recently been increases in the prices of labor and materials above the general inflation rate.

Our investments are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry, thus, exposing us to risk concentrations, which, in turn, exposes us to risk caused by seasonal fluctuations in short-term rental demand and downturns in certain markets or in the single-family properties sector.

Our investments in real estate assets are and will continue to be concentrated in certain markets and in the single-family properties sector of the real estate industry. This makes our investments exposed to concentrations of risk as a result. For example, a downturn or slowdown in the short-term rental demand for single-family housing caused by adverse economic, regulatory or environmental conditions, or other events, in our markets may have a greater impact on the value of our properties or our operating results than if we had more fully diversified our investments. Likewise, there are seasonal fluctuations in short-term rental demand. The aforementioned risk concentrations expose us to greater fluctuation risk in our operating results, which, in turn, can affect our actual results and ability to achieve our business plan.

In addition to general, regional, national and international economic conditions, our operating performance will be impacted by the economic conditions in our markets. We base a substantial part of our business plan on our belief that property values and operating fundamentals for single-family properties in our markets will continue to increase. However, these markets have experienced substantial economic downturns in the past and could experience similar or worse economic downturns in the future. We can provide no assurance as to the extent property values and operating fundamentals in these markets will increase if at all. If economic downturn in these markets return or if we fail to accurately predict the timing of the economic performance of these markets, the value of our properties could decline and our ability to execute our business plan may be adversely affected to a greater extent than if we owned a real estate portfolio that was more geographically diversified, which could adversely affect our financial condition, operating results and our ability to make distributions to our stockholders and cause the value of our common shares to decline.

If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to market, operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation or as a result of the lack of adequate, accurate or timely information. If our risk management efforts are ineffective, we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns. In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.

Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity, if any, will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our investments will be illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions, the availability of financing, interest rates and other factors, including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further, before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such improvements. Moreover, the senior mortgage loans, subordinated loans, mezzanine loans and other loans and investments we may originate or purchase will be particularly illiquid investments due to their short life and the greater difficulty of recoupment in the event of a borrower’s default. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

We may not be able to effectively control the timing and costs arising from renovation of our properties, and the cost of maintaining rental properties is generally higher than the cost of maintaining owner-occupied homes, which may adversely affect our operating results and ability to make distributions to our stockholders.

Our properties often require some level of renovation either immediately upon their acquisition or in the future. While our focus is on rent-ready homes, we may acquire properties that we plan to extensively renovate. We may also acquire properties that we expect to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. In addition, from time to time, we may perform ongoing maintenance or make ongoing capital improvements and replacements and perform significant renovations and repairs that insurance may not cover. Because our portfolio may consist of geographically dispersed properties, our ability to adequately monitor or manage any such renovations or maintenance may be more limited or subject to greater inefficiencies than if our properties were more geographically concentrated.

Our properties may have infrastructure and appliances of varying ages and conditions. Consequently, we will retain independent contractors and trade professionals to perform physical repair work and are exposed to all of the risks inherent in property renovation and maintenance, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the timing of receiving necessary work permits, supply-chain challenges for material required to complete work timely and cost effectively, and poor workmanship. If our assumptions regarding the costs or timing of renovation and maintenance across our properties prove to be materially inaccurate, our operating results and ability to make distributions to our stockholders may be adversely affected.

Further, renters impose additional risks to owning real property. Renters do not have the same interest as an owner in maintaining a property and its contents and generally do not participate in any appreciation of the property. Accordingly, renters may damage a property and its contents, and may not be forthright in reporting damages or amenable to repairing them completely or at all. A rental property may need repairs and/or improvements after each resident vacates the premises, the costs of which may exceed any security deposit provided to us by the resident when the rental property was originally leased. Accordingly, the cost of maintaining rental properties can be higher than the cost of maintaining owner-occupied homes, which will affect our costs of operations and may adversely impact our ability to make distributions to our stockholders.

Our leases are relatively short-term in nature, typically a few days or weeks, which exposes us to the risk that we may have to re-lease our properties frequently and we may be unable to do so on attractive terms, on a timely basis or at all.

Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rental rates more quickly than if our leases were for longer terms. Short-term leases may result in high turnover, which involves costs such as restoring the properties, marketing costs and lower occupancy levels. Our resident turnover rate and related cost estimates may be less accurate than if we had more operating data upon which to base such estimates. In addition, to the extent that a potential resident is represented by a leasing agent, we may need to pay all or a portion of any related agent commissions, which will reduce the revenue from a particular rental home. Alternatively, to the extent that a lease term exceeds one year, we may miss out on the ability to raise rents in an appreciating market and be locked into a lower rent until such lease expires. If the rental rates for our properties decrease or our residents do not renew their leases, our operating results and ability to make distributions to our stockholders could be adversely affected.

We face significant competition in the short-term rental market for guests, which may limit our ability to short-term rent our properties on favorable terms.

We believe that our competitors include:

●	Here.co, Arrived Homes, Pacaso, Invitation Homes, real estate developers with short-term rentals, and mom-and-pop hosts; and

●	Hotel chains, such as Marriott, Hilton, Accor, Wyndham, InterContinental, and Huazhu, as well as boutique hotel chains and independent hotels.

We depend on short-term rental income from guests to cover our operating costs. As a result, our success depends in large part upon our ability to attract guests for our properties. We face competition for guests from other lessors of single-family properties, apartment buildings and condominium units. Competing properties may be newer, better located and more attractive to residents. Potential competitors may have lower rates of occupancy than we do or may have superior access to capital and other resources, which may result in competing owners more easily locating residents and leasing available housing at lower rental rates than we might offer at our homes. Many of these competitors may successfully attract residents with better incentives and amenities, which could adversely affect our ability to obtain quality residents and lease our single-family properties on favorable terms. This competition may affect our ability to attract and retain guests and may reduce the short-term rental rates we are able to charge.

In addition, we could also be adversely affected by high vacancy rates of short-term rentals in our markets, which could result in an excess supply of short-term rental homes and reduce occupancy and rental rates. Continuing development of apartment buildings and condominium units in many of our markets will increase the supply of housing and exacerbate competition for residents.

No assurance can be given that we will be able to attract guests. If we are unable to short-term rent our homes to suitable guests, we would be adversely affected and the value of our common stock could decline.

We may acquire alternative property types that may have less appreciation and could be more difficult to dispose of.

While our acquisition strategy focuses on rent-ready single-family homes, we may in the future acquire multifamily vacation rentals, experimental homes, experiential homes, or other vacation rental viable properties. These homes may add liquidity risk and could be harder to sell at optimal prices with proper timing.

We intend to continue to acquire properties, from time to time, consistent with our investment strategy even if the short-term rental and housing markets are not as favorable as they have been in the recent past, which could adversely impact anticipated yields.

We intend to continue to acquire properties, from time to time, consistent with our investment strategy, even if the rental and housing markets are not as favorable as they have been in the recent past. Future acquisitions of properties may be more costly than those we have acquired previously. The following factors, among others, may make acquisitions more expensive:

●	improvements in the overall economy and employment levels;

●	changes in the economy affecting demand or supply of real estate properties in our markets;

●	changes in the economy affecting the money supply and interest rates in our markets;

●	changes in the economy affecting the availability of credit in our markets;

●	greater availability of consumer credit;

●	improvements in the pricing and terms of mortgages;

●	the emergence of increased competition for single-family properties from private investors and entities with similar investment objectives to ours; and

●	tax or other government incentives that encourage homeownership.

We plan to continue acquiring properties as long as we believe such properties offer an attractive total return opportunity. Accordingly, future acquisitions may have lower yield characteristics than recent past and present opportunities and, if such future acquisitions are funded through equity issuances, the yield and distributable cash per share will be reduced, and the value of our common stock may decline.

Competition in identifying and acquiring our properties could adversely affect our ability to implement our business and growth strategies, which could materially and adversely affect us.

In acquiring our properties, we compete with a variety of institutional investors, including REITs, specialty finance companies, public and private funds, savings and loan associations, banks, mortgage bankers, insurance companies, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. We also compete with individual private home buyers and small-scale investors. Certain of our competitors may be larger in certain of our markets and may have greater financial or other resources than we do. Some competitors may have a lower cost of funds and access to funding sources that may not be available to us. In addition, any potential competitor may have higher risk tolerances or different risk, which could allow them to consider a wider variety of investments. Competition may result in fewer investments, higher prices, a broadly dispersed portfolio of properties that does not lend itself to efficiencies of concentration, acceptance of greater risk, lower yields and a narrower spread of yields over our financing costs. In addition, competition for desirable investments could delay the investment of our capital, which could adversely affect our results of operations and cash flows. As a result, there can be no assurance that we will be able to identify and finance investments that are consistent with our investment objectives or to achieve positive investment results, and our failure to accomplish any of the foregoing could have a material adverse effect on us and cause the value of our common stock to decline.

Compliance with governmental laws, regulations and covenants that are applicable to our properties or that may be passed in the future, including permit, license and zoning requirements, may adversely affect our ability to make future acquisitions or renovations, result in significant costs or delays, and adversely affect our growth strategy.

Short-term rental homes are subject to various covenants and local laws and regulatory requirements, including permitting, licensing and zoning requirements. Local regulations, including municipal or local ordinances, restrictions and restrictive covenants imposed by community developers may restrict our use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to our properties, including prior to acquiring any of our properties or when undertaking renovations of any of our existing properties. Among other things, these restrictions may relate to fire and safety, seismic, asbestos-cleanup or hazardous material abatement requirements. Additionally, such local regulations may cause us to incur additional costs to renovate or maintain our properties in accordance with the particular rules and regulations. We cannot assure you that existing regulatory policies will not adversely affect our ability to achieve results in terms of adherence to our forecasted plans and achieved in service rental properties on our projected timeline. Likewise, regulatory policies may adversely affect the timing or cost of our future acquisitions or renovations Additional regulations may be adopted that will increase delays or result in additional costs. Our business and growth strategies may be materially and adversely affected by our ability to obtain permits, licenses and approvals. Our failure to obtain such permits, licenses and approvals could have a material adverse effect on us and cause the value of our common stock to decline.

We may become a target of legal demands, litigation (including class actions), and negative publicity by tenant and consumer rights organizations, which could directly limit and constrain our operations and may result in significant litigation expenses and reputational harm.

Numerous tenant rights and consumer rights organizations exist throughout the country and operate in our markets. We may attract attention from some of these organizations and become a target of legal demands, litigation, and negative publicity. Many consumer organizations have become more active and better funded in connection with mortgage foreclosure-related issues and with the increased market for homes arising from displaced homeownership. Some of these organizations may shift their litigation, lobbying, fundraising, and grassroots organizing activities to focus on landlord-resident issues. While we intend to conduct our business lawfully and in compliance with applicable landlord-tenant and consumer laws, such organizations might work in conjunction with trial and pro bono lawyers in one or multiple states to attempt to bring claims against us on a class action basis for damages or injunctive relief and to seek to publicize our activities in a negative light. We cannot anticipate what form such legal actions might take or what remedies they may seek.

Additionally, such organizations may lobby local county and municipal attorneys or state attorneys general to pursue enforcement or litigation against us, may lobby state and local legislatures to pass new laws and regulations to constrain or limit our business operations, adversely impact our business, or may generate negative publicity for our business and harm our reputation. If they are successful in any such endeavors, they could directly limit and constrain our operations and may impose on us significant litigation expenses, including settlements to avoid continued litigation or judgments for damages or injunctions.

Our business is subject to laws and regulations regarding privacy, data protection, consumer protection, and other matters. Many of these laws and regulations are subject to change and uncertain interpretation, and could result in claims, changes to our business practices, monetary penalties, or otherwise harm to our business.

We are subject to a variety of laws and regulations that involve matters such as: privacy; data protection; personal information; rights of publicity; content; marketing; distribution; data security; data retention and deletion; electronic contracts and other communications; consumer protection; and online payment services. These laws and regulations are constantly evolving and can be subject to significant change. As a result, the application, interpretation, and enforcement of these laws and regulations are often uncertain and may be interpreted and applied inconsistently. Additionally, as we depend on third parties for key services, we rely on such third-party service providers’ compliance with laws and regulations regarding privacy, data protection, consumer protection, and other matters relating to our customers.

There are a number of legislative proposals at both the federal and state level, as well as other jurisdictions that could impose new obligations in areas affecting our business. We are subject to numerous, complex, and frequently changing laws, regulations, and contractual obligations designed to protect personal information. Various federal and state privacy and data security laws and regulatory standards create data privacy rights for users, including more ability to control how their data is shared with third parties. These laws and regulations, as well as any associated inquiries or investigations or any other government actions, may be costly to comply with, result in negative publicity, require significant management time and attention, and subject us to remedies that may harm our business, including fines or demands or orders that we modify or cease existing business practices.

We may not successfully detect and prevent fraud, misconduct, incompetence or theft by our third-party service providers. In addition, any removal or termination of third-party service providers would require us to seek new vendors or providers, which would create delays and adversely affect our operations. Poor performance by such third-party service providers will reflect poorly on us and could significantly damage our reputation among guests. In the event of fraud or misconduct by a third party, we could also be exposed to material liability and be held responsible for damages, fines or penalties and our reputation may suffer.

We may from time to time in the future acquire some of our homes through the auction process, which could subject us to significant risks that could adversely affect us.

We may from time to time in the future acquire some of our homes through the auction process, including auctions of homes that have been foreclosed upon by third party lenders. Such auctions may occur simultaneously in a number of markets, including monthly auctions on the same day of the month in certain markets. As a result, we may only be able to visually inspect properties from the street and will purchase these homes without a contingency period and in “as is” condition with the risk that unknown defects in the property may exist. Upon acquiring a new home, we may have to evict residents who are in unlawful possession before we can secure possession and control of the home. The holdover occupants may be the former owners or residents of a property, or they may be squatters or others who are illegally in possession. Securing control and possession from these occupants can be both costly and time-consuming or generate negative publicity for our business and harm our reputation. For any assets acquired not currently operating as rent-ready properties, an amount up to 6 months of recurring operating expenses will be set aside as reserves. This reserve amount is in addition to any proposed, budgeted and/or actual expenses incurred related to the renovation of a property.

Title defects could lead to material losses on our investments in our properties.

Our title to a property may be challenged for a variety of reasons, and in such instances title insurance may not prove adequate. We may, from time to time, in the future, acquire a number of our properties on an “as is” basis, at auctions or otherwise. When acquiring properties on an “as is” basis, title commitments are often not available prior to purchase and title reports or title information may not reflect all senior liens, which may increase the possibility of acquiring houses outside predetermined acquisition and price parameters, purchasing residences with title defects and deed restrictions, HOA restrictions on short-term renting, or purchasing the wrong residence without the benefit of title insurance prior to closing. This could lead to a material if not complete loss on our investment in such properties.

For properties we acquire at auction, we similarly do not obtain title insurance prior to purchase, and we are not able to perform the type of title review that is customary in acquisitions of real property. As a result, our knowledge of potential title issues will be limited, and no title insurance protection will be in place. This lack of title knowledge and insurance protection may result in third parties having claims against our title to such properties that may materially and adversely affect the values of the properties or call into question the validity of our title to such properties. Without title insurance, we are fully exposed to, and would have to defend ourselves against, such claims. Further, if any such claims are superior to our title to the property we acquired, we risk loss of the property purchased.

Increased scrutiny of title matters could lead to legal challenges with respect to the validity of the sale. In the absence of title insurance, the sale may be rescinded and we may be unable to recover our purchase price, resulting in a complete loss. Title insurance obtained subsequent to purchase offers little protection against discoverable defects because they are typically excluded from such policies. In addition, any title insurance on a property, even if acquired, may not cover all defects or the significant legal costs associated with obtaining clear title.

Any of these risks could adversely affect our operating results, cash flows, and ability to make distributions to our stockholders.

Our lack of a long operating history could adversely impact us.

As a start-up business, we do not have a long operating history. Accordingly, we face challenges that companies with a long track record do not. Start-ups are considered to carry a “higher risk profile.” For instance, it is more difficult for us to bind coverage with insurance carriers, achieve better rates from service providers or lenders, attract talent, and in times of high interest rates and mounting inflation, to obtain new capital, maintain high credit rating, and utilize leverage. Each and all of these factors combined hinder our ability to achieve our goals.

Contingent or unknown liabilities could adversely affect our financial condition, cash flows and operating results.

Assets and entities that we have acquired or may acquire in the future may be subject to unknown or contingent liabilities for which we may have limited or no recourse against the sellers. Unknown or contingent liabilities might include liabilities for or with respect to liens attached to properties, unpaid real estate tax, utilities, or HOA charges for which a subsequent owner remains liable, clean-up or remediation of environmental conditions or code violations, claims of customers, vendors, or other persons dealing with the acquired entities, and tax liabilities. Purchases of single-family properties acquired at auction, in short sales, from lenders, or in portfolio purchases typically involve few or no representations or warranties with respect to the properties and may allow us limited or no recourse against the sellers. Such properties also often have unpaid tax, utility, and HOA liabilities for which we may be obligated but fail to anticipate. As a result, the total amount of costs and expenses that we may incur with respect to liabilities associated with acquired properties and entities may exceed our expectations, which may adversely affect our operating results and financial condition. In that regard, for any assets acquired not currently operating as rent-ready properties, an amount up to 6 months of recurring operating expenses will be set aside as reserves. This reserve amount is in addition to any proposed, budgeted and/or actual expenses incurred related to the renovation of a property. Additionally, such properties may be subject to covenants, conditions, or restrictions that restrict the use or ownership of such properties, including prohibitions on short-term renting. We may not discover such restrictions during the acquisition process and such restrictions may adversely affect our ability to operate such properties as we intend.

Environmentally hazardous conditions may adversely affect us.

Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Even if more than one person may have been responsible for the contamination, each person covered by applicable environmental laws may be held responsible for all of the clean-up costs incurred. In addition, third parties may sue the owner or operator of a site for damages based on personal injury, natural resources or property damage or other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of hazardous or toxic substances on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination or otherwise adversely affect our ability to sell or short-term rent the property or borrow using the property as collateral. Environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated. A property owner who violates environmental laws may be subject to sanctions which may be enforced by governmental agencies or, in certain circumstances, private parties. In connection with the acquisition and ownership of our properties, we may be exposed to such costs. The cost of defending against environmental claims, of compliance with environmental regulatory requirements or of remediating any contaminated property could materially and adversely affect us.

Compliance with new or more stringent environmental laws or regulations or stricter interpretation of existing laws may require material expenditures by us. We may be subject to environmental laws or regulations relating to our properties, such as those concerning lead-based paint, mold, asbestos, and proximity to power lines or other issues. We cannot assure you that future laws, ordinances or regulations will not impose any material environmental liability or that the current environmental condition of our properties will not be affected by the activities of residents, existing conditions of the land, operations in the vicinity of the properties or the activities of unrelated third parties. In addition, we may be required to comply with various local, state and federal fire, health, life-safety and similar regulations. Failure to comply with applicable laws and regulations could result in fines and/or damages, suspension of personnel, civil liability or other sanctions.

If we fail to attract guests, or if we fail to provide high-quality stays and experiences, our business, results of operations, and financial condition would be materially adversely affected.

Our business depends on our ability to maintain our properties and engage in practices that encourage guests to book those properties, including increasing the number of nights that are available to book, providing timely responses to inquiries from guests, offering a variety of desirable and differentiated listings at competitive prices that meet the expectations of guests, and offering hospitality, services, and experiences that satisfy guests and which prospective guests view as valuable. If we do not establish or maintain a sufficient number of listings and availability for listings, or if the number of nights booked declines for a particular period, or the prices we are able to charge declines, our revenue would decline and our business, results of operations, and financial condition would be materially adversely affected.

Additional reasons for our financial performance may be affected by economic, social, and political factors; perceptions of trust and safety in our properties; negative experiences with guests, including guests who damage our property, throw unauthorized parties, or engage in violent and unlawful acts; and our decision to remove guests for not adhering to our guest standards or other factors we deem detrimental to our community. Our business, results of operations, and financial condition could be materially adversely affected if our guests are unable to return to normal travel in the near to immediate term.

If we fail to retain guests or add new guests, our business, results of operations, and financial condition would be materially adversely affected.

Our success depends significantly on existing guests continuing to book and attracting new guests to book our properties. Our ability to attract and retain guests could be materially adversely affected by a number of factors discussed elsewhere in these “Risk Factors,” including:

●	events beyond our control, such as the COVID-19 pandemic, other pandemics and health concerns, increased or continuing restrictions on travel, immigration, trade disputes, economic downturns, and the impact of climate change on travel, including fires, floods, severe weather and other natural disasters, and the impact of climate change on seasonal destinations;

●	failing to meet guests’ expectations, including increased expectations for cleanliness in light of the COVID-19 pandemic;

●	increased competition and use of our competitors’ properties;

●	failing to provide differentiated, high-quality, and an adequate supply of stays or experiences at competitive prices;

●	guests not receiving timely and adequate support from us;

●	our failure to provide new or enhanced offerings, tiers, or features that guests value;

●	declines or inefficiencies in our marketing efforts;

●	negative associations with, or reduced awareness of, our brand;

●	negative perceptions of the trust and safety in our properties; and

●	macroeconomic and other conditions outside of our control affecting travel and hospitality industries generally.

In addition, if our listings and other content provided are not displayed effectively to guests, we are not effective in engaging guests across our various offerings, we fail to provide an experience in a manner that meets rapidly changing demand, or guests have unsatisfactory search, booking, or payment experiences, we could fail to convert first-time guests and fail to engage with existing guests, which would materially adversely affect our business, results of operations, and financial condition.

Properties could be difficult to short-term rent, which could adversely affect our revenues.

The properties we acquire are vacant at the time of closing and we may not be successful in attracting guests to short-term rent the individual properties that we acquire as quickly as we had expected or at all. Rental revenues may be affected by declines in market rental rates more quickly than if our leases were for longer terms. Even if we are able to find guests as quickly as we had expected, we may incur vacancies and may not be able to re-short-term rent those properties without longer-than-assumed delays, which may result in increased renovation and maintenance costs. In addition, the value of a vacant property could be substantially impaired. Vacant homes may also be at risk for fraudulent activity which could impact our ability to lease a home. As a result, if vacancies continue for a longer period of time than we expect or indefinitely, we may suffer reduced revenues, which may have a material adverse effect on us.

Declining real estate valuations and impairment charges could adversely affect our financial condition and operating results.

We periodically review the value of our properties to determine whether their value, based on market factors, projected income and generally accepted accounting principles, has permanently decreased such that it is necessary or appropriate to take an impairment loss in the relevant accounting period. Such a loss would cause an immediate reduction of net income in the applicable accounting period and would be reflected in a decrease in our balance sheet assets. The reduction of net income from impairment losses could lead to a reduction in our dividends, both in the relevant accounting period and in future periods. Even if we do not determine that it is necessary or appropriate to record an impairment loss, a reduction in the intrinsic value of a property would become manifest over time through reduced income from the property and would therefore affect our earnings and financial condition.

We are highly dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect us and the value of our common stock.

Our operations are dependent upon our internal operating systems, and property management platforms, as well as external short-term rental platforms, like Airbnb and similar digital hospitality platforms, which include certain automated processes that require access to telecommunications or the internet, each of which is subject to system security risks. Certain critical components are dependent upon third party service providers and a significant portion of our business operations are conducted over the internet. As a result, we could be severely impacted by a catastrophic occurrence, such as a natural disaster or a terrorist attack, or a circumstance that disrupted access to telecommunications, the internet or operations at our third-party service providers, including viruses or experienced computer programmers that could penetrate network security defenses and cause system failures and disruptions of operations. Even though we believe we utilize appropriate duplication and back-up procedures, a significant outage in telecommunications, the internet or at our third-party service providers could negatively impact our operations.

Security breaches and other disruptions could compromise our information systems and expose us to liability, which would cause our business and reputation to suffer.

Information security risks have generally increased in recent years due to the rise in new technologies and the increased sophistication and activities of perpetrators of cyberattacks. In the ordinary course of our business, we acquire and store sensitive data, including intellectual property, our proprietary business information and personally identifiable information of our prospective and current residents, employees and third-party service providers. The secure processing and maintenance of such information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored therein could be accessed, publicly disclosed, misused, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws that protect the privacy of personal information, regulatory penalties, disruption to our operations and the services we provide to customers or damage our reputation, any of which could adversely affect our results of operations, reputation and competitive position.

We rely upon Amazon Web Services to operate certain aspects of our service and any disruption of or interference with our use of the Amazon Web Services operation would impact our operations and our business would be adversely impacted.

Amazon Web Services (“AWS”) provides a distributed computing infrastructure platform for business operations, or what is commonly referred to as a “cloud” computing service. Our software and computer systems have been designed to utilize data processing, storage capabilities and other services provided by AWS. Currently, we run the vast majority of our computing on AWS. Given this, along with the fact that we cannot easily switch our AWS operations to another cloud provider, any disruption of or interference with our use of AWS would impact our operations and our business would be adversely impacted.

We may be involved in a variety of litigation.

We may be involved in a range of legal actions in the ordinary course of business. These actions may include, among others, challenges to title and ownership rights, disputes arising over potential violations of HOA rules and regulations, issues with local housing officials arising from the condition or maintenance of the property, outside vendor disputes and trademark infringement and other intellectual property claims. These actions can be time-consuming and expensive, and may adversely affect our reputation. Although we are not currently involved in any legal or regulatory proceedings that we expect would have a material adverse effect on our business, results of operations or financial condition, and such proceedings may arise in the future.

We may suffer losses that are not covered by insurance.

We attempt to ensure that our properties are adequately insured to cover casualty losses. However, there are certain losses, including losses from floods, fires, earthquakes, wind, pollution, acts of war, acts of terrorism or riots, for which we may self-insure or which may not always or generally be insured against because it may not be deemed economically feasible or prudent to do so. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. In particular, a number of our properties may be located in areas that are known to be subject to increased earthquake activity, fires, or wind and/or flood risk. While we may have policies for earthquakes and hurricane and/or flood risk, our properties may nonetheless incur a casualty loss that is not fully covered by insurance. In such an event, the value of the affected properties would be reduced by the amount of any such uninsured loss, and we could experience a significant loss of capital invested and potential revenues in such properties and could potentially remain obligated under any recourse debt associated with such properties. Inflation, changes in building codes and ordinances, environmental considerations and other factors might also keep us from using insurance proceeds to replace or renovate a particular property after it has been damaged or destroyed. Under those circumstances, the insurance proceeds we receive might be inadequate to restore our economic position on the damaged or destroyed property. Any such losses could adversely affect us and cause the value of our common stock to decline. In addition, we may have no source of funding to repair or reconstruct the damaged home, and we cannot assure that any such sources of funding will be available to us for such purposes in the future.

We face possible risks associated with natural disasters and extreme weather events (the frequency and severity of which may be impacted by climate change), which may include more frequent or severe storms, extreme temperatures and ambient temperature increases, hurricanes, flooding, rising sea levels, shortages of water, droughts, and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.

We are subject to the risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, extreme temperatures and ambient temperature increases, hurricanes, flooding, rising sea levels, shortages of water, droughts, and wildfires (although it is currently impossible to accurately predict the impact of climate change on the frequency or severity of these events), any of which could have a material adverse effect on our business, results of operations, and financial condition. We will operate in certain areas where the risk of natural or climate-related disaster or other catastrophic losses exists, and the occasional incidence of such an event could cause substantial damage to our properties or the surrounding area. For example, to the extent climate change causes changes in weather patterns or an increase in extreme weather events, our coastal destinations could experience increases in storm intensity and rising sea-levels causing damage to our properties and result in a reduced number of listings in these areas. Other destinations could experience extreme temperatures and ambient temperature increases, shortages of water, droughts, wildfires, and other extreme weather events that make those destinations less desirable. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the availability and cost of water or energy, and requiring us to expend funds as we seek to repair and protect our properties in connection with such events. As a result of the foregoing and other climate-related issues, we may decide to remove such listings from our platform. If we are unable to provide listings in certain areas due to climate change, we may lose guests, which could have a material adverse effect on our business, results of operations, and financial condition.

Eminent domain could lead to material losses on our investments in our properties.

Governmental authorities may exercise eminent domain to acquire the land on which our properties are built in order to build roads and other infrastructure. Any such exercise of eminent domain would allow us to recover only the fair value of the affected properties. In addition, “fair value” could be substantially less than the real market value of the property for a number of years, and we could effectively have no profit potential from properties acquired by the government through eminent domain.

We may have difficulty selling our real estate investments and our ability to distribute all or a portion of the net proceeds from any such sale to our stockholders may be limited.

Real estate investments are relatively illiquid and, as a result, we may have a limited ability to sell our properties. When we sell any of our properties, we may recognize a loss on such sale. We may elect not to distribute any proceeds from the sale of properties to our stockholders. Instead, we may use such proceeds for other purposes, including:

●	purchasing additional properties;

●	repaying debt or buying back shares

●	creating working capital reserves; or

●	making repairs, maintenance or other capital improvements or expenditures to our remaining properties.

Laws, regulations, and rules that affect the short-term rental may limit our ability to offer short-term rentals and could expose us to significant penalties, which could have a material adverse effect on our business, results of operations, and financial condition.

Hotels and groups affiliated with hotels, neighborhoods, and communities have engaged and will likely continue to engage in various lobbying and political efforts for stricter regulations governing short-term rentals with both local and national jurisdictions. These groups and others cite concerns around affordable housing and over-tourism in major cities, and some state and local governments have implemented or considered implementing rules, ordinances, or regulations governing the short-term rental of properties and/or home sharing. Such regulations include ordinances that restrict or ban short-term rentals, set annual caps on the number of days we can rent our homes for short-term rental, require us to register with the municipality or city, or require us to obtain permission before offering short-term rentals. In addition, some jurisdictions regard short-term rental as “hotel use” and claim that such use constitutes a conversion of a residential property to a commercial property requiring a permitting process. Macroeconomic pressures and public policy concerns could continue to lead to new laws and regulations, or interpretations of existing laws and regulations, which limit the ability of hosts to share their spaces. If laws, regulations, rules, or agreements significantly restrict or discourage short-term rentals in certain jurisdictions, it would have a material adverse effect on our business, results of operations, and financial condition.

Guest, or third-party actions that are criminal, violent, inappropriate, or dangerous, or fraudulent activity, may undermine the safety or the perception of safety of our properties and our ability to attract and retain guests and materially adversely affect our reputation, business, results of operations, and financial condition.

We have no control over or ability to predict the actions of our guests and other third parties, such as neighbors or invitees, either during the guest’s stay, experience, or otherwise, and therefore, we cannot guarantee the safety of our guests, and third parties. The actions of guests and other third parties can result in fatalities, injuries, other bodily harm, fraud, invasion of privacy, property damage, discrimination and brand and reputational damage, which could create potential legal or other substantial liabilities for us. We do not verify the identity of our guests nor do we verify or screen third parties who may be present during a reservation. We rely on the booking sites’ ability to validate the guests’ information. The verification processes used by the booking sites are beneficial but not exhaustive and have limitations due to a variety of factors, including laws and regulations that prohibit or limit their ability to conduct effective background checks in some jurisdictions, the unavailability of information, and the inability of their systems to detect all suspicious activity. There can be no assurances that these measures will significantly reduce criminal or fraudulent activity.

If guests, or third parties engage in criminal activity, misconduct, fraudulent, negligent, or inappropriate conduct or use our properties as a conduit for criminal activity, consumers may not consider our listings safe, and we may receive negative media coverage, or be subject to involvement in a government investigation concerning such activity, which could adversely impact our brand and reputation – thereby impacting our operating results.

The methods used by perpetrators of fraud and other misconduct are complex and constantly evolving, and our trust and security measures may currently or in the future be insufficient to detect and help prevent all fraudulent activity and other misconduct.

In addition, certain regions where we are planning to operate have higher rates of violent crime or more relaxed safety standards, which can lead to more safety and security incidents, and may adversely impact the bookings of our properties in those regions and elsewhere.

If criminal, inappropriate, fraudulent, or other negative incidents occur due to the conduct of guests or third parties, our ability to attract and retain guests would be harmed, and our business, results of operations, and financial condition would be materially adversely affected – thereby impacting other guests. Such incidents may in the future prompt stricter home short-term rental regulations or regulatory inquiries into our policies and business practices.

Measures that we are planning to take to ensure the trust and safety of our properties may cause us to incur significant expenditures and may not be successful.

We are planning to take measures to ensure the trust and safety of our properties, to combat fraudulent activities and other misconduct and improve trust, such as using smart locks, noise monitoring systems, and potentially use identity scanners at each property. These measures are long-term investments in our business to promote the trust and safety of our properties; however, some of these measures increase friction by increasing the number of steps required to be able to rent one of our properties, which could reduce Guest activity, and could materially and adversely affect our business, results of operations, and financial condition. The timing and implementation of these measures will vary across geographies. There can be no assurance that our plans to invest in the trust and safety of our properties will be successful, significantly reduce criminal or fraudulent activity on or off our properties, or be sufficient to protect our reputation in the event of such activity.

In the future, we may have operations in countries known to experience high levels of corruption and any violation of anti-corruption laws could subject us to penalties and other adverse consequences.

We are subject to the U.S. Foreign Corrupt Practices Act (“FCPA”) and other laws in the United States and elsewhere that prohibit improper payments or offers of payments to foreign governments and their officials, political parties, state-owned or controlled enterprises, and/or private entities and individuals for the purpose of obtaining or retaining business. We may have operations in, and that otherwise deal with countries known to experience corruption. Our activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees, contractors, agents, or users that could be in violation of various laws, including the FCPA and anti-bribery laws in these countries. Failure to comply with any of these laws and regulations may result in extensive internal or external investigations as well as significant financial penalties and reputational harm, which could materially adversely affect our business, results of operations, and financial condition.

Risks Related to this Direct Listing and Ownership of Our Common Stock

Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

This is not an initial public offering of common stock conducted on a firm-commitment underwritten basis. This listing of our common stock on Nasdaq differs from a firm-commitment underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. See also “Our shares of common stock have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

●	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Stockholders or other existing stockholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq.

●	Other than Maxim Partners LLC, none of our Registered Stockholders or other existing stockholders have entered into contractual lock-up agreements or other contractual restrictions on transfer that are applicable to the Direct Listing, however, our directors, named executive officers and certain other stockholders are subject to restrictions as to the number of shares of common stock each may dispose of in any given period. In a firm-commitment underwritten initial public offering, it is customary for an issuer’s officers, directors, and most of its other shareholders to enter into a 180-day contractual lock-up arrangement with the underwriters to help promote orderly trading immediately after listing. Consequently, any of our stockholders, with the exception of Maxim Partners LLC and our directors and officers who own our common stock, may sell any or all of their common stock at any time (subject to any restrictions under applicable law), including immediately upon listing. If such sales were to occur in a significant quantum, it may result in an oversupply of our common stock in the market, which could adversely impact the public price of our common stock. See “Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.” None of our stockholders are party to any contractual lock-up agreement or other contractual restrictions on transfer. Sales of substantial amounts of our common stock in the public markets by our founders, affiliates, or non-affiliates, or the perception that such sales might occur, could reduce the price that our common stock might otherwise attain and may dilute your voting power and your ownership interest in us.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we may host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile market price for our common stock and uncertain trading volume and may adversely affect your ability to sell your common stock.

Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.

We expect our shares of common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for our shares of common stock, and an active market for our shares of common stock may not develop or be sustained after the listing, which could depress the market price of our shares of common stock and could affect the ability of our stockholders to sell our shares of common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of common stock. An inactive market may also impair our ability to raise capital by selling our shares of common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of common stock as consideration.

In addition, we cannot predict the prices at which our shares of common stock may trade on Nasdaq following the listing of our shares of common stock, and the market price of our shares of common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre opening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on the Nasdaq Capital Market, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

The public price of our common stock following the listing also could be subject to wide fluctuations in response to the risk factors described in this prospectus and others beyond our control, including:

●	the number of shares of our common stock publicly owned and available for trading;

●	overall performance of the equity markets and/or publicly-listed companies that offer competing services and products;

●	actual or anticipated fluctuations in our revenue or other operating metrics;

●	our actual or anticipated operating performance and the operating performance of our competitors;

●	changes in the financial projections we provide to the public or our failure to meet these projections;

●	failure of securities analysts to initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet the estimates or the expectations of investors;

●	any major change in our Board, management, or key personnel;

●	the economy as a whole and market conditions in our industry;

●	rumors and market speculation involving us or other companies in our industry;

●	announcements by us or our competitors of significant innovations, new products, services, features, integrations or capabilities, acquisitions, strategic investments, partnerships, joint ventures, or capital commitments;

●	new laws or regulations or new interpretations of existing laws or regulations applicable to our business, in the U.S. or globally;

●	lawsuits threatened or filed against us;

●	other events or factors, including those resulting from war, incidents of terrorism, or responses to these events and

●	sales or expected sales of our common stock by us and our officers, directors and principal stockholders.

In addition, stock markets have experienced price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner often unrelated to the operating performance of those companies. These fluctuations may be even more pronounced in the trading market for our common stock shortly following the listing of our common stock on Nasdaq as a result of the supply and demand forces described above. In the past, stockholders have instituted securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and harm our business, results of operations and financial condition.

We may not be able to maintain brand recognition and potential investors' awareness of or familiarity with our business, which may impact our common stock price and liquidity.

Although we have been able to engage with an audience of potential customers and/or investors of seventy six thousand people through different channels -webinars, email distribution, marketing materials, etc.-, there is no guarantee that they will remember the Company's existence or have a comprehensive understanding of our business. Brand recognition among our investor community may be limited, particularly with those community members who are not actively engaged with our Company or have not closely followed our progress. As a result, there is a risk that the demand for our shares may be constrained by the lack of widespread brand recognition and investor awareness.

The success of our direct listing and subsequent trading of our shares may depend on the market's perception and understanding of our business. Investors' awareness and familiarity with our industry, products, services, and competitive landscape are crucial factors influencing their decision to invest in our company. However, there is a risk that potential investors may have limited knowledge or incomplete understanding of our business model, technology, AI, or market potential. This lack of awareness or familiarity could impact their willingness to invest in our shares, thereby affecting demand.

Our ability to create demand for shares may be influenced by the competitive landscape in which we operate. If our competitors have a more established brand presence, greater market visibility, or a larger investor base, potential investors may be more inclined to invest in their offerings rather than ours. In such a scenario, we may face challenges in attracting investors and generating adequate demand for our shares.

Future sales of common stock by our Registered Stockholders and other existing stockholders could cause our share price to decline.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock and there has not been a sustained history of trading in our common stock in “over-the-counter” markets. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, we have not consulted with Registered Stockholders or other existing stockholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our common stock in the open market. While our common stock may be sold after our listing on Nasdaq by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Stockholders or other existing stockholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on Nasdaq. As described herein, substantially all shares of our common stock outstanding as of the date hereof will be registered under this registration statement. There can be no assurance that the Registered Stockholders and other existing stockholders will not sell all of their shares of common stock, resulting in an oversupply of our common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing stockholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Furthermore, the decision by our directors and officers, who retain significant ownership of our common stock, to sell, or refrain from selling, shares of common stock from time to time, could impact the market supply and trading volumes of our common stock, thereby affecting market prices and creating additional volatility, which impact will increase if the percentage of shares sold by non-affiliated Registered Stockholders or other existing stockholders from time to time decreases. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

We will control the direction of our business and its ownership of our common stock will prevent you and other stockholders from influencing significant decisions.

As long as our Company’s major stockholders continue to hold those shares, it will be able to significantly influence or effectively control the composition of our board of directors and the approval of actions requiring stockholder approval through its voting power. Accordingly, for such a period of time, Giri Devanur, our chief executive officer, will have significant influence with respect to our management, business plans and policies. In particular, for so long our Company continues to hold its shares, it may be able to cause or prevent a change of control of our Company or a change in the composition of our board of directors, and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive you of an opportunity to receive a premium for your shares of common stock as part of a sale of our Company and ultimately might affect the value of your common stock.

There is no assurance that we will successfully list on Nasdaq.

There can be no assurance that our Company will be able to list on Nasdaq, or that such a listing will be maintained even if achieved. Our ability to list on Nasdaq is subject to a number of conditions, including meeting certain financial and corporate governance requirements. While we believe we currently satisfy these requirements, there is no guarantee that we will continue to do so in the future. Additionally, Nasdaq may reject our application for listing or we may encounter delays or other issues that prevent or delay our listing. If we are unable to list on Nasdaq, or if we are delisted after listing, we may be forced to seek alternative listing arrangements or operate on an over-the-counter market, which could negatively impact our ability to raise capital, our liquidity, and the marketability of our securities. Our inability to list on Nasdaq could also have a negative impact on our reputation, business prospects, and financial condition. Therefore, investors should carefully consider the risks and uncertainties related to our ability to list on Nasdaq before making an investment decision.

Because we are a “controlled company” as defined in the Nasdaq Stock Market Rules, you may not have protection of certain corporate governance requirements which otherwise are required by Nasdaq’s rules.

Under Nasdaq’s rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company. We are a controlled company because Mr. Giri Devanur, our chief executive officer and chairman, holds more than 50% of our voting power, and we expect we will continue to be a controlled company upon the Direct Listing. For so long as we remain a controlled company, we are not required to comply with the following permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors.

We have not taken advantage of these exemptions. As a result, to the extent that we take advantage of these exemptions, you will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq corporate governance requirements. Although we do not currently intend to take advantage of the controlled company exemptions, we cannot assure you that, in the future, we will not seek to take advantage of these exemptions.

Our failure to meet the continued listing requirements of the Nasdaq could result in a delisting of our common stock and could make it more difficult to raise capital in the future.

Nasdaq has listing requirements for inclusion of securities for trading on the Nasdaq, including minimum levels of stockholders’ equity, market value of publicly held shares, number of public stockholders and stock price. There can be no assurance that we will be successful in maintaining our listing on the Nasdaq as it is possible that we may fail to satisfy the continued listing requirements, such as the corporate governance requirements or the minimum stock price requirement. If we fail to satisfy the continued listing requirements, the Nasdaq may take steps to delist our common stock. Such a delisting, or the announcement of such delisting, will have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we may attempt to take actions to restore our compliance with the Nasdaq listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum listing requirements or prevent future non-compliance with the Nasdaq listing requirements. If we do not maintain the listing of our common stock on the Nasdaq, it could make it harder for us to raise additional capital in the long-term. If we are unable to raise capital when needed in the future, we may have to cease or reduce operations.

Our financial situation creates doubt whether we will continue as a going concern.

There can be no assurances that we will ever be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital and no assurance can be given that additional financing will be available, or, if available, will be on acceptable terms. The recent interest rate hikes and the present conditions and state of the United States and global economies make it difficult to predict whether and/or when and to what extent a recession has occurred or will occur in the near future. These conditions potentially raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment.

The price of our common stock may be volatile and fluctuate substantially, which could result in substantial losses for purchasers of our common stock in this offering.

Our common stock price is likely to be volatile. The stock market has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the initial public offering price. The market price for our common stock may be influenced by many factors, including:

●	the success of competitive products or technologies;

●	regulatory or legal developments in the United States,

●	the recruitment or departure of key personnel;

●	actual or anticipated changes in our development timelines;

●	our ability to raise additional capital;

●	disputes or other developments relating to proprietary rights, litigation matters and our ability to obtain patent protection for our product candidates in the future should we choose to do so;

●	significant lawsuits, including stockholder litigation;

●	variations in our financial results or those of companies that are perceived to be similar to us;

●	general economic, industry and market conditions; and

●	the other factors described in this “Risk Factors” section.

If our quarterly operating results fall below the expectations of investors or securities analysts, the price of our common stock could decline substantially. Furthermore, any quarterly fluctuations in our operating results may, in turn, cause the price of our stock to fluctuate substantially. We believe that quarterly comparisons of our financial results are not necessarily meaningful and should not be relied upon as an indication of our future performance.

In the past, following periods of volatility in the market price of a company’s securities, securities class-action litigation often has been instituted against that company. Such litigation, if instituted against us, could cause us to incur substantial costs to defend such claims and divert management’s attention and resources.

Because we do not expect to pay dividends for the foreseeable future, investors seeking cash dividends should not purchase shares of common stock.

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments. Furthermore, our Credit Agreement contains negative covenants that limit our ability to pay dividends. For more information, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.”

Although we intend to apply to list our common stock on Nasdaq, an active trading market for our common stock may not develop.

Prior to this offering, no public market has existed for our common stock. Further, we intend to apply to list our common stock on Nasdaq, and there can be no assurance that we will be approved. Although this offering will not commence without the approval for the trading of our common stock on Nasdaq, an active trading market for our shares may never develop or be sustained following this offering. If an active market for our common stock does not develop, it may be difficult for you to sell shares you purchase in this offering without depressing the market price for the shares, or at all.  An inactive market may also impair our ability to raise capital by selling our common stock and may impair our ability to expand our business by using our common stock as consideration in an acquisition.

We will be subject to additional regulatory burdens resulting from our public listing.

We are working with our legal, accounting and financial advisors to identify those areas in which changes should be made to our financial management control systems to manage our obligations as a public company listed on the Nasdaq. These areas include corporate governance, corporate controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, including our internal controls over financial reporting. However, we cannot assure holders of our common stock that these and other measures that we might take will be sufficient to allow us to satisfy our obligations as a public company listed on the Nasdaq on a timely basis. In addition, compliance with reporting and other requirements applicable to public companies listed on the Nasdaq will create additional costs for us and will require the time and attention of management. We cannot predict the amount of the additional costs that we might incur, the timing of such costs or the impact that management’s attention to these matters will have on our business.

We may sell additional common stock or other securities that are convertible or exchangeable into common stock in subsequent offerings or may issue additional common stock or other securities to finance future acquisitions.

We cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the common stock. Sales or issuances of substantial numbers of common stock or other securities that are convertible or exchangeable into common stock, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the common stock. With any additional sale or issuance of common stock or other securities that are convertible or exchangeable into common stock, investors will suffer dilution to their voting power and economic interest in our Company. Furthermore, to the extent holders of any stock options or other convertible securities convert or exercise their securities and sell the common stock they receive, the trading price of the common stock may decrease due to the additional amount of common stock available in the market.

To the extent we may issue additional equity interests, our stockholders’ percentage ownership interest in our Company would be diluted. In addition, depending upon the terms and pricing of any additional offerings, the use of the proceeds and the value of our real estate investments, you may also experience dilution in the value of your shares and in the earnings and dividends per share.

Upon its effectiveness, our Certificate of Incorporation, which will become effective upon effectiveness of this Registration Statement, will provide that the Court of Chancery of the State of Delaware will be the exclusive forum for certain disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.

Upon its effectiveness, our Certificate of Incorporation will provide that, with certain limited exceptions, the Court of Chancery of the State of Delaware will be the exclusive forum for:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of fiduciary duty owed by any director, officer or stockholder;

●	any action asserting a claim against us arising under the Delaware General Corporation Law (“DGCL”), or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware;

●	any action arising pursuant to any provision of our Bylaws or Certificate of Incorporation; and

●	any action asserting a claim against us or any current or former director, officer or stockholder that is governed by the internal-affairs doctrine.

This provision would not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. In addition, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint.

For the avoidance of doubt, this provision is intended to benefit and may be enforced by us, our officers and directors, the underwriters to any offering giving rise to such complaint, and any other professional entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering. However, these choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees. Further, these choice of forum provisions may increase the costs for a stockholder to bring such a claim and may discourage them from doing so.

While the Delaware courts have determined that such choice of forum provisions are facially valid, a stockholder may nevertheless seek to bring a claim in a venue other than those designated in the exclusive forum provisions, and there can be no assurance that such provisions will be enforced by a court in those other jurisdictions. If a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions. For example, the Court of Chancery of the State of Delaware recently determined that the exclusive forum provisions of federal district courts of the United States of America for resolving any complaint asserting a cause of action arising under the Securities Act is not enforceable. We note that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

We are an emerging growth company and a smaller reporting company and intend to take advantage of reduced disclosure requirements applicable to emerging growth companies, which could make the common stock less attractive to investors.

We are an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012. we will remain an EGC until the earliest to occur of (i) the last day of the fiscal year in which it has total annual gross revenue of $1.235 billion or more; (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock pursuant to this registration statement; (iii) the date on which it has issued more than $1.0 billion in non-convertible debt securities during the prior three-year period; or (iv) the date it qualifies as a “large accelerated filer” under the rules of the SEC, which means the market value of the common stock held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter after it has been a reporting company in the United States for at least 12 months. For so long as we remain an EGC, it is permitted to and intends to rely upon exemptions from certain disclosure requirements that are applicable to other public companies that are not EGCs. These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act (“SOX”).

We may take advantage of some, but not all, of the available exemptions available to EGCs. We cannot predict whether investors will find the common stock less attractive if it relies on these exemptions. If some investors find the common stock less attractive as a result, there may be a less active trading market for the common stock and the price of the common stock may be more volatile.

We are also a smaller reporting company, as defined in Rule 405 promulgated under the Securities Act (“SRC”). As an SRC, our Company intends to utilize certain reduced disclosure requirements, including publishing two years of audited financial statements instead of three years, as required for companies that do not qualify as an SRC. Our Company will remain an SRC until the last day of the fiscal year in which it had (i) a public float that exceeded $250 million or (ii) annual revenues of more than $100 million and a public float that exceeded $700 million. To the extent our Company takes advantage of such reduced disclosure obligations, it may make comparison of its financial statements to those of other public companies difficult or impossible.

After our Company ceases to be an SRC, it is expected to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of SOX.

TRADEMARKS, SERVICE MARKS, COPYRIGHTS AND TRADE NAMES

We own or otherwise have rights to the trademarks, service marks, and copyrights, including those mentioned in this prospectus, used in conjunction with the operation of our business. This prospectus includes our own trademarks, which are protected under applicable intellectual property laws, as well as trademarks, service marks, copyrights, and trade names of other companies, which are the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks, copyrights, or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Solely for convenience, trademarks and tradenames referred to in this prospectus may appear without the ®, ™, or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights to these trademarks and tradenames.

As of the date of this prospectus, we have applied in the United States for 6 trademarks and have filed a provisional patent application for the reAlpha BRAIN. We may choose to add new or retire old patents or trademarks for these technologies as the landscape of such technologies keeps changing rapidly.

Mark Name	International Classes	Application Number	Filed Date	Owner

reAlpha M3 TM	035	90670058	2021-04-25	reAlpha Tech Corp

reAlpha HUMINTTM	035	90670061	2021-04-25	reAlpha Tech Corp

reAlpha BRAINTM	035	90670577	2021-04-25	reAlpha Tech Corp

reAlpha HubTM	035	90670055	2021-04-25	reAlpha Tech Corp

IPO – Investment Property OfferingTM	042	97603076	2022-09-22	reAlpha Tech Corp

Vacation CapitalistTM	036	97703446	2022-12-05	reAlpha Tech Corp

USE OF PROCEEDS

Registered Stockholders may, or may not, elect to sell or distribute, as applicable, shares of our common stock covered by this prospectus. To the extent any Registered Stockholder chooses to sell or distribute, as applicable, shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Principal and Registered Stockholders.”

MARKET INFORMATION FOR SECURITIES AND DIVIDEND POLICY

Market Price and Ticker Symbols

There is currently no market for our common stock. We have applied to have our common stock listed on Nasdaq under the symbol “AIRE.”

Holders

On May 25, 2023, there were 3,121 holders of record of the Company’s common stock.

Dividend Policy

We have never declared or paid any cash dividend on our capital stock. We do not anticipate paying any cash dividends in the foreseeable future and we intend to retain all of our earnings, if any, to finance our growth and operations and to fund the expansion of our business. Payment of any dividends will be made at the discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by our credit facilities and may be limited by covenants of other indebtedness we or our subsidiaries incur in the future.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND

RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the information presented in our historical combined financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, which involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Information Regarding Forward-Looking Statements,” “Risk Factors” and “Financial Information.”

Business Overview

Our business model is built around acquiring short-term rental properties that meet our Investment Criteria (as the term is defined in the “Business” Section of this prospectus), which we call Target Properties. Once acquired, we plan to renovate these properties to prepare them for rent and list them on short-term rental sites. We also plan to manage the financial performance of these assets, which includes evaluating the property’s after-repair value and profitability.

As noted, it is the Company’s goal to make this business model available to retail investors. To achieve this goal the Company, first, needs to create at the subsidiary level one or more Limited Liability Companies, or LLCs, which would be wholly-owned subsidiaries of the Company and will hold one or more of the Target Properties. Once the LLCs are in place, to offer and sale to retail investors equity interests in such properties the Company will cause those LLCs to launch exempted offerings. Such offerings will be conducted pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, Regulation Crowdfunding (“Regulation CF”) or Regulation D. To further facilitate the investment process in the LLCs, the Company is currently working on the reAlpha App.

Rights among Syndicate Members may vary among each other depending on the specific terms and conditions agreed to in the offering documents pursuant to which the holder becomes a Syndicate Member. By becoming a Syndicate Member the holder will not acquire any rights to the Company’s common stock and, therefore, will not be entitled to vote, receive a dividend or exercise any other rights of a stockholder of the Company. Likewise, acquiring shares of common stock of the Company will not provide the shareholder the status of Syndicate Member.

Our goal is to achieve consistent cash flow from short-term tenants, long-term capital appreciation, favorable tax treatment of long-term capital gains, and capital preservation. To finance these property acquisition investments, the Company may engage in leverage financing. This involves a combination of senior financing on its real estate acquisitions, secured facilities, and capital markets financing transactions.

We plan to secure conservatively structured leverage that is long-term, non-recourse, and non-mark-to-market financing. It intends to manage credit risk and interest rate risk associated with these financings by monitoring credit risk and other risks of loss associated with each investment and its overall credit risk and levels of provision for loss. Additionally, we will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. This includes attempting to “match-fund,” which means that it will structure the key terms of its borrowings to generally correspond with the expected holding period of its assets.

As noted elsewhere in this prospectus, On March 3, 2023, we opened our first Regulation CF offering listed under reAlpha 612 Jasmine Lane Inc., a reAlpha subsidiary (“Jasmine Holdco”). We are completing our first syndication through the web version of our reAlpha App (A.K.A. Initial Property Offering™ platform), whereby we offered to investors the opportunity to buy equity interests in our property located 612 Jasmine Lane, Davenport, FL 33897. Currently, the property is held by reAlpha Acquisitions WF LLC, a wholly owned subsidiary of reAlpha. Upon successful completion of the offering, the property will be transferred to Jasmine Holdco as per the Offering Memorandum filed with the SEC. The minimum offering amount is $388,639 and the maximum is $614,036.50, inclusive of investor payment processing fees. The minimum investment is $500 plus the 2.5% investor transaction fee. We have raised $330,030 as a result of this Regulation CF offering, and we expect it to be concluded on or around June 30, 2023. If the minimum offering is not met or the Company decides to cancel this offering, all money would be withdrawn from escrow and returned in full to investors.

Results of Operations

The three months ended January 31, 2023, compared to the three months ended January 31, 2022

	For the Three Months Ended
	January 31, 2023	January 31, 2022
Income
Rental Income	$37,070	$95,000
Expenses
Real estate taxes and insurance	19,719	18,523
Rental fees	4,818	19,747
Repairs and maintenance	3,356	29,475
Property management fees and utilities	11,755	23,598
General and administrative expenses	133,974	69,481
Advertising expense	1,320,314	1,320,658
Depreciation and amortization	35,820	33,507
Interest expense, net	41,500	42,785
Total Expenses	$1,571,256	$1,557,774
Net Loss	(1,534,186)	(1,462,774)
Less: Net Loss Attributable to Non-Controlling Interests	-	(2,211)
Net Loss Attributable to Realpha Tech Corp. (F.K.A. Realpha Asset Management, Inc)	$(1,534,186)	$(1,460,563)

Revenues. Total revenues were $37,070 for the three months ended January 31, 2023 compared to $95,000 for the three months ended January 31, 2022. Our revenues consist of short-term rental revenue that we receive from our listed properties. The decline in revenue for the period ending January 31, 2023, can be attributed to a decrease in the number of properties listed compared to January 31, 2022, as we are in the process of discontinuing our Dallas, Texas operations by selling most of the properties we previously had in that market.

The following table summarizes the properties not listed in our Dallas, Texas operation, the reason why they are no longer listed, as well as the date of which they were acquired & the date on which no longer contributing to revenues:

Property	Date of Acquisition	Date of Disposition	Reason for Unlisting
1011 Gallagher	1/20/2021	6/07/2022	Sale of Property
4107 Ladale	3/01/2021	4/20/2022	Sale of Property
503 N Patton	3/11/2021	8/31/2022	Sale of Property
606 W Acheson	3/02/2021	7/12/2022	Sale of Property
10337 Joaquin A and B	4/07/2021	5/13/2022	Sale of Property
506 W Parnell	4/29/2021	9/21/2022	Sale of Property
746 Greenland way	5/21/2021	9/01/2022	Sale of Property
5241 NW 5th St	6/30/2021	4/26/2022	Sale of Property
3121 Fieldview	7/19/2021	5/13/2022	Sale of Property
1822 Rosewood St	8/02/2021	4/20/2022	Sale of Property
315 Bream Ave	8/18/2021	3/21/2022	Sale of Property
3812 Dempster Ave	11/03/2021	4/20/2022	Sale of Property

Total Expenses. Total Expenses were $1,571,256 for the three months ended January 31, 2023, compared to $1,557,774 for the three months ended January 31, 2022. The Increase can be attributed to a rise in legal expenses in connection with our Regulation A offering and general business operations.

Net Loss. Net loss was $1,534,186 for the three months ended January 31, 2023, compared to $1,460,563 in the prior year comparable period. This increase in net loss is attributable to a decline in revenues due to decrease in the number of properties listed compared to January 31, 2022, and an increase in our non-operating expenses due to our increased legal expenses during such period.

Advertising Expense. The advertising expenses were mainly incurred in connection with the Regulation A offering. We ran advertising campaigns on different platforms such as Google or Facebook, engaged a public relations’ firm and advertised with newsletters and influencers.  We intend to continue spending on sales and marketing to strengthen our investment community, brand, and awareness of reAlpha. Despite making significant progress and creating a global community of seventy six thousand potential customers and/or investors from eighty three (83) countries and above twenty six hundred (2,600) cities, to generate demand for our future syndication offerings we may still spend at current levels in absolute value, which may vary. However, as a percentage of revenue, it may be lower than the amount previously spent.

The nine months ended January 31, 2022, compared to the nine months ended January 31, 2021

	For the Nine Months Ended
	January 31, 2023	January 31, 2022
Income
Rental Income	$96,860	$168,771
Gain on Sale of Properties	21,683	-

Expenses
Real estate taxes and insurance	66,232	77,566
Rental fees	13,508	56,033
Repairs and maintenance	11,893	21,351
Property management fees and utilities	42,727	44,891
General and administrative expenses	1,042,342	247,999
Advertising expense	1,857,864	1,607,215
Depreciation and amortization	107,342	76,123
Interest expense, net	125,968	100,922
Total Expenses	$3,267,876	$2,232,100
Net Loss	(3,149,333)	(2,063,329)
Less: Net Loss Attributable to Non-Controlling Interests	-	(8,082)
Net Loss Attributable to Realpha Tech Corp. (F.K.A. Realpha Asset Management, Inc)	$(3,149,333)	$(2,055,247)

Revenues. Total revenues were $96,860 for the nine months ended January 31, 2023 compared to $168,771 for the nine months ended January 31, 2022. The decline in revenue for the nine months ended January 31, 2023, can be attributed to a decrease in the number of properties listed compared to January 31, 2022, as we disposed of certain properties, including most of the properties we previously had in the Dallas, Texas market. Our revenues consist of short-term rental revenue that we receive from our listed properties.

Total Expenses. Total Expenses were $ 3,267,876 for the nine months ended January 31, 2023, compared to $2,232,100 for the nine months ended January 31, 2022. The Increase can be attributed to a rise in legal and advertisement expenses in connection with our Regulation A offering and general business operations.

Net Loss. Net loss was $3,149,333 for the nine months ended January 31, 2023, compared to $2,055,247 in the prior year comparable period. This increase in net loss was due to a decline in revenue, which was due to a decrease in the number of properties listed compared to the nine months ended January 31, 2022 period, and increase in the non-operating expenses, such as increased legal expenses.

Advertising Expense. The advertising expenses were mainly incurred in connection with the Regulation A offering. We ran advertising campaigns on different platforms such as Google or Facebook, engaged a public relations’ firm and advertised with newsletters and influencers.  We intend to continue spending on sales and marketing to strengthen our investment community, brand, and awareness of reAlpha. Despite making significant progress and creating a global community of seventy six thousand potential customers and/or investors from eighty three (83) countries and above twenty six hundred (2,600) cities, to generate demand for our future syndication offerings we may still spend at current levels in absolute value, which may vary. However, as a percentage of revenue, it may be lower than the amount previously spent.

The fiscal year ended April 30, 2022, compared to the fiscal year ended April 30, 2021

Particulars	Apr 30, 2022	Apr 30, 2021
Income
Rental Income	$229,672	$784
Expenses
Real estate taxes and insurance	109,704	556
Rental fees	76,483	-
Repairs and maintenance	37,907	-
Property management fees and utilities	67,260	-
General and administrative expenses	687,232	1,500
Advertising expense	1,939,607	-
Depreciation and amortization	146,295	832
Other expense	189,967	-
Interest expense, net	178,559	1,309
Total Expenses	$3,433,014	$4,197
Net Loss	(3,203,342)	(3,413)
Less: Net Loss Attributable to Non-Controlling Interests	(13,304)	(71)
Net Loss Attributable to Realpha Asset Management, Inc.	$(3,190,038)	$(3,342)

Revenues. Total revenues were $229,672 for the fiscal year ended April 30, 2022, compared to $784 for the fiscal year ended April 30, 2021. The revenue increase for the period ending April 30, 2022, is due to the fact that we were formed on April 22, 2021, and the fiscal year ended on April 30, 2021, hence it only reflected 8 days of operations, compared to the year ended April 30, 2022 (i.e. 365 days). Our revenues consist of short-term rental revenue that we receive from our listed properties.

Total Expenses. Total expenses were $ 3,433,014 for the fiscal year ended April 30, 2022 compared to $ 4,197 for the fiscal year ended April 30, 2021. The increase for the fiscal year ended April 30, 2022, is due to the fact that we were formed on April 22, 2021, and the fiscal year ended on April 30, 2021, hence it only reflected 8 days of operations, compared to the year ended April 30, 2022 (i.e. 365 days).

Net Loss. Net loss was $3,190,038 for the fiscal year ended April 30, 2022, compared to $3,342 for the fiscal year ended April 30, 2021. The decrease in net loss for the period ended April 30, 2022, is due to the fact that we were formed on April 22, 2021, and the fiscal year ended on April 30, 2021, hence it only reflected 8 days of operations, compared to the year ending April 30, 2022 (i.e. 365 days).

Advertising Expense. The advertising expenses were mainly incurred in connection with the Regulation A offering. We ran advertising campaigns on different platforms such as Google or Facebook, engaged a public relations’ firm and advertised with newsletters and influencers.  We intend to continue spending on sales and marketing to strengthen our investment community, brand, and awareness of reAlpha. Despite making significant progress and creating a global community of seventy six thousand potential customers and/or investors from eighty three (83) countries and above twenty six hundred (2,600) cities, to generate demand for our future syndication offerings we may still spend at current levels in absolute value, which may vary. However, as a percentage of revenue, it may be lower than the amount previously spent.

Liquidity and Capital Resources

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt services, acquisitions, contractual obligations and other commitments. As of the date of this prospectus, we have yet to generate meaningful revenue from our business operations and have funded acquisitions, capital expenditure and working capital requirement through equity and debt financing.

Our liquidity and capital resources are critical to our ability to execute on our business plan and achieve our strategic objectives. We anticipate that we will require working capital in the next 12 months to finance our growth and support our operations. Accordingly, we will need to raise additional capital by securing additional financing. The timing, size, and terms of any such offering have not yet been determined. To the extent the Company requires additional funds more than 12 months from the date hereof, and collections from our short-term rentals cannot fund our needs, the Company may utilize equity offerings to raise these funds. We cannot provide any assurance that we will be able to raise additional funds on acceptable terms, if at all. Our ability to raise additional capital will depend on various factors, including market conditions, investor demand, and our financial performance.

Our business model requires significant capital expenditures to build and maintain the infrastructure and technology required to support our operations. In addition, we may incur additional costs associated with research and development of new products and services, expansion into new markets or geographies, and general corporate overhead. As a result, we may require additional financing in the future to fund these initiatives, which may include additional equity or debt financing or strategic partnerships. We currently do not have any commitments or arrangements for additional financing, and there can be no assurance that we will be able to obtain additional financing on terms acceptable to us, or at all. If we are unable to obtain additional financing when required, we may be forced to reduce the scope of our operations, delay the launch of new products or services, or take other actions that could adversely affect our business, financial condition, and results of operations. We may also be required to seek additional financing on terms that are unfavorable to us, which could result in the dilution of our stockholders’ ownership interests or the imposition of burdensome terms and restrictions.

Cash Flows

The following table summarizes our cash flows from operating, investing and financing activities for the periods presented.

	Nine Months Ended		Year Ended
Particulars	January 31, 2023	January 31, 2022	April 30, 2022	April 30, 2021

Net cash used in operating activities	$(4,478,549)	$(30,482)	$(1,558,025)	$(11,326)
Net cash used in investing activities	$1,687,271	$(2,322,374)	$(2,645,816)	$(98,189)
Net cash provided by financing activities	$3,644,095	$4,485,184	$5,533,173	$442,735

Cash flows from operating activities

Net cash used in operating activities was $(4,478,549) and $(30,482) for the nine months ended January 31, 2023 and 2022, respectively. The increase in net cash flows used in operating activities as compared to the same period in 2022 was primarily driven by general, administrative and legal expenses in relation with Regulation A fundraising and other related activities.

Net cash used in operating activities was $(1,558,025) for the year ended April 30, 2022, compared to $(11,326) for the year ended April 30, 2021. The difference in net cash flows used in operating activities as compared to the same period in 2022 is primarily due to the business was operating for a significantly shorter duration (i.e., 8 days since April 22, 2021 inception date) during the period ended April 30, 2021 compared to the year ending April 30, 2022, which operated for the whole year (i.e. 365 days).

Cash flows from investing activities

Our cash flows from investing activities have been primarily from purchases and sales of real estate properties and improvements to those properties.

Net cash used in investing activities was $1,687,271 and $(2,322,374) for the nine months ended January 31, 2023 and 2022, respectively. The increase in inflow from investing was primarily due to the sale of real estate properties during the nine months ended January 31, 2023.

Net cash used in investing activities was $(2,645,816) for the year ended April 30, 2022, compared to $(98,189) for the year ended April 30, 2021. The increase was primarily due to purchases of new properties during the year ended April 30, 2022 and also due to the business was operating for a significantly shorter duration (i.e., 8 days) during the period ended April 30, 2021 compared to the year ending April 30, 2022 (i.e. 365 Days). As the Company got incorporated on 22nd April, 2021.

Cash flows from financing activities

We have financed our operations primarily through sales of equity securities, loans and advances.

Net cash provided by financing activities was $3,644,095 and $4,485,184 for the nine months ended January 31, 2023 and 2022, respectively. The increase in net outflow primarily consists of mortgage loan payment.

Net cash provided by financing activities was $5,533,173 and $442,735 for the year ended April 30, 2022 and 2021, respectively. The increase in net inflow consists primarily of mortgage loan receipts and Regulation A Settlement stock subscription during the year end April 30, 2022.

Contractual and Obligations and Commitments

Our contractual obligations as of May 25, 2023 include existing mortgage loans of the 5 properties currently owned by the Company. Monthly mortgage interest amounts will vary due to interest rate fluctuation, and as of May 25, 2023 they were approximately as follows:

Properties	City & State	Mortgage Loan Amount	Interest Rate	Maturity
825 Austrian	Grand Prairie, Texas	$247,000	7.50%	1/01/2053
790 Pebble Beach Drive	Champions Gate, Florida	$276,553	5% + Prime or 8.25%, Whichever is Greater	2/11/2024
612 Jasmine Lane	Davenport, Florida	$337,242	5% + Prime or 8.25%, Whichever is Greater	2/11/2024
7676 Amazonas Street	Kissimmee, Florida	$266,204	5% + Prime or 8.25%, Whichever is Greater	2/10/2024
2540 Hamlet Lane	Kissimmee, Florida	$342,000	4.75% + Prime or 8.25%, Whichever is Greater	4/15/2024
Total		$1,469,000

Off-Balance Sheet Arrangements

As of January 31, 2023, we had no off-balance sheet arrangements.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these statements requires management to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of our consolidated financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are defined as those that involve significant judgment and potentially could result in materially different results under different assumptions and conditions. Management believes the following critical accounting policies are affected by our more significant judgments and estimates used in the preparation of our consolidated financial statements.

Revenue Recognition: Our revenues primarily consist of short-term rental revenues. We have the following revenue sources and revenue recognition policies:

●	Short-term rental revenues include revenues from the rental of our properties via Airbnb and similar digital hospitality platforms.

●	Fee and other income include late fees, violation fees, and other revenue arising from contractual agreements with third parties. This revenue is recognized as the services are transferred in accordance with ASC 606.

Investment Property and Equipment and Depreciation: Property and equipment are carried at cost. Depreciation for buildings is computed principally on the straight-line method over the estimated useful lives of the assets (27.5 years). Depreciation of improvements to buildings, rental homes and equipment, and vehicles is computed principally on the straight-line method over the estimated useful lives of the assets (ranging from 3 to 27.5 years). Land & its development costs are not depreciated but are capitalized as Land and land improvements. Interest expenses, Maintenance, and repairs are charged to expenses as incurred and improvements are capitalized. The costs and related accumulated depreciation of property sold or otherwise disposed of are removed from the financial statements and any gain or loss is reflected in the current year’s results of operations.

Impairment Policy: The Company applies FASB ASC 360-10, “Property, Plant and Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These calculations of expected future cash flows consider factors such as future operating income, trends, and prospects, as well as the effects of leasing demand, competition, and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property (less the estimated cost to sell) is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of will be reported at the lower end of the carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded.

Income Taxes: We account for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, we determine deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. We recognize deferred tax assets to the extent that we believe that these assets are more likely than not to be realized. In making such a determination, we consider all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations. If we determine that we would be able to realize our deferred tax assets in the future in excess of their net recorded amount, we would make an adjustment to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. We record uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) we determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, we recognize the largest amount of tax benefit that is more than 50 percent likely to be realized upon the ultimate settlement with the related tax authority. We recognize interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2022. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements.

Emerging Growth Company Status

The JOBS Act permits an emerging growth company such as us to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies until those standards would otherwise apply to private companies. We have irrevocably elected to apply this extended transition period and, as a result, we will not adopt new or revised accounting standards on the relevant dates on which adoption of such standards is required for public entities. Accordingly, our financial statements may not be comparable to other public companies that do not elect the extended transition period.

BUSINESS

Overview

We are an early stage company with a mission to develop and utilize our artificial intelligence focused technology stack to empower retail investor participation in short-term rental properties, which are real estate units listed for a rental term of 31 days or less. People may use short-term rentals for a variety of reasons including, but not limited to: vacation or travel, relocation for an upcoming move, a place to stay while their residence is going through renovations or repairs, extended work trips, special events like weddings or family reunions, temporary work assignments, or seasonal activities. We were founded on the belief that every person should have the access and the freedom to pursue wealth creation through real estate. However, there are significant entry barriers for the average individual and lucrative returns are currently taken mainly by private equity firms and larger-scale developers. We intend to leverage technology to democratize access to short-term rental investments. To support this goal, we intend to build what we believe would be a new model for property ownership and real estate investment. We believe in simplified wealth creation, access to new markets, diversification, exceptional guest experiences, and community-building network effects.

The following diagram summarizes the Company’s organizational structure by legal entity*:

*Explanatory Note:

1.	ReAlpha Tech Corp. or the Company (f.k.a. reAlpha Asset Management Inc.) is the entity that resulted from the Downstream Merger (See “Prospectus Summary,” “Recent Developments” and “reAlpha Asset Management Inc. merges with reAlpha Tech Corp” for more information about the Downstream Merger). Also, as a result of the Downstream Merger, the Company owns a 25% stake in Naamche Inc., an artificial intelligence (“AI”) studio, a 25% stake in Carthagos Inc., a design studio, and a 96.67% stake in reAlpha Techcorp India Private Limited, a subsidiary that provides business support services for finance, marketing and technology.
2.	Roost Enterprise Inc. (“Rhove”) is a wholly-owned subsidiary of the Company that provides real estate technology solutions.
3.	Rhove Real Estate 1, LLC is a wholly-owned subsidiary of the Company that was created to offer securities pursuant to Regulation A before the reAlpha acquisition of Rhove.
4.	reAlpha Acquisitions, LLC is a wholly-owned subsidiary of the Company that holds reAlpha, LLC dba reAlpha Series 1, LLC.
5.	reAlpha, LLC dba reAlpha Series 1, LLC is a wholly-owned subsidiary of the Company that was created to hold the property located at 825 Austrian Rd, Grand Prairie TX 75050.
6.	reAlpha Acquisitions WF, LLC is a wholly-owned subsidiary of the Company that was created to hold the properties located at 790 Pebble Beach Dr, Kissimmee FL 3474, 612 Jasmine Ave, Davenport, FL 33897, 7676 Amazonas St, Kissimmee, FL 34747, 2540 Hamlet Lane, Kissimmee, FL 34746.
7.	reAlpha Acquisitions Churchill, LLC is a wholly-owned subsidiary of the Company that was created to hold the properties acquired by the Company utilizing financing provided by Churchill Finance I, LLC.
8.	reAlpha 612 Jasmine Lane, Inc. is a wholly-owned subsidiary of the Company that was created to hold the property located at 612 Jasmine Ave, Davenport, FL 33897 upon completion of the Regulation CF offering of such property.
9.	ReAlpha Realty, LLC is a wholly-owned subsidiary of the Company registered in Florida as a real estate brokerage. Its primary function is to act as agent and/or advisor to acquisitions completed by reAlpha Tech Corp or any affiliated companies.

Our Business Model

As noted, it is the Company’s goal to make this business model available to retail investors. To achieve this goal the Company, first, needs to create at the subsidiary level one or more Limited Liability Companies, or LLCs, which would be wholly-owned subsidiaries of the Company and will hold one or more of the Target Properties. Once the LLCs are in place, to offer and sale to retail investors equity interests in such properties the Company will cause those LLCs to launch exempted offerings. Such offerings will be conducted pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, Regulation Crowdfunding (“Regulation CF”) or Regulation D. To further facilitate the investment process in the LLCs, the Company is currently working on the reAlpha App.

The equity interests acquired in these exempt offerings will provide the investor with an ownership stake in the LLC and in turn in the Target Properties. We refer to such investors as Syndicate Members, in opposition to the holders of our common stock. To date, we have not yet developed a secondary trading market for equity interests in our properties. While the potential establishment of such a market is under consideration, no final decision has been made to implement a secondary trading market at this time.

We are focusing on the short term rental industry since it is highly fragmented and ideal for consolidation.  According to Airbnb, Inc.’s filings with the Securities and Exchange Commission the total market size is estimated to be $1.8 Trillion.

The Company decided to focus on short-term rentals (as opposed to long-term rentals) because of their profitability. We believe short-term rentals can be more profitable than long-term rentals for three main reasons:

●	Higher rental rates. Short-term rental rates are typically higher than long-term rental rates, especially in popular tourist destinations or during peak travel seasons.

●	Flexibility. With short-term rentals, you have the flexibility to adjust your rental rates and availability based on demand.

●	More tax deductions. Short-term rental owners may be able to deduct more expenses than long-term rental owners, such as cleaning fees, supplies, and utilities.

To implement our business model, we plan to acquire properties that satisfy our Investment Criteria (as defined below) (the “Target Properties”). Then, if needed, we renovate the Target Properties, prepare them for rent, list them on short-term rental sites and arrange for the Target Properties to be managed, internally or through third-parties. Eventually, we expect such management of the Target Properties will be beneficial for the Company as well as the investors that acquire minority equity interests through syndications (or through a real estate investment trust, as applicable). We expect that in the future these investors will become Syndicate Members through the purchasing of minority equity interests in our acquired properties. In addition to managing the property operations, whether internally or through third-parties, we will also manage the financial performance of the asset, such as evaluating if the after-repair value or appreciated value of the property is higher than the purchase price, or whether the property is ready to generate the expected profitability. At this time, we started our first syndication of one of our Orlando properties.

The average person does not:	Proposed solution:

Have access to wholesale real-estate market prices.	As a bulk buyer, we will have access to the wholesale real estate market, which most people do not even know exists. This includes a bulk portfolio acquisition strategy.

Have the cash for a 25% down payment.	reAlpha has strategic partnerships with lending institutions, which will allow us to close on property acquisitions within two to three weeks rather than the two to three months customary period for property acquisitions.

Have the time to buy, renovate and manage an investment property.	reAlpha handles the acquisition, renovation, onboarding and property management. Syndicate Members never have to answer a guest or pick up a paintbrush.

Want to deal with a complex mortgage process (personal guarantee, negotiation with lenders, personal credit checks).	reAlpha eliminates the entire process for Syndicate Members. Syndicate Members will never need to give a personal guarantee and their credit will never be checked when financing directly through reAlpha.

Qualification + Mortgage Lending Restrictions - Income determines how much an individual can leverage/borrow.	By fractionalizing the ownership process, we expect reAlpha Syndicate Members can own a smaller percentage of a home or group of homes rather than covering an entire down payment and being required to go through loan qualification requirements required by lenders.

Through these property acquisition investments, our goal is to obtain: (i) consistent cash flow from short-term tenants; (ii) long-term capital appreciation by leveraging our property’s value after repair and/or renovations in appreciating markets; and (iii) favorable tax treatment of long-term capital gains.

To finance these property acquisition investments, we may engage in leverage financing to enhance total returns to our Syndicate Members and investors through a combination of senior financing on our real estate acquisitions, secured facilities, and capital markets financing transactions. We will seek to secure conservatively structured leverage that is long-term, non-recourse, non-mark-to-market financing to the extent obtainable on a cost-effective basis. Our operating policies in respect to credit risk and interest rate risk we may face in connection with these financings include:

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our assets. We will review and monitor credit risk and other risks of loss associated with each investment and our overall credit risk and levels of provision for loss.

Interest Rate Risk Management. We will follow an interest rate risk management policy intended to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means that we will seek to structure the key terms of our borrowings to generally correspond with the expected holding period of our assets.

Syndicate Member Exempt Offerings

To make the business model available to retail investors, the Company, will launch in exempt offerings conducted pursuant to Regulation A promulgated under the Securities Act of 1933, as amended, Regulation Crowdfunding (“Regulation CF”) and/or Regulation D.

To effect these exempt offerings the Company, first, needs to create at the subsidiary level one or more Limited Liability Companies, or LLCs, which would be wholly-owned subsidiaries of the Company and will hold one or more of the Target Properties. Once the LLCs are in place, to offer and sale to retail investors equity interests in such properties the Company will cause those LLCs to launch exempt offerings. To further facilitate the investment process in the LLCs, the Company is currently working on the reAlpha App.

We expect reAlpha Acquisitions, LLC or one of our subsidiaries, will maintain management control of each of the LLCs. When this phase is fully implemented, we expect Syndicate Members to collectively buy up to 100% of the LLCs and we shall account for the property LLCs in accordance with applicable US GAAP.

In the past, the Company has launched the following exempt offerings for different purposes:

●	On March 22, 2021, reAlpha 1011 Gallagher LLC, a subsidiary of the Company, offered securities pursuant to rule 506B of Regulation D, as an initial testing of our business model. Two accredited investors participated in this offering, both of which had a pre-existing relationship with the founders of reAlpha;

●	For financing purposes, on July 29, 2022, reAlpha Asset Management, Inc. Section 4(a)(2) of the Securities Act of 1933, as amended; Regulation A; and

●	On March 3, 2023, the Company opened its first Regulation CF syndicated offering listed under reAlpha 612 Jasmine Lane Inc., a reAlpha subsidiary (also referred to herein as “Jasmine Holdco”) under Section 4(a)(6) of the Securities Act with the assistance of Dealmaker Securities LLC, a SEC/FINRA registered broker-dealer.

Our Growth Strategy

Our business and growth strategy consists of acquiring Target Properties through the use of our credit facility, furnishing, lightly renovating, if needed, and renting them on the short-term rental market. We will manage, selectively leverage and sell homes located in markets that satisfy our market selection requirements across the United States, as further described below. In the future, we may consider expanding to other favorable global markets.

As noted, we expect to utilize a credit line to facilitate funding and acquisition of Target Properties. As we grow and develop additional funding sources, we may set up additional subsidiaries to further facilitate funding and credit opportunities available to us through each of these additional subsidiaries (for more information on our most recent credit facility agreement, refer to the “Recent Developments” section below).

In May 2021, we opened an international office located in Bengaluru, India operating under the entity reAlpha Techcorp Private Limited. The purpose of this office is to provide back office support such as marketing, search engine optimization, finance, and accounting.

In August 2021, we acquired a twenty five percent (25%) equity stake in Naamche, a Nepal-based company that provides services related to the development of technology, AI, and applications, as well as other technology support as needed.

In September 2021, we acquired a twenty five percent (25%) stake in Carthagos, a company headquartered in Brazil. Carthagos provides services related to branding, marketing, and design.

As noted the Company has international offices in India, Nepal, and Brazil. All these offices provide back office support. As we continue to grow, we plan to expand our real estate operations into other international markets, however, as of today the opening of offices abroad is not related to such expansion.

Market Selection

We intend to focus our business efforts on the markets in which Airbnb and similar platforms operate, which include some or all of the following characteristics:

●	Sufficient inventory to make it feasible to achieve scale in the local market (100 – 500 homes);

●	Large universities and skilled workforce;

●	Popular with travelers;

●	Favorable competitive landscape with respect to other institutional residence buyers; and/or

●	Hotel room capacity and occupancy rates in given destinations.

During our testing phase, we acquired properties in Dallas, Texas, which was our initial target market. We have expanded our target market to include Florida, Georgia, South Carolina, North Carolina, Alabama, Texas, Tennessee, Nevada, and Arizona (the “Sunbelt States”), with a strong focus in Florida.

According to Roofstock’s “Sun Belt real estate: Stats and trends for 2022” the Sunbelt States have experienced significant recent growth, providing opportunities in real estate investment. Home appreciation rates in these states have been higher than the national average, increasing the value of real estate assets. The population in these states has also grown rapidly, driven by factors such as job opportunities, lower cost of living, and favorable climate.

As noted by Bankrate in its recent article “Housing market heat shifts to Southeast” the travel and hospitality industry in the Sunbelt States has also grown significantly, driven by increased tourism and a growing number of short-term rental properties. This has created opportunities for real estate investors to purchase properties for short-term rental use, generating higher rental income than traditional long-term rentals.

Additionally, household incomes in the Sunbelt States have increased at a faster pace than the national average, providing a larger pool of potential homebuyers and renters. The desirability of living in these states has also increased, with many individuals and families seeking a better quality of life, warmer weather, and outdoor recreational opportunities.

Overall, the recent growth in the Sunbelt States has created numerous opportunities for real estate investment, particularly in the short-term rental market. Investors can benefit from the high demand for properties in these states, generating strong rental income and capital appreciation over time. Now, we have moved into the Orlando, Florida market. We believe that this market offers strong growth in population, jobs, rental rates, and value appreciation. Additionally, we have selected Tampa, Ft. Lauderdale, and Panhandle areas in Florida as our next markets.

We will focus on acquiring properties as outlined below with seventy five percent (75%) or greater for rent-ready assets. This is subject to change as market conditions shift.

Rent-Ready Short-Term Rentals

This category comprises homes that have been operating as short-term rentals and include:

●	required licensing and short-term rentals designation in place;

●	furnishing and/or furniture; and

●	minimum of six (6) months of operating history.

The benefits of investing in this category may include:

●	immediate cash flow;

●	immediate optionality for long term debt; and

●	reduced hold time before syndication.

Repositioning to Short-Term Rentals

This category comprises homes that have not been operating historically as short-term rentals. Properties that fit this category will include:

●	partially/fully renovated or new construction homes;

●	properties with strong locational attributes such as: (i) a positive five-year trend related to population growth, to median income growth, and/or tourism revenue growth, (ii) potential for real estate appreciation and (v) close proximity to attractions and destinations such as parks, beaches, malls, restaurants and amusement parks; and

●	properties located in areas where laws are supportive of short-term rental use.

Multi-unit Properties

Multi-unit properties are defined as two (2) or more units on the same folio/property. Properties with four (4) units or less are considered residential and treated in the same fashion as single-family homes. The investment criteria is the same for Multi-unit residential properties as it is for traditional residential acquisition targets.

One of the reasons to purchase multi-unit properties is the ability to leverage economies of scale related to vendors and operating costs to potentially reduce total expenses. In addition, costs such as management fees and other property services are potentially reduced on a per unit basis. Finally, we may expect to see lower operating expense percentages and increased listing exposure and optionality for guests.

We expect to revisit market statistics and market selection criteria on a periodic basis. Selected markets may not necessarily meet every single criterion. In the future, we expect that will expand to other states in the U.S., and subsequently globally. At this time, we have not set a timeline for expansion. We may also evaluate certain additional markets in the future.

Investment Criteria

We continuously evolve our investment strategies depending on the market conditions. Currently due to global supply chain issues, we are focusing on rent-ready properties. Such rent-ready properties may not need a major upgrade. However, even rent-ready properties may need some modifications and/or refreshing of fittings/furnishings. We decide the budgets for such upgrades on a case by case basis. In some situations, we may still buy properties which may need significant upgrades, if the long term potential of such properties helps our business.

We determine our Target Properties utilizing our investment criteria, which evaluates acquisition investments using our proprietary algorithms (the “Investment Criteria”). Investment decisions made pursuant to our Investment Criteria may include single-family homes, multifamily units, experiential properties, resorts, resort communities and others.

We plan to have continuously assess property acquisition investments using our Investment Criteria and intend to purchase properties that include, but are not limited to, the following primary characteristics:

●	Target Properties identified by our reAlpha Score algorithms (described below) are considered for acquisition;

●	Target Properties with a minimum of three (3) bedrooms and two (2) bathrooms per unit;

We also intend to regularly consider acquiring properties outside of these ranges depending on market conditions, uniqueness, and condition of the Target Property. Currently, only one of our properties that we own was renovated heavily.

Investment Decisions

While we will employ our proprietary artificial intelligence technology and our real estate professionals to identify suitable properties for acquisition, the Company will be responsible for final decisions. We will use the methodology described below and our bespoke technologies to reach buy or sell decisions. We have developed an investment approach that combines the experience of our management, the reAlpha Score and an approach that emphasizes market research, underwriting standards and down-side analysis of the risks of each investment.

Notwithstanding, the Company accounts for unknown or contingent liabilities arising out of the properties that we finally acquire. For any assets acquired not currently operating as rent-ready properties, an amount up to 6 months of recurring operating expenses will be set aside as reserves. This reserve amount is in addition to any proposed, budgeted and/or actual expenses incurred related to the renovation of a property.

To execute our disciplined investment approach, we plan to closely monitor the profit and loss of each investment.

The following is a summary of our methodology for property acquisition:

Local Market Research

We research the acquisition and underwriting of each transaction. The research focuses on finding any “red flags” that may influence the decision to acquire a property. A red flag is a notification for further scrutiny of such properties. These “red flags'' include (i) heavy regulation on short-term rentals at a state, county, or homeowner’s association (“HOA”) level; (ii) homes that have been on the market for longer than a year, or (iii) areas where natural disasters are common and damaging. The red flags analysis related to extreme weather conditions helps us estimate potential damages and related insurance costs to make better decisions. Additionally, we consider things such as tourist numbers and market size, seasonality, walkability, proximity to airports, restaurants and entertainment and events that would attract renters.

Once a deeper analysis of such red flagged properties is completed, the management team may or may not decide to purchase such properties.

Market Analysis. When we enter a market where we do not own any properties, we first determine what the demographic and real estate trends have been. More specifically, we look to see positive trends in statistics such as, but not limited to:

●	historical and projected population growth;
●	historical and projected median income/median income growth;
●	historical real estate property appreciation;
●	historical rental rate growth;
●	laws, ordinances, restrictions related to short term rentals;
●	residential inventory supply; and
●	annual tourism demand.

Submarket Analysis. In our submarket analysis, we look for all the same stats/trends as completed at the market level but for a smaller geographical area such as a specific city and/or zip code. Additionally, we will look to see positive trends in statistics such as, but not limited to:

●	total short term rental demand in the submarket;
●	active short term rental listings in the submarket;
●	average submarket daily rates based on seasonality;
●	average submarket occupancy; and
●	licensing requirements.

Property Analysis. In our property analysis, we look to analyze the subject property or properties to determine:

●	age and construction type, including roof, doors and windows;
●	property condition;
●	level and finesse of finishes in the property;
●	is there any deferred maintenance to be done in the property before putting it in the market;
●	age/condition of major mechanical components including roof, plumbing and appliances;
●	upcoming capital expenditures; and
●	recurring maintenance.

Underwriting Analysis

We will examine all elements of a potential investment, including, with respect to real property, its location, income-producing capacity, prospects for long-range appreciation, tax considerations and liquidity. Utilizing the market, submarket and property analysis, we develop a complete pro forma calculation from acquisition through projected sale is completed for each property or portfolio of properties acquired. Each pro forma calculation must meet the required minimum metrics threshold set by the Company prior to making a formal investment.

Risk Management

Operating or performance risks generally arise at the investment level and often require real estate operating experience to cure, as described in the “Risk Factors” section below. We will review the current operating performance of property investments against our internal projections and provide the oversight necessary to detect and resolve issues as they arise.

Asset Management

Prior to the purchase of a property, we will develop a property business strategy, which will be customized based on the acquisition and underwriting data. Our property business strategy is a forecast of the action items to be taken and the capital needed to achieve the targeted returns for a Target Property. The property business strategy includes: (i) offer amount and negotiations, (ii) financing structure, (iii) furniture and design, (iv) achieving the most beneficial holding period for the property, (v) tax strategy and (vi) exit strategy. These strategies will be customized based on data found during the due diligence process for each Target Property to adapt to economic conditions, seasonality, and the unique factors of each market.

Properties and/or portfolios of acquired properties will have annual budgets completed prior to the commencement of any given operating year. Quarterly financials will include variance to pro forma calculations and budget reports. Variances greater than 15% for any line item that exceeds an amount equal to $10,000 shall include an explanation of said variance.

Business Process for Acquired Properties

Once we have decided to acquire a property using our Investment Criteria, we intend to use the following steps to maximize its value:

1.	A wholly-owned subsidiary (e.g. wholly-owned LLCs) buys the Target Property using short-term leverage provided by one of our lending partners.

2.	The wholly-owned subsidiary arranges for the renovation of the purchased Target Property, at the cost of that wholly-owned subsidiary, by one of our preselected national partners after transferring it to the new reAlpha LLC subsidiary.

3.	Within a period of 4-to-18-months, reAlpha will refinance the Target Property by swapping the short-term loan with a long-term loan from any one of our lending partners. If current market conditions or lending opportunities are poor, we may choose to not refinance or refinance out of the respective target time frame of 4-to-18 months.

4.	If the after-repair value or appreciated value (within 4 to 18 months after acquisition) of the Target Property is higher than the purchase price, then the remaining money from the equity may be used for purchasing additional properties in the same reAlpha LLC subsidiary for all owners.

5.	The new reAlpha LLC subsidiary will offer up to 100% of its membership equity interests for purchase through syndicate membership (or other investment vehicle such as real estate investment trust), as explained above.

6.	Our Syndicate Members may receive distributions proportional to their membership based on the free cash flows after taxes from the overall performance of the property on Airbnb and similar digital hospitality platforms.

7.	After the Target Property has generated the target returns the property may be sold to book the profit for the reAlpha LLC subsidiary.

8.	This profit, if any, may be used to purchase further properties in the same reAlpha LLC subsidiary for our benefit and the benefit of the Syndicate Members. The Syndicate Members may choose to invest further in new properties or redeem their investments.

Although we may sell properties, we intend to hold and manage the properties we acquire for a period of one to six years. The reAlpha LLCs that will manage these properties will receive a gross fee of 15% to 30% of the property’s revenue. The 15-30% fee is of gross receipts generated by the property. “Gross Receipts” means (i) receipts from the short-term or long-term rental of the property; (ii) receipts from rental escalations, late charges and/or cancellation fees; (iii) receipts from tenants for reimbursable operating expenses; (iv) receipts from concessions granted or goods or services provided in connection with the Property or to the tenants or prospective tenants; (v) other miscellaneous operating receipts; and (vi) proceeds from rent or business interruption insurance, excluding (A) tenants’ security or damage deposits until the same are forfeited by the person making such deposits, (B) property damage insurance proceeds, and (C) any award or payment made by any governmental authority in connection with the exercise of any right of eminent domain.

As each of our properties reaches what we believe to be its appropriate disposition value, based on internal metrics, we will consider disposing of the property. The determination of when a particular property should be sold or otherwise disposed of will be made after consideration of relevant factors, including prevailing and projected economic conditions, whether the value of the property is anticipated to appreciate or decline substantially, and how any existing leases on a property may impact the potential sales price. The Company will utilize the reAlpha Score to measure properties against set key performance indexes and determine when to objectively dispose of a property. The Company may determine that it is in the best interests of stockholders to sell a property earlier than one year or to hold a property for more than six years. When we determine to sell a particular property, we intend to achieve a selling price that captures the capital appreciation for investors based on then-current market conditions. We cannot assure you that this objective will be realized.

Each property will be charged a market rate property disposition fee that is paid by the seller at the time of the sale, consisting of realtor fees and closing costs (taxes and other related costs). This disposition fee should cover property sale expenses such as brokerage commissions, and title, escrow and closing costs upon the disposition and sale of a property. It is expected that this disposition fee charged will range from 6% to 8% of the property sale price. Following the sale of a property, the Company expects to re-invest the proceeds of such sale, minus the property disposition fee described in this paragraph, into more properties for our portfolio and for the Syndicate Members to have the opportunity to invest in.

Further, the properties may be also managed by third-party property management firms at the Company’s discretion. The services provided by such third-party property manager would include (i) ensuring compliance with local and other applicable laws and regulations; (ii) handling tenant access to properties; (iii) and any other action deemed necessary by the property manager or desirable for the performance of any of the services under our respective management agreement. These management agreements are subject to an asset management fee between 15% and 30% of the short-term rental gross revenue generated. As we achieve scale in the number of properties owned and operated, we may seek to bring property management in-house. In the event we manage a property, such property management fees would then be retained by us. If a short-term rental property is vacant and not producing rental income, the property management fee will not be paid during any such period of vacancy, including properties managed by third-parties.

The operating expenses that each reAlpha LLC will be responsible for, as described above, include, but is not limited to: (i) mortgage principal and interest; (ii) property tax; (iii) homeowner insurance; (iv) utilities; (v) landscaping; (vi) pool maintenance costs; (vii) routine maintenance and repairs; (viii) HOA fees; and (ix) pest control. We will share the expenses related to the short-term rental properties with the Syndicate Members and will bear its own operating and management expenses in proportion to the ownership of the LLC.

Our Platform and Technologies

reAlpha BRAINTM

reAlpha BRAINTM will bring machine learning (“ML”) and AI to the world of short-term rental investment. This platform will utilize a natural language processing (“NLP”) program to scan through large quantities of data regarding properties and ML algorithms to choose the properties that have higher than expected industry standard return on investment. For this, it will gather and integrate a variety of data relevant to the properties from multiple sources including wholesalers, various multiple listing service (“MLS”) data sources, realtors, small Airbnb “mom and pop” operators, and other larger property owners. For instance, it will collect data on the properties’ price, house structure and sale history from different MLS’ listings in the U.S. This data, combined with the information about the neighborhood appeal, accessibility and safety of the neighborhood surrounding the properties enables the algorithm to learn the hidden patterns underlying high return short-term rental investments. This will allow reAlpha to predict how likely a particular property will generate expected profitability. The platform will convey this knowledge by assigning each property with a “reAlpha Score” ranging from 0-100. The higher the value, the more favorable a property is for investment.

Currently, the process of analyzing a property as a potential investment typically begins with an email received from a real-estate agent’s distribution list to which reAlpha has subscribed. However, we use multiple other sources outside of inbound emails to identify properties. In the email scenario, the reAlpha BRAINTM will include an AI email parser based on NLP that looks for the property of concern within the unstructured email and extracts its street address. This address will then be used to query various data providers for a detailed description of the property’s structure, neighborhood and finances. This ML model, which is being built and will be hosted on the Amazon Sagemaker platform provided by Amazon Web Services (“AWS”), will then calculate the reAlpha Score for that property.

The model will also continuously improve and learn over time. As the Company makes its decision to invest in properties, the model will check the effectiveness of its recommendations to reduce false positives and false negatives. As of May 2023, the reAlpha BRAINTM has analyzed over 1,500,000 homes.

reAlpha BRAINTM is currently operational internally within reAlpha. However, new developments on the AI system are expected to improve its accuracy. reAlpha BRAINTM is expected to be released publicly in Q2 of 2024.

reAlpha App (Trademarked as reAlpha M3TM)

The reAlpha App was designed to support our mission to make real estate ownership accessible and user friendly. The reAlpha App allows Syndicate Members to acquire equity interests in the Company’s wholly-owned LLCs, which are the entities that hold the ownership of the Target Properties. Further, the app will allow Syndicate Members to monitor the financial metrics and performance of those properties in which they have invested. At this point, however, we do not intend to provide such real-time visibility to holders of our common stock for individual property financials. Holders of common stock will be able to view company-wide financials as filed with the SEC. Finally, the app will also fetch property listing data as well as data on short-term rental market trends from multiple third party API providers and display the consolidated data for a particular property in an easily accessible format.

At this time, the Company does not plan on becoming a licensed broker-dealer. The reAlpha App is managed by us, however, we utilize a third party broker-dealer, currently Dealmaker Securities LLC, licensed with the SEC/FINRA, to conduct the exempt offerings.

While the mobile version of the reAlpha App is still under development, the web version is already operational.

reAlpha HUMINTTM

In addition to the AI being utilized in our technologies, we added a human factor that analyzes short-term rental profitability. There are various qualitative features of a short term rental property that affect its profitability. For instance, the aesthetics of the interiors, as well as the color, decoration and design of the property’s exteriors, the look and feel of its neighborhood, condition of the amenities, etc. A property that is well-designed and tastefully decorated, coupled with amenities in good condition, requires less renovation and repair work before it is ready to be listed on platforms such as Airbnb. Such features can be collected by manually observing the photos, videos and the street view of the property and cannot be automatically fetched from a third party source.

reAlpha HUMINT is a platform that complements the AI technology, reAlpha BRAIN, and allows analysts at reAlpha to input such features about a property and factor it into property evaluation.

reAlpha HUMINT is operational internally and is not currently under further active development.

BnBGPT

BnBGPT is an AI tool that is powered by a Generative Pre-trained Transformer language model or GPT. BnBGPT is intended to complement our other AI and Non-AI technologies and be used internally to simplify the process of generating personalized and effective home descriptions. The app is designed for both realtors and hosts, with features that help them save time and money while creating descriptions that stand out in a crowded market. Our GPT powered app for real estate is an essential tool for anyone looking to leave a mark in the real estate industry. By harnessing the power of AI, our app ensures that each description is personalized and effective, giving users a competitive edge in the marketplace.

For Realtors. Our app will offer a feature that generates advertising content directly from uploaded images and they can be used by realtors to advertise their properties, eliminating the need for professional copywriters and other costly marketing tools. This makes it easy for realtors to create descriptions that truly capture the essence of a home and highlight its unique features and benefits.

For Hosts. Our app will offer features that simplify the process of creating descriptions for listings on Airbnb, VRBO, Booking.com, and other such platforms. Our app will automatically organize these descriptions into sections, making it easy to highlight key features of a space and provide important information about guest access. Additionally, we will include the proximity data of attractions near the property (e.g., restaurants, museums, areas of interest for tourists in the area and others), making it easier to highlight those for the host. This helps hosts spend less time writing descriptions and more time focusing on providing a great guest experience.

BnbGPT is currently operational internally as a beta release and is being used for testing purposes at reAlpha. The AI app is expected to be released publicly in Q3 of 2023. The AI technology is also under active development with work being done to improve the quality of the descriptions generated by the AI Technology.

Our Industry

Our business model is based on a digital marketplace with design and functions incorporating elements of multiple growing markets more fully described below:

The Airbnb Effect

Airbnb is an online community marketplace for people to list, discover, book and rent accommodations through easy-to-use technology. Platforms like Airbnb have increased traveler accommodation by enabling “home-sharing” on a global scale. Because of its scale and brand recognition, Airbnb will be one of the platforms we will use to market and operate our short-term rental properties.

We intend to offer standardized and personalized experiences like those provided by individual hosts within the Airbnb system but at the scale and efficiency of professional hosts. Airbnb continues to grow its host community in size and quality though consistent investment. According to Airbnb’s public filings, about 90% of Airbnb’s hosts are individual hosts with the majority having just a single listing. Professional hosts, such as property management companies, serviced apartment providers, and boutique hotels comprise only 10% of the host community.

The Robinhood Effect

According to Market Insider, retail investors still remain very active in the United States making up nearly 10% of US equity trading in the Russell 3000 (Jun 30, 2021; Retail trading has cooled from its pandemic peak, but still makes up 10% of stock trading volume in the US, Morgan Stanley says). The barrier-to-entry for brokerage applications has decreased, which in turn, has created easier access to the market. Simultaneously, the emerging demographic of first-time investors is typically young people. Evidence has shown that approximately 78% of Robinhood users are under the age of 35, according to Fast & Company (August 14, 2017; How Brokerage App Robinhood Got Millennials to Love the Market). Furthermore, due to the COVID-19 pandemic, there has been a substantial increase of 3 million retail investors on Robinhood in Q1 2020. As of December 2022, Robinhood has 11.4M monthly active users on their platform. A remarkable 83% of those who received stimulus checks in May 2020 invested half into the market, according to Mirae Assets (October, 15, 2020; The Renewed Rise of The Retail Investor). These macro trends are important to note because they signify the rapidly expanding growth of Millennial and Fintech investing.

We are expanding the democratization of inaccessible markets, which will revolutionize personal finances through the adoption of fractionalized ownership. A company like ours will allow individuals with less capital and less direct involvement to invest in real estate projects.

The Stripe Effect

Integration of disconnected technology ecosystems refers to disruption created by companies like Stripe, which is a provider of payments infrastructure for the internet. Millions of businesses use Stripe’s software and APIs to accept payments, send payouts, and manage their businesses online. Stripe took a fragmented industry and created a fully integrated suite of payments products that bring together everything that is required to build websites and apps that accept payments and send payouts globally. There is an opportunity to utilize our core technological capabilities to unite the fragmented ecosystem currently serving markets like Airbnb.

INVH Effect

The consolidation of single-family homes backed by institutional capital is a relatively recent phenomenon that has become standard in the industry today. The single-family rental market was previously composed of a small percentage of institutionally owned rental homes. Companies like Invitation Homes entered the market and stepped in front of non-permanent capital investors that were looking to liquidate their portfolios.

This paved the way for longer-term, permanent capital entities with more established operating scale, providing growth opportunities beyond the underlying market growth. With increasing scale brought about by companies like Invitation Homes, the single-family rental sector has been able to deliver better operating efficiency.

COVID-19 Impact

The travel industry has been grappling with the impacts of the COVID-19 pandemic for over two years now. In a recent interview with Bloomberg Television, Airbnb CEO, Brian Chesky, expressed confidence in the future of the travel industry, stating that regardless of the macroeconomic environment, people will continue to want to live on Airbnb and travel.

Despite rising inflation levels, consumers have continued to splurge on travel rentals, suggesting a strong demand for vacation accommodation. With vaccination rates increasing and travel restrictions easing, it is likely that the demand for travel rentals will continue to grow, providing opportunities for Airbnb and other companies in the industry. As the pandemic situation continues to evolve, it is important for travel industry players to stay agile and adapt to changing consumer needs and safety protocols to ensure they can meet the demands of travelers in this new environment.

COVID-19 Impact on Travel

Resurgence of the travel market is expected to happen once the COVID-19 pandemic wanes. This will likely increase the demand for hosts’ multi-fold. In an interview aired by CNBC “TechCheck”, Airbnb CEO, Brian Chesky expects that more guests will flock to Airbnb than the platform’s four million hosts can accommodate due to expected resurging travel not seen in recent times.

According to a survey of a census-balanced sample of 1,994 U.S. adults conducted by the payments and commerce content platform, PYMNTS.com, about 65% of surveyed consumers want to re-engage in the physical world for fun and leisure activities, such as seeing friends and family and attending sporting events and concerts. According to the survey, about 60% of surveyed consumers said they want to be able to travel within the U.S. again.

COVID-19 Impact on Real Estate

New home sales continue to be buoyant. Sales of new single-family houses in the US increased 1.1% month-over-month to a seasonally adjusted annual rate of 640,000 units in February 2023, according to estimates released jointly by the U.S. Census Bureau and the Department of Housing and Urban Development, which is the highest level since August of the previous year.

According to the National Association of Home Builders (NAHB) estimates, the total count of second homes, vacation homes, and investment properties was 7.5 million, accounting for 5.5% of the total housing stock. These second homes account for 15% of new single-family home sales. Nearly 50% of those second homes are rented out using professional management companies.

Competition and Competitive Strengths

We face competition from different sources in our primary activity of acquiring properties. We believe our competitors in acquiring properties for investment purposes are individual investors, small private investment partnerships looking for one-off acquisitions of investment properties that can either be leased or restored and sold, and larger investors, including private equity funds and other REITs, that are seeking to capitalize on the same market opportunity that we have identified. Our primary competitors in acquiring portfolios include large and small private equity investors, public and private REITs, and other sizable private institutional investors. These same competitors may also compete with us for investors. Competition may increase the prices for properties that we would like to purchase, reduce the amount of rent we may charge for our properties, reduce the occupancy of our portfolio, and adversely impact our ability to achieve attractive total returns. We also face competition from other real estate platform companies such as Roofstock, Inc., Fundrise LLC, Invitation Homes, Pacaso, as well as a range of emerging new entrants. There are a number of established and emerging competitors in the real estate platform market. The market is fragmented, rapidly evolving, competitive, and with relatively low barriers to entry.

Although our competitors may be more established and better funded than we are, we believe that our acquisition platform, Investment Criteria, extensive in-market property operations infrastructure, and local expertise in our markets provide us with competitive advantages. We consider our competitive differentiators in our market to primarily be:

●	our focus on the short-term rental market, compared to other established players in the industry that focus on long-term rentals;

●	Syndicate Member rewards program that allows for utilization of properties when they are unoccupied, which is currently being developed;

●	consistent short-term rental income with use of optimum amounts of leverage;

●	our proprietary technology to make objective and strategic investments in property and market selection;

●	lower minimum investment amounts; and

●	favorable tax treatment associated with long-term capital gains.

Intellectual Property

The company is currently developing four technologies. Rights to those technologies belong only to the Company. However, this is only part of our technology roadmap. We strive to continue innovating for our benefit and for the benefit of our Syndicate Members by using better wealth-creation tools, as well as generating returns by leveraging new technologies to optimize guest experience.

reAlpha BRAINTM & reAlpha Score*

The reAlpha BRAINTM will bring machine learning (“ML”) and AI to the world of short-term rental investment. This platform will utilize a natural language processing (“NLP”) program to scan through large quantities of data regarding properties and ML algorithms to choose the properties that have higher than expected industry standard return on investment. For this, it will gather and integrate a variety of data relevant to the properties from multiple sources including wholesalers, various multiple listing service (“MLS”) data sources, realtors, small Airbnb “mom and pop” operators, and other larger property owners. For instance, it will collect data on the properties’ price, house structure and sale history from different MLS’ listings in the U.S. This data, combined with the information about the neighborhood appeal, accessibility and safety of the neighborhood surrounding the properties enables the algorithm to learn the hidden patterns underlying high return short-term rental investments. This will allow reAlpha to predict how likely a particular property will generate expected profitability. The platform will convey this knowledge by assigning each property with a “reAlpha Score” ranging from 0-100. The higher the value, the more favorable a property is for investment.

Currently, the process of analyzing a property as a potential investment typically begins with an email received from a real-estate agent’s distribution list to which reAlpha has subscribed. However, we use multiple other sources outside of inbound emails to identify properties. In the email scenario, the reAlpha BRAINTM will include an AI email parser based on NLP that looks for the property of concern within the unstructured email and extracts its street address. This address will then be used to query various data providers for a detailed description of the property’s structure, neighborhood and finances. This ML model, which is being built and will be hosted on the Amazon Sagemaker platform provided by Amazon Web Services (“AWS”), will then calculate the reAlpha Score for that property.

The model will also continuously improve and learn over time. As the Company makes its decision to invest in properties, the model will check the effectiveness of its recommendations to reduce false positives and false negatives. As of May 2023, the reAlpha BRAIN has analyzed over 1,500,000 homes.

reAlpha BRAIN is currently operational internally within reAlpha. However, new developments on the AI system are expected to improve its accuracy. reAlpha BRAIN is expected to be released publicly in Q2 of 2024. All the rights to reAlpha BRAIN belong to the Company.

*	There is no patent pending regarding reAlpha Score.

Research and Development

The industry in which we plan to operate and compete is subject to rapid technological developments, evolving industry standards, changes in customer requirements and competitive new products and features. As a result, we believe our success, in part, will depend on our ability to build and enhance our technology and artificial intelligence capabilities in a timely and efficient manner and to develop and introduce those technologies while reducing total cost of ownership. To achieve these objectives, we have made research and development investments through third-party acquisitions to facilitate the development of our technologies, and we may explore in the future third-party licensing agreements.

An example of our third-party acquisitions include our ownership of a 25% stake in Naamche Inc., an artificial intelligence (“AI”) studio, and a 25% stake in Carthagos Inc., a design studio (“Carthagos”). Naamche, Inc. has assisted us in research and development of our proprietary algorithms and other technologies. This acquisition is expected to enhance our technological capabilities, broaden its portfolio of services, and contribute towards cost savings, positioning them for growth and success in the future.

Sales and Marketing

We have a dedicated marketing department responsible for various aspects of the company’s marketing initiatives and strategies. The department’s primary responsibilities include:

1.	Managing all advertising and content creation efforts, including the development and execution of targeted marketing campaigns. The marketing department works closely with internal teams and external agencies to create engaging and informative content that showcases our value proposition, products, and services. This content is distributed through various channels, such as social media, email marketing, and paid advertising, to reach a wide audience.

2.	Collaborating with the technology team to ensure optimal product design and user experience, tailoring the products and services to effectively meet customer needs and expectations.

3.	Manage and maintain our corporate website, ensuring a seamless digital experience for users.

4.	Oversee the press team and lead efforts to build and strengthen our brand. This includes crafting compelling narratives, managing media relations, and generating positive coverage for the company.

Our marketing department collaborates with Carthagos, a design agency that we partially own. Carthagos is responsible for visual content creation and design such as UI/UX design, social media visuals, and advertising collateral.

Governmental Regulation

General

Our business operations and properties are subject to various covenants, laws, ordinances, and rules. We believe that we are in material compliance with such covenants, laws, ordinances, and rules, and we also require that our residents agree to comply with such covenants, laws, ordinances, and rules in their leases with us.

Fair Housing Act

The Fair Housing Act (“FHA”) and its state law counterparts, and the regulations promulgated by the United States Department of Housing and Urban Development and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women, and people in the process of adopting a child or securing custody of children under the age of 18), disability or, in some states, financial capability.

Municipal Regulations and Homeowners’ Associations

Our properties are subject to various municipal regulations and orders, and county and city ordinances, including without limitation, use, operation and maintenance of our properties. Certain of our properties are subject to the rules of the various HOAs where such properties are located. HOA rules and regulations are commonly referred to as “covenants, conditions and restrictions,” or CC&Rs, and typically consist of various restrictions or guidelines regarding use and maintenance of the property, including, among others, noise restrictions or guidelines as to how many cars may be parked on the property.

Broker Licensure

We own an in-house brokerage to serve our investors and utilize in-market leasing experience specialists to drive an end-to-end resident experience that achieves our occupancy, revenue, and retention goals while facilitating enjoyment of a worry-free leasing lifestyle. Our in-house brokerage is subject to numerous federal, state, and local laws and regulations that govern the licensure of real estate brokers and affiliate brokers and set forth standards for, and prohibitions on, the conduct of real estate brokers. Such standards and prohibitions include, among others, those relating to fiduciary and agency duties, administration of trust funds, collection of commissions, and advertising and consumer disclosures, as well as compliance with federal, state, and local laws and programs for providing housing to low-income families. Under applicable state law, we generally have a duty to supervise and are responsible for the conduct of our in-house brokerage.

Environmental Matters

As a current or prior owner of real estate, we are subject to various federal, state, and local environmental laws, regulations, and ordinances, and we could be liable to third parties as a result of environmental contamination or noncompliance at our properties, even if we no longer own such properties. We are not aware of any environmental matters that would have a material adverse effect on our financial position (see “Risk Factors — Risks Related to Our Business and Industry”).

Laws and Regulations Regarding Privacy and Data Protection

Data privacy laws and regulations in the U.S. and foreign countries apply to the access, collection, transfer, use, storage, and destruction of personal information in connection with our services. In the U.S., our financial institution customers are required to comply with privacy regulations imposed under the Gramm-Leach-Bliley Act, in addition to other regulations. As a processor of personal information in our role as a provider of services to financial institutions, we are bound by similar limitations on disclosure of the information received from our customers as apply to the financial institutions themselves. In addition, federal and state privacy and information security laws, and consumer protection laws, which apply to businesses that collect or process personal information, may also apply to our businesses.

There has been increased public attention regarding the use of personal information and data transfer, accompanied by legislation and regulations intended to strengthen data protection, information security and consumer and personal privacy. The law in these areas continues to develop and the changing nature of privacy laws in the U.S., the European Union (“E.U.”) and elsewhere could impact our processing of personal information of our employees and on behalf of our customers. In the E.U. the comprehensive General Data Privacy Regulation (the “GDPR”) went into effect in May 2018. The GDPR has introduced significant privacy-related changes for companies operating both in and outside the E.U. In the U.S., California has adopted the California Consumer Privacy Act, and Nevada has adopted the Nevada Privacy Law, both of which went into effect in January 2020, and several states are considering adopting similar laws imposing obligations regarding the handling of personal information. While we believe that we are compliant with our regulatory responsibilities, information security threats continue to evolve resulting in increased risk and exposure. In addition, legislation, regulation, litigation, court rulings, or other events could expose us to increased costs, liability, and possible damage to our reputation.

Human Capital

As of May 25, 2023, we had 9 full-time employees in the US and 8 in our India office. We believe that we maintain good relations with our employees.

Properties

As of May 25, 2023, we owned and operated 5 properties located in Dallas, Texas, Kissimmee, Davenport, and Champions Gate in Florida. Below are details of existing mortgage loans of the 5 properties. Monthly mortgage interest amounts will vary due to interest rate fluctuation. As of January 31, 2023, we paid monthly mortgage interest of $1,544 for 825 Austrian Road property, $9,472 for 790 Pebble Beach Drive, 612 Jasmine Lane and Amazonas Street Property and $3,608 for 2540 Hamlet Lane Property.

Properties	City & State	Mortgage Loan Amount
825 Austrian Road	Grand Prairie, Texas	$247,000
790 Pebble Beach Drive	Champions Gate, Florida	276,553
612 Jasmine Lane	Davenport, Florida	337,242
7676 Amazonas Street	Kissimmee, Florida	266,204
2540 Hamlet Lane	Kissimmee, Florida	342,000
Total		$1,469,000

Legal Proceedings

Ohio Subpoena

On May 2, 2022, we received a subpoena duces tecum and requests for depositions of three senior managers of the Company from the Ohio Division of Securities (the “ODS”), all related to the Company’s Regulation A securities offering in the State of Ohio, and based on Ohio Revised Code1707.23. The depositions were taken in July 2022. The ODS has not asserted any securities violations by the Company other than a late notice filing for its offering. The Company is fully cooperating with the ODS.

Massachusetts Consent Order

On April 15, 2022, we entered into a consent order (the “Consent Order”) with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts (the “MSD”) following an investigation by the MSD into whether the Company had engaged in acts or practices that violated the Massachusetts Uniform Securities Act (the “Massachusetts Act”) and the regulations promulgated thereunder (the “Massachusetts Regulations”). For purposes of the Consent Order, the Company did not admit or deny the findings of fact or law or any of the allegations contained therein. The Consent Order provides that it is not intended to form the basis of any disqualification under Section 3(a)(39) of the Securities Exchange Act of 1934, or Rules 504(b)(3) and 506(d)(i) of Regulation D, Rule 262(a) of Regulation A and Rule 503(a) of Regulation CF under the Securities Act of 1933. Likewise, the Consent Order provides that it is not intended to form a basis of a disqualification under Section 204(a)(2) of the Uniform Securities Act of 1956 or Section 412(d) of the Uniform Securities Act of 2002. MSD alleged in the Consent Order that the Company initially failed to disclose an ongoing criminal proceeding taking place in India against the Company’s CEO that involves allegations of fraud and forgery. MSD also alleged that the Company posted sample stock images of properties on its website, along with corresponding property “scores,” purchase dates, and addresses, despite not actually owning these properties. MSD further alleged that the Company failed to disclose a potential conflict of interest in connection with the Company’s real estate acquisitions. The MSD finally alleged that the Company failed to file notice with the MSD and submit a consent for service of process before marketing and selling shares to investors in Massachusetts. In the Consent Order the MSD noted that “[e]xcept in any action by the Division to enforce the obligations of the Consent Order, any acts performed or documents executed in settlement of this matter: (A) may not be deemed or used as an admission of, or evidence of, the validity of any alleged wrongdoing, liability, or lack of any wrongdoing or liability; and (B) may not be deemed or used as an admission of, or evidence of, any such alleged fault or omission of the Company in any civil, criminal, arbitral, or administrative proceeding in any court, administrative agency, or tribunal.”

Under the terms of the Consent Order, the Company is censured, barred from offering or selling securities in Massachusetts, and ordered to cease and desist from committing future violations of the Massachusetts Act and the Massachusetts Regulations. Pursuant to the Consent Order, on April 21, 2022, the Company paid a $375,000 administrative fine and offered to rescind the purchases of each of the fourteen Massachusetts investors who acquired the Company’s common stock in its Regulation A offering. Such investors paid an aggregate amount of $19,500 to purchase the Company’s common stock. Seven out of the fourteen Massachusetts investors elected to rescind the purchase and the Company has already refunded them a total of $11,500. The Company has fully complied with the terms of the Consent Order.

The Company engaged counsel to make all the necessary securities filings. However, the Company’s then-counsel did not make any blue sky filings until MSD informed of such irregularity to the Company.

A copy of the Consent Order was filed on Form 1-U on April 15, 2022, as Exhibit 6.5 thereto, and is Exhibit 99.1 to the Offering Statement. For additional information on the Consent Order, we refer you to Exhibit 99.1. As of the date of this filing, we have sold $4.468 million of shares to investors other than our former parent company, reAlpha Tech Corp. (which as of the date of this Direct Listing no longer exists, as further described on “Business – Recent Developments” above), and $500,000 to our former parent company, for aggregate sales of $4.968 million. The holdings that belonged to our former parent company have been assigned to reAlpha Tech Corp. post the Downstream Merger (as defined above). For additional information on the India proceeding involving Mr. Devanur see “India Proceeding Involving Giri Devanur” section below.

Parent Company Litigation

On December 27, 2021, Ms. Valentina Isakina, a board advisor of our former parent company, reAlpha Tech Corp., (the “Parent Company”) filed a lawsuit in the Southern District of Ohio against the Parent Company in connection with her termination package. After three months of service, the Parent Company discontinued her services as she was not the right fit for the Parent Company’s needs. reAlpha Tech Corp. contends that pursuant to the terms of her employment agreement, she was offered 12,500 shares of reAlpha Tech Corp., to vest over a period of time, however, she never accepted the shares.

Ms. Isakina, on the other hand, contends she is owed up to 5% from reAlpha Tech Corp. in connection with an alleged agreement to serve on the board of directors. reAlpha Tech Corp. denies the existence of such agreement. The parties are in the process of completing discovery. There is no trial set, and we believe the matter will be resolved in late 2023 or in 2024.

India Proceeding Involving Giri Devanur

In 2006, Mr. Devanur became the CEO of an India-based company named Gandhi City Research Park, Private Limited (“Gandhi City Research Park”). Gandhi City Research Park was liquidated as a result of the Lehman Brothers collapse in 2009. In 2010, an investor in Gandhi City Research Park filed a fraud complaint with the Cubbon Park Police Station in Bengaluru, India, against, among others, Mr. Devanur. In 2014, the Cubbon Park Police dismissed all claims. Subsequently, in 2015 the investor appealed the Cubbon Park Police’s decision before the Lower Court. In November 2018, the Lower Court issued a criminal summons against, among others, Mr. Devanur. Mr. Devanur petitioned the High Court to quash the summons. By order dated March 27, 2023, the High Court granted Mr. Devanur’s petition and ordered the Lower Court to reconsider the investor’s appeal. We believe the Lower court will decide the matter within the next six to twelve months.

Malpractice Lawsuit

On May 8, 2023, the Company filed a malpractice lawsuit with the United States District Court for the Southern District of Ohio, Eastern Division, against Buchanan, Ingersoll & Rooney, PC (“Buchanan”), Rajiv Khanna (“Khanna”) and Brian S. North (“North,” together with Buchanan and Khanna, the “Buchanan Legal Counsel”). The complaint alleges that the Buchanan Legal Counsel failed to provide proper and timely legal advice during the Company’s Tier 2 Regulation A offering, resulting in late Blue Sky notice filings with all required states prior to the Company offering and selling securities in those states. As a result, the Company was subject to a number of inquiries, investigations, and subpoenas by the various states, incurring significant legal fees and fines, lost opportunity due to pausing its Regulation A campaign, in addition to the loss of a $20 million institutional investment. The Company is seeking the forfeit of all legal fees associated with this matter, the award of legal fees to bring this matter to action, and further legal and equitable relief as the Court deems just and proper.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers, significant employees and directors as of May 25, 2023.

Name	Age	Position	Term of Office
Board Members
Brian Cole (1)(2)(3)	43	Independent Director	Since Inception
Monaz Karkaria	49	Director (Chief Operating officer from inception until resignation in January 2022)	Since January 2022
Dimitrios Angelis (1)(2)(3)	53	Independent Director	Since April 2023
Balaji Swaminathan (1)(2)(3)	58	Independent Director	Since April 2023
Executive Officers
Giri Devanur	52	Chief Executive Officer, President and Chairman of the Board of Directors	Since Inception Since April 2023
Michael J. Logozzo	51	Chief Financial Officer	Since Inception
Jorge Aldecoa	38	Chief Operating Officer	Since April 2023

(1)	Member of the audit committee of the board of directors.

(2)	Member of the compensation committee of the board of directors.

(3)	Member of the nominating and corporate governance committee of the board of directors.

Executive Officers

Giri Devanur is our chief executive officer, president and chairman of the board of directors. Mr. Devanur became a member of our board of directors in April 2021 and its Chairman in April 2023. He is a serial business entrepreneur and an experienced chief executive officer who has been involved in capital planning and investor presentations as an executive officer for various issuers, all of which are now private. He has more than 25 years of experience in the information technology industry. From April 2014 to December 2017, he worked at AMERI Holdings, Inc., a global systems application and products consulting company, where he became the chief executive officer (“CEO”) and a member of its board of directors in May 2015. AMERI Holdings, Inc. was listed on Nasdaq during Mr. Devanur’s tenure as CEO in November 2017. In 2010, he founded WinHire Inc., a company in India, an innovative company building software products through technology and human capital management experts and combining them with professional services. Mr. Devanur has a master’s degree in Technology Management from Columbia University and a bachelor’s degree in computer engineering from the University of Mysore, India. He has attended Executive Education programs at the Massachusetts Institute of Technology and Harvard Law School. The board of directors believes that Mr. Devanur’s decades-long experience in the information technology industry and in positions of responsibility in other public companies will enable him to bring a wealth of strategic and business acumen to the board of directors.

Michael J. Logozzo is the chief financial officer of reAlpha Tech Corp., and he was our interim chief operating officer from January 2022 until April 2023. Prior to his current role at the Company, Mr. Logozzo was managing director for the Americas of L Marks, covering the U.S., Canada, and Latin America from May 2019 to February 2021. Prior to his employment with L Marks, he worked at BMW financial services (a $32 billion portfolio with 1.2 million customers) from 2001 to 2019. During his 18-year tenure, Mr. Logozzo was responsible for finance operations, innovation, and best practices integration at the automotive company’s Americas Regional Services Center in Columbus, Ohio and the headquarters in Munich, Germany. Mr. Logozzo holds a Management Information Systems Bachelor of Science (B.S.) from Youngstown State University, and a Business Administration, Management and Operations Masters of Business Administration (MBA) from Franklin University.

Jorge Aldecoa is the chief operating officer of the Company. Mr. Aldecoa brings over 12 years of experience in residential and commercial real estate and is an expert in acquisition, disposition, and asset management. Most recently he has served as vice president of operations for Transcendent Electra and managing broker of Transcendent Electra Realty & BUSB Realty from 2018 to 2022. He brings experience in successfully leading the creation and implementation of a property management platform to facilitate the acquisition and management of 2,200 newly constructed single-family rental homes. He also gained experience as chief investment officer of Firm Capital American Realty Partners and interim chief operating officer for its predecessor from 2014 to 2017. Mr. Aldecoa holds a Residential Development and Property Management Bachelor’s degree of Science (B.S.) from Florida State University.

Non-Employee Directors

Brian Cole has been a member of our board of directors since April 2021. Mr. Cole has also acted as the managing director of Baird’s Technology and Services Investment Banking Group since March 2010. In that role, Mr. Cole leads merger and acquisition and capital raising transactions, advising premier tech-enabled outsourcing companies. Prior to joining Baird’s Technology Services Investment Banking Group, Mr. Cole was a manager in PricewaterhouseCoopers’ Transaction Services practice where he led mergers and acquisitions advisory and financial due diligence engagements for private equity and corporate clients including leveraged buyouts, mergers, carve-out divestitures, take-privates, and joint ventures. Brian received his M.B.A. from Indiana University’s Kelley School of Business and a Bachelor’s of Science (B.S.) in business from the same institution with honors. The board of directors believes that Mr. Cole’s substantial experience in the financial services and investment banking industries will enable him to bring strategic insights to the board of directors.

Monaz Karkaria was our chief operating officer from inception until her resignation from those roles in January 2022. In January 2022, she became a member of our board of directors. Ms. Karkaria has been investing in rental properties since 1999 and has been a part of over 100 real-estate transactions. Ms. Karkaria is the owner and founder of Ben Zen Investments LLC and Ben Zen Properties LLC since 2013. Ms. Karkaria was also a social director at ZANT, a non-profit organization from 2015 to 2017. Further, Ms. Karkaria was a business consultant in Brazil from 2006 to 2008. Ms. Karkaria holds a Bachelor’s degree from the All India Institute of Physical Medicine and Rehabilitation. The board of directors believes that Ms. Karkaria’s substantial experience in the real estate industry will enable her to bring real estate business insights to the board of directors.

Dimitrios Angelis became a member of our board of directors in April 2023. Mr. Angelis is an accomplished business strategist who brings over two decades of experience as general counsel from several multinational companies. Since July 2016, he has been the managing member of Pharma Tech Law LLC, a law firm that specializes in the life sciences field. Further, since November 2018, he has acted as the President, co-founder and chairman of the board of directors of Sparta Biomedical Inc., a privately-held developer of orthopedic solutions. Mr. Angelis has also been a member of the board of directors of The One Group (NASDAQ: STKS) since March 2018. Mr. Angelis has a Bachelor of Arts (B.A.) in Philosophy and English from Boston College, a Master of Arts (M.A.) in Behavioral Science from California State University and a Juris Doctor (J.D.) from NYU School of Law. Our board of directors believes that Mr. Angelis’ substantial experience as an accomplished attorney, negotiator and general counsel to public and private companies in the healthcare field will enable him to bring a wealth of strategic, legal and business acumen to the board of directors.

Balaji Swaminathan became a member of our board of directors in April 2023. Mr. Swaminathan is an accomplished business leader with extensive experience in financial services and entrepreneurship. Since 2018, Mr. Swaminathan has been the founder, chief executive officer and a member of the board of directors of SAIML Pte Ltd, a Singapore-based Capital Markets Services licensed company that provides personalized wealth management solutions for ultra-high net worth customers. Prior to his entrepreneurial pursuits, Mr. Swaminathan also held several key leadership roles in major financial institutions, including serving as President of Westpac International from 2012 to 2019. Mr. Swaminathan also holds multiple directorships with Singapore-based private companies in the finance industry, including S Cube Digilytics Venture Pte Ltd., Turbo Tech Ltd. and Allied Blenders and Distillers Limited since 2022; AT Holdings Pte Ltd. Since 2019; and Vibgyor Realty & Investments Private Limited since 2018. Mr. Swaminathan has a Bachelor’s of Commerce (B.C.) in Finance from St. Xavier’s College, a Finance degree from The Institute of Chartered Accountants of India, a Finance Cost & Works degree from The Institute of Cost & Works Accountants of India and an Advanced Management Program from Harvard Business School. The board of directors believes that Mr. Swaminathan substantial experience in the financial services industry as well as in positions of leadership in other companies will enable him to bring a wealth of strategic and business insights to the board of directors.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Involvement in Certain Legal Proceedings

With the exception of Giri Devanur -See “Legal Proceedings” and “India Proceeding Involving Giri Devanur” for further information on this matter- none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Composition of Our Board of Directors

Upon the effectiveness of this registration statement, our board will consist of five members, each of whom serves as a director pursuant to the board composition provisions of our Certificate of Incorporation and Bylaws.

Our Status as a Controlled Company

Mr. Giri Devanur, who owns sixty five percent (65.0%) of the voting power of our outstanding common stock, will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of our directors, as well as the overall management and direction of our company. In the event of his death, the shares of our common stock that Mr. Devanur owns will be transferred to the persons or entities that he designates.

Because Mr. Devanur controls a majority of our outstanding voting power, we are a “controlled company” under the corporate governance rules for publicly-listed companies. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee composed solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Director Independence

We intend to apply to list our common stock on the Nasdaq Capital Market. Subject to the controlled company exemption described above, the listing rules of Nasdaq generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the listing rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and governance committees be independent subject to the controlled company exemptions described above, as applicable to the compensation and governance committees.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (Exchange Act). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each non-employee director concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that none of our directors have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and Rule 10A-3 and Rule 10C-1 under the Exchange Act. Only Monaz Karkaria and Giri Devanur are not independent under Nasdaq’s independence standards.

Board Committees

Upon the effectiveness of this registration statement, our board of directors will establish an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which will operate pursuant to a charter to be adopted by our board of directors and will be in place upon the effectiveness of this registration statement. Upon the effectiveness of this registration statement, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC rules and regulations.

Audit Committee

Upon the effectiveness of this registration statement, our board of directors will establish an audit committee of the board of directors. Under the national exchange listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent, subject to certain phase-in provisions. Balaji Swaminathan, Brian Cole and Dimitrios Angelis meet the independent director standard under national exchange listing standards and under Rule 10-A-3(b)(1) of the Exchange Act. Balaji Swaminathan will serve as chairman of our audit committee. Each member of the audit committee is financially literate and our board of directors has determined that Balaji Swaminathan qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:

●	appoint, compensate, and oversee the work of any registered public accounting firm employed by us;

●	resolve any disagreements between management and the auditor regarding financial reporting;

●	pre-approve all auditing and non-audit services;

●	retain independent counsel, accountants, or others to advise the audit committee or assist in the conduct of an investigation;

●	seek any information it requires from employees, all of whom are directed to cooperate with the audit committee’s requests-or external parties;

●	oversee and report to the board of directors regarding the Company’s major financial risk exposures, as well as areas including cybersecurity, information technology and data security risks;
●	meet with our officers, external auditors, or outside counsel, as necessary; and

●	oversee that management has established and maintained processes to assure our compliance with all applicable laws, regulations and corporate policy.

Compensation Committee

Upon the effectiveness of this registration statement, our board of directors will establish a compensation committee of the board of directors. Balaji Swaminathan, Brian Cole and Dimitrios Angelis will serve as members of our compensation committee. Under the national exchange listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent, subject to certain phase-in provisions. Each of Balaji Swaminathan, Brian Cole and Dimitrios Angelis meet the independent director standard under national exchange listing standards applicable to members of the compensation committee.

We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:

●	discharge the responsibilities relating to certain disclosures in public filings of the Company, including, but not limited to, in the Company’s proxy statement, Annual Report on Form 10-K and Quarterly Report on Form 10-Q;

●	discharge the responsibilities of the board of directors relating to compensation of our directors, executive officers and other key employees;

●	review and make recommendations to the board of directors in establishing appropriate incentive compensation and equity-based plans;

●	oversee the annual process of evaluation of the performance of our management; and

●	perform such other duties and responsibilities as enumerated in and consistent with the compensation committee’s charter.

The charter will permit the committee to retain or receive advice from a compensation consultant and will outline certain requirements to ensure the consultants independence or certain circumstances under which the consultant need not be independent. We have not retained such a consultant.

Nominating and Governance Committee

Upon the effectiveness of this registration statement, our board of directors will establish a nominating and governance committee of the board of directors that will be composed of independent directors. Balaji Swaminathan, Brian Cole and Dimitrios Angelis will serve as members of our nominating and governance. We will adopt a nominating and governance committee charter, which will detail the purpose and responsibilities of the nominating and governance committee, including:

●	assist the board of directors by identifying qualified candidates for director nominees, including through search firms to assist in identifying qualified director nominees, and to recommend to the board of directors the director nominees for the next annual meeting of stockholders;

●	establish procedures to be followed by stockholders in submitting recommendations for director candidates to the nominating and governance committee;

●	lead the board of directors and board of directors committees in their annual review of their performance;

●	recommend to the board director nominees for each committee of the board of directors; and

●	develop and recommend to the board of directors corporate governance guidelines applicable to us.

Risk Oversight

Our audit committee will be responsible for overseeing our risk management process. Our audit committee will focus on our general risk management policies and strategy, the most significant risks facing us, and oversee the implementation of risk mitigation strategies by management. Our board of directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions.

Code of Business Conduct and Ethics

Upon the effectiveness of this registration statement, our board of directors will adopt a code of business conduct and ethics, or the “Code of Conduct,” applicable to all directors, executive officers and employees. The Code of Conduct will be available on the “Investor Relations” portion of our website at www.realpha.com. The nominating and corporate governance committee of our board of directors will be responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or Nasdaq’s listing standards concerning any amendments to, or waivers of, any provision of the Code of Conduct.

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for the years ended April 30, 2022 and 2021 were as follows:

●	Giri Devanur, Chief Executive Officer;

●	Michael J. Logozzo, Chief Financial Officer; and

Summary Compensation Table

Prior to the consummation of the Downstream Merger (as defined above), the compensation for each of our named executive officers was paid by our previous parent company, reAlpha Tech Corp. Since March 21, 2023, the compensation of our named executive officers has been paid by the Company (f.k.a. reAlpha Asset Management, Inc.). The following table contains information about the compensation paid to or earned by each of our named executive officers during the years ended April 30, 2022 and 2021.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(4)	Bonus (1)	All other compensation ($)		Total Compensation ($)
Giri Devanur	2023	150,000		-		25,000	(3)	175,000
Chief Executive Officer and President	2022	100,000	(2)	-	64,500	12,500	(3)	177,000
Michael J. Logozzo	2023	140,000		597		-		140,597
Chief Financial Officer and Interim Chief Operating Officer	2022	140,000		-	55,000	-		195,000

(1)	2022 amounts reflect the payment of a year-end discretionary bonus earned and paid in the year ended April 30, 2022 pursuant to the named executive officer’s employment agreements. These year-end bonuses were approved by the board of directors on December 19, 2021.

(2)	Reflects the prorated amount for Mr. Devanur’s annual salary of $150,000 from September 1, 2021 until April 30, 2022.

(3)	“All other compensation” for Mr. Devanur is his compensation for services as a member of our board of directors for the year ended April 30, 2022.

(4)	The value of stock awards are calculated at par value of $0.001 per share, these awards were made in the previous parent company.

Employment Agreements with Executive Officers

Employment Agreement with Giri Devanur

The Company entered into an employment agreement with Giri Devanur on September 1, 2021. Pursuant to Mr. Devanur’s employment agreement, he will serve as the Company’s chief executive officer until his agreement is terminated by either Mr. Devanur or the Company. Further, for the fiscal year ended April 30, 2022, he received a yearly salary of $150,000, prorated, and an additional discretionary bonus of $50,000 per year, subject to the discretion of the board of directors.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Devanur, which provides for a base salary of $150,000, which may be adjusted to $250,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Moreover, Mr. Devanur is entitled to additional compensation in the form of a discretionary bonus of up to $75,000 based on the achievement of certain established performance targets, which is payable annually, and certain benefits such as unlimited vacation, health insurance and others. In addition, Mr. Devanur is eligible to participate in the Plan (as defined below). Mr. Devanur or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Mr. Devanur’s employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Employment Agreement with Michael J. Logozzo

The Company entered into an employment agreement with Michael J. Logozzo on February 21, 2021. Pursuant to Mr. Logozzo’s employment agreement, he will serve as the Company’s chief financial officer until his agreement is terminated by either Mr. Logozzo or the Company. Further, for the fiscal year ended April 30, 2022, he received a yearly salary of $140,000 and a prorated amount of such base salary for the year ended April 30, 2021.

By letter agreement, dated April 11, 2023, the Company entered into an updated employment agreement with Mr. Logozzo, which provides for a base salary of $140,000, which may be adjusted to $250,000 upon a successful follow-on offering of the Company’s securities for an amount of $8 million or more, subject to the compensation committee’s approval. Moreover, Mr. Logozzo is entitled to additional compensation in the form of a discretionary bonus of up to $75,000 based on the achievement of certain established performance targets, which is payable annually, and certain benefits such as unlimited vacation, health insurance and others. Further, Mr. Logozzo is eligible to participate in the Plan (as defined below). Mr. Logozzo or the Company may terminate the updated employment agreement at any time upon written notice to the other party. Logozzo's employment agreement has a confidentiality provision and a non-compete for a period of two (2) years following the termination of his employment.

Outstanding Equity Awards at April 30, 2023

The Company has no outstanding equity awards as of April 30, 2023.

Equity Incentive Plan

We maintain the reAlpha Tech Corp. 2022 Equity Incentive Plan (the “Plan”), under which we may grant awards to our employees, officers and directors and certain other service providers. Our board of directors administers the Plan. The board of directors is authorized to grant awards to eligible employees, consultants and other service providers. The aggregate number of shares of common stock that may be issued under the Plan may not exceed 4,000,000 shares of common stock. All of our current employees, consultants and other service providers are eligible to be granted awards under the Plan. Eligibility for awards under the Plan is determined by the board of directors at its discretion.

The Plan permits the discretionary award of incentive stock options (“ISOs”), non-statutory stock options (“NQSOs”), stock awards (which may have varying vesting schedules and be subject to lock-up periods at the board of directors’ discretion) and other equity awards to selected participants. Unless sooner terminated, no ISO may be granted under the Plan on or after the 10th anniversary of the Effective Date (as defined in the Plan).

The plan administrator has the sole discretion in setting the vesting period and, if applicable, exercise schedule of an award, determining that an award may not vest for a specified period after it is granted and accelerating the vesting period of an award. The plan administrator determines the exercise or purchase price of each award, to the extent applicable. The Plan does not allow for the assignment, transfer or exercise of awards other than by will or the laws of descent and distribution.

Unless otherwise provided by the participant’s Option Award Agreement or Stock Award Agreement (as both terms are defined in the Plan) issued pursuant to the Plan, upon the participant’s termination for any reason, including but not limited to death, Disability (as defined in the Plan), voluntary termination nor involuntary termination with or without Cause (as defined in the Plan), all unvested equity awards in the form of options or shares shall be forfeited. Vested options, unless otherwise provided, will remain exercisable for three (3) months following termination of the participant if such termination is for any reason other than death, Disability or termination for Cause. In case the participant’s separation from service is due to death or Disability, then the vested options will be exercisable for a period of twelve (12) months thereafter. In case the participant’s termination is for Cause, the participant will immediately forfeit any and all options issued to such participant under the Plan.

The Plan also provides the Company with a right of repurchase all or portion of the shares awarded to the participant under the Plan, which may be exercised in case a participant separates from service for any reason, at a price equal to the fair market value, as determined by the board of directors. In the event of a Change in Control (as defined in the Plan), the board of directors will have the sole discretion to address the treatment of a participant’s unvested awards in connection with such Change in Control in the participant’s award agreement.

The board of directors may modify, amend or terminate the plan at any time, provided that no such modification, amendment or termination of the Plan materially affects the rights of a participant under a previously granted award without that participant’s consent. Further, the board of directors cannot, without the approval of the Company’s stockholders, amend this plan: (i) increase the number of common stock with respect to the ISOs that may be granted under the Plan; (ii) make any changes in the class of employees eligible to receive the ISOs under the plan; (iii) without stockholder approval if required by applicable law.

Director Compensation

The following table presents the total compensation earned and paid to non-employee and employee member directors of our board of directors during the year ended April 30, 2023, which is payable quarterly. Our non-executive directors are entitled to an annual compensation of $25,000, payable in cash in quarterly installments of $6,250, plus reimbursements for reasonable travel expenses, and out-of-pocket costs incurred in attending meetings of our board of directors or events attended on behalf of the Company.

Mr. Giri Devanur, our chief executive officer, president and member of the board of directors, received a total of $12,500 for his service as a member of our board of directors during the period presented below. Mr. Devanur’s total compensation for service as an employee and as a member of our board of directors is presented under the heading “Summary Compensation Table” above.

Name	Year	Fees Earned and Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Giri Devanur	2023	25,000	-	-	25,000
Monaz Karkaria	2023	25,000	-	-	25,000
Brian Cole	2023	25,000	100	-	25,100
Brent Crawford	2023	25,000	100	-	25,100
Dr, Art Langer	2023	25,000	100	-	25,100

(1)	The value of stock awards are calculated at par value of $0.001 per share, these awards were made in the previous parent company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock , (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o reAlpha Tech Corp. at 6515 Longshore Loop, Suite 100, Dublin, OH 43017. Applicable percentage ownership is based on 42,522,091  shares of common stock outstanding at May 25, 2023.

The number of shares of common stock beneficially owned by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after the date hereof. Each holder’s percentage ownership after this Direct Listing is based on shares of common stock to be outstanding immediately after the consummation of this Direct Listing.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned Before Offering	Percentage of Shares Beneficially Owned After Offering
5% Stockholders

Brent Crawford (1)	2,370,995	5.6%	5.6%
Directors and Named Executive Officers

Monaz Karkaria	2,947,991	6.9%	6.9%
Brian Cole	368,499	*	*
Dimitrios Angelis	-	*	*
Balaji Swaminathan	-	*	*
Giri Devanur	27,637,410	65.0%	65.0%
Mike Logozzo	2,199,938	5.1%	5.1%
Jorge Aldecoa	368,499	*	*
All executive officers and directors as a group (8 persons)	36,261,831	84.3%	84.3%

*	Less than one percent of outstanding shares.

(1)	Includes (i) 368,499 shares of common stock; (ii) 1,001,248 shares of common stock held by CH REAlpha Investments, LLC; and (iii) 1,001,248 shares of common stock held by CH REAlpha Investments II, LLC. Mr. Crawford has the sole voting and dispositive control over the shares held by CH REAlpha Investments, LLC and CH REAlpha Investments II, LLC.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as disclosed herein, no director, executive officer, stockholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since May 1, 2020, in which the amount involved in the transaction exceeds the lesser of $120,000 or one percent (1%) of the average of our total assets at the year-end for the last two completed fiscal years.

Related Party Transactions

myAlphie LLC

Effective May 17, 2023, the Company (the “Seller”) entered into a Second Amendment to an agreement (the “Second Amendment”) to finalize a transaction that was originally agreed to through a Membership Interest Purchase Agreement dated December 31, 2022 (the “Purchase Agreement”), with Turnit Holdings, LLC, an Ohio limited liability company (the “Buyer”). The Buyer is an indirect subsidiary of Crawford Hoying, which is owned and partially controlled by Brent Crawford, former chairman of the Company’s board of directors and more than 5% beneficial ownership of the Company’s common stock. CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC are also managed by Mr. Crawford. The Purchase Agreement was previously amended by a Letter Agreement dated March 11, 2023 (the “First Amendment”), which was entered into between the Buyer and Seller. The Purchase Agreement provided for the Buyer’s acquisition of all the issued and outstanding membership interests of myAlphie, LLC (the “Subsidiary”), subsequent to its conversion from a Delaware corporation to a Delaware limited liability company.

Prior to the execution of the Purchase Agreement and pursuant to the Downstream Merger, the Company held myAlphie LLC as a subsidiary, along with (a) all its technology and intellectual property, and (b) two on-demand promissory notes in the amounts of $975,000 and $4,875,000 payable to CH REAlpha Investments, LLC, and CH REAlpha Investments II, LLC, respectively (together, the “Promissory Notes”). Upon closing of the Purchase Agreement (a) the Seller sold all of its interests in myAlphie LLC, and (b) the Buyer assumed the Seller’s remaining liabilities and outstanding obligations under the Promissory Notes.

Master Service Agreement

The Company (f.k.a. reAlpha Asset Management Inc.) had a Master Service Agreement with ReAlpha Tech Corp. (our previous parent company) for their patented technologies and platforms and agreed to pay ReAlpha Tech Corp. a management fee of 20% of rental income, however, this agreement is no longer effective post-Downstream Merger (as defined above).

reAlpha Homes and SAIML Capital Pte. Limited

On November 17, 2022, reAlpha Homes and SAIML Capital Pte. Limited, a Singapore-based asset management firm, signed a binding term sheet to form a joint venture to invest $40.8 million in equity in rent-ready short-term rental properties. Balaji Swaminathan, who was appointed as a member of our board of directors in April 2023, is the chief executive officer and director of SAIML Capital Pte. Limited. The joint venture, once formed, would have a 51% stake held by reAlpha Homes and a 49% stake held by SAIML. The joint venture planned to make up to $200 million in investments across California, Arizona, Florida, and Tennessee, leveraging reAlphaBRAIN to identify properties that meet reAlpha’s Investment Criteria pursuant to the terms and conditions of a definitive joint venture agreement to be entered into on or before January 31, 2023. When formed, the joint venture may also expand the partnership by contributing an additional $61.2 million of equity, with the potential to invest up to $500 million in rent-ready short-term rental properties through additional debt financing. As of the date hereof, the definitive joint venture agreement has not been entered into and, therefore, this joint venture has not been formed. Mr. Swaminathan received no compensation under the term sheet while it was outstanding.

Policy for approval of related-person transactions

Prior to this Direct Listing, we have not had a formal policy regarding approval of transactions with related persons. In connection with this Direct Listing, our board of directors has adopted a related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or each person whom we know to beneficially own more than 5% of our outstanding shares of common stock (a “5% stockholder”) (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to the Company’s general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our board of directors after full disclosure of the related-person interest in the transaction. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

●	the related person’s interest in the related-person transaction;

●	the approximate dollar amount involved in the related-person transaction;

●	the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;

●	whether the transaction was undertaken in the ordinary course of our business;

●	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;

●	the purpose of, and the potential benefits to us of, the related-person transaction; and

●	any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee of our board of directors in the manner specified in its charter.

REGISTERED STOCKHOLDERS

The following table sets forth the number of shares of our common stock held by the Registered Stockholders and registered as common stock for resale by means of this prospectus.

This prospectus registers for resale shares of our common stock that are held by certain Registered Stockholders that include our officers, directors, affiliates and certain other stockholders with “restricted” securities under the applicable securities laws and regulations who, because of their status as our affiliates pursuant to Rule 144 or because they acquired their capital stock from an affiliate or from us within the prior 12 months from the date of any proposed sale, would otherwise be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. See “Shares Eligible for Future Sale” for further information regarding sales of such “restricted” securities if not sold pursuant to this prospectus.

Information concerning the Registered Stockholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Stockholders may sell all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares of our common stock that will be sold by the Registered Stockholders, or the amount or percentage of shares of our common stock that will be held by the Registered Stockholders upon consummation of any particular sale. In addition, the Registered Stockholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below. See “Management” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Stockholders.

We currently intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Stockholder or any broker-dealer with respect to sales of shares of our common stock by the Registered Stockholders (see “Plan of Distribution” section below).

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Sections 13(d) and 13(g) of the Exchange Act.

We have based percentage ownership of our common stock based on 42,522,091  shares of our common stock issued and outstanding as of May 25, 2023. These amounts are based upon information available to the Company as of the date of this filing.

	Beneficial Ownership Prior to the Effectiveness of the Registration Statement
	Number of Shares of Common Stock Beneficially Owned+	Total Number of Shares of Common Stock Being Registered Pursuant to this Prospectus	Percentage Ownership of Common Stock+
CH reAlpha Investments LLC (1)	1,001,248	1,001,248	24.7%
CH reAlpha Investments II LLC (2)	1,001,248	1,001,248	24.7%
Drive Capital Fund II, L.P. (3)	539,412	539,412	13.3%
Drive Capital Fund II (TE), L.P. (4)	465,177	465,177	11.4%
Brent D. Crawford (5)	368,499	368,499	9%
Arthur M. Langer (6)	368,499	368,499	9%
Mitchell Silberberg & Knupp, LLP (7)	100,000	100,000	2.4%
Silicon Valley Bank (8)	49,029	49,029	1.2%
K-Roost 2, LLC (9)	43,867	43,867	1%
Alan R. Weiler (10)	32,190	32,190	*
David Marcinkowski (11)	31,680	31,680	*
K-Roost, LLC (12)	18,042	18,042	*
NCT Ventures Fund II LP (13)	18,042	18,042	*
Drive Capital Ignition Fund II, L.P. (14)	16,660	16,660	*
JumpStart Inc. (15)	16,162	16,162	*
Robert Weiler (16)	16,114	16,114	*
RH Fund I (17)	15,955	15,955	*
SBJM Investment LLC (18)	15,799	15,799	*
Mark A. Pentella Revocable Trust UA DTD(19)	17,753	17,753	*
Dwight Smith (20)	9,972	9,972	*
Scott Griffin (21)	8,171	8,171	*
Total	[4,151,519]	[4,151,519]

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

+	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding.

(1)	The address of CH REAlpha Investments LLC is 6640 Riverside Drive, Suite 500, Dublin, OH 43017.

(2)	The address of CH REAlpha Investments II LLC is 6640 Riverside Drive, Suite 500, Dublin, OH 43017.

(3)	The address of Drive Capital Fund II, L.P. is 629 North High Street, 6th Floor Columbus, OH 43215. Chris Olsen has the sole power to vote or dispose of the securities held by Drive Capital Fund II, L.P.

(4)	The address of Drive Capital Fund II, (TE) L.P. is 629 North High Street, 6th Floor Columbus, OH 43215. Chris Olsen has the sole power to vote or dispose of the securities held by Drive Capital Fund II, L.P.

(5)	The address of Mr. Crawford is 6640 Riverside Drive, Suite 500, Dublin, OH 43017.

(6)	The address of Dr. Art Langer is 8 Perth Lane, New City, NY 10956.

(7)	The address of Mitchell Silberberg & Knupp, LLP is 437 Madison Avenue, 25th Floor, New York, NY 10022. Douglas Gold is the Chief Operating Officer of Mitchell Silberberg & Knupp LLP and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(8)	The address of Silicon Valley Bank is Bank & Trust Company 3003 Tasman Drive, Santa Clara, CA 95054. Sam Simas is the Vice President of Silicon Valley Bank and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(9)	The address of K-Roost 2, LLC is 393 North Columbia Avenue, Columbus, OH 43209. Brett Kaufman is a member of K-Roost 2, LLC and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(10)	The address of Alan R. Weiler is 9000 Rivers End, Powel, OH 43065.

(11)	The address of David Marcinkowski is 4011 111th Street, Lubbock, TX 79423.

(12)	The address of K-Roost, LLC is 393 North Columbia Avenue, Columbus, OH 43209. Brett Kaufman is a member of K-Roost, LLC and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(13)	The address of NCT Ventures Fund II, L.P. is 421 West State Street, Columbus, OH 43215-4008. William J. Frank is an authorized representative of NCT Ventures Fund II, L.P. and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(14)	The address of Drive Capital Ignition Fund II, L.P. is 629 North High Street, 6th Floor, Columbus, OH 43215. Chris Olsen has the sole power to vote or dispose of the securities held by Drive Capital Ignition Fund II, L.P.

(15)	The address of JumpStart Inc. is 6701 Carnegie Avenue, Suite 100, Cleveland, OH 44103. Hardik Desai is the managing partner of JumpStart Inc. and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(16)	The address of Robert Weiler is 10 North High Street, Suite 410, Columbus, OH 43215.

(17)	The address of RH Fund I is 119 South Main Street, Suite 220, Seattle, WA 98104. Peyton Dalton is an authorized representative of RH Fund I and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(18)	The address of SBJM Investment, LLC is 2506 Colts Neck Road, Blacklick, OH. 43004. Steven P Balaloski is a member of SBJM Investment, LLC and may therefore be deemed to hold voting and dispositive power with respect to such shares.

(19)	The address of Mark A. Pentella Revocable Trust UA DTD is 3070 Forest Ridge Ct., Fairlawn, OH 44333. Mark A. Pentella is the trustee of the Mark A. Pentella Revocable Trust UA DTD and holds sole power to vote or dispose of such shares.

(20)	The address of Scott Griffin is 13611 Fernlace Ct., Pickerington, OH 43147.

(21)	The address of Dwight Smith is 3099 Big Timber Loop, Lewis Center, OH 43035.

DESCRIPTION OF SECURITIES

The following description summarizes important terms of the classes of our capital stock based on our Certificate of Incorporation and Bylaws, which will become effective upon the effectiveness of this Registration Statement. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and our Bylaws, which have been filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock currently consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of “blank check” preferred stock, par value $0.001 per share.

As of May 25, 2023, there were 42,522,091 issued and outstanding shares of our common stock held by 3,121 stockholders of record. No shares of preferred stock are currently issued or outstanding.

Common Stock

Voting Rights. The holders of shares of our common stock are entitled to one vote for each share held on record on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends. The Company has never declared or paid cash dividends on any of its capital stock and currently does not anticipate paying any cash dividends after the Direct Listing or in the foreseeable future. The holders of our common stock are entitled to receive dividends as may be declared from time to time by our board of directors out of legally available funds. Any dividend declared by the board of directors must be equal, on a per share basis.

Liquidation Rights. In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of common stock are entitled to share in the net assets legally available for distribution to stockholders after the payment of debts and other liabilities of the Company.

Blank Check Preferred Stock

Our board of directors has the authority to issue undesignated shares of “blank check” preferred stock in one or more series and to fix the designation, relative powers, preferences and rights and qualifications, limitations or restrictions of all shares of each such series, including, without limitation, dividend rates, conversion rights, voting rights, redemption and sinking fund provisions, liquidation preferences and the number of shares constituting each such series, without any further vote or action by the stockholders. The issuance of additional preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and powers, including voting rights, of the holders of our common stock and could, among other things, have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders. We have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of the Certificate of Incorporation and Bylaws and Certain Provisions of Delaware Law

Our Certificate of Incorporation and the DGCL contain provisions that are summarized in the following paragraphs and that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile or abusive change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the Shares of common stock held by stockholders.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of shares that are authorized and available for issuance. However, the listing requirements of Nasdaq, which would apply so long as the shares of common stock remain listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions. Additionally, the number of authorized shares of any series of common stock or preferred stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority in voting power, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Vacancies and Newly Created Directorships

The Certificate of Incorporation provides that, subject to the rights granted to one or more series of preferred stock then outstanding, any newly-created directorship on the board of directors that results from an increase in the number of directors and any vacancies on our board of directors will be filled solely only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, by a sole remaining director or by the stockholders.

Special Stockholder Meetings

The Certificate of Incorporation provides that special meetings of our stockholders may be called at any time only by the board of directors, the chairman of the board of directors or our chief executive officer acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, subject to the rights of holders of any series of preferred stock then outstanding

Stockholder Action by Written Consent

Pursuant to Section 228 of the DGCL, any action required to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice, and without a vote if a consent or consents in writing, setting forth the action so taken, is or are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of our stock entitled to vote thereon were present and voted, the Certificate of Incorporation provides otherwise. In accordance with Section 228, our Bylaws allow for action by written consent.

Section 203 of the DGCL

We have opted out of Section 203 of the DGCL under our Certificate of Incorporation. As a result, pursuant to our Certificate of Incorporation, we are prohibited from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

●	our board of directors approved the acquisition prior to its consummation;

●	the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

●	the acquisition is approved by our board of directors, and by the affirmative vote of at least two-thirds vote of the non-interested stockholders in a meeting.

The restrictions described above will apply subject to certain exceptions, including if a stockholder becomes an interested stockholder inadvertently and, as soon as practicable, divests itself of ownership of such shares so that the stockholder ceases to be an interest stockholder, and, within the three (3) year period, that stockholder has not become an interested stockholder but for such inadvertent acquisition of ownership. Generally, a “business combination” or “acquisition” includes any merger, consolidation, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our outstanding voting stock.

Our Certificate of Incorporation provisions that elect to opt out of Section 203 of the DGCL may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition which results in the stockholder becoming an interested stockholder. This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation in which we are a constituent entity. Pursuant to the DGCL, stockholders who properly demand and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Court of Chancery of the State of Delaware, plus interest, if any, on the amount determined to be the fair value, from the effective time of the merger or consolidation through the date of payment of the judgment.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law. To bring such an action, the stockholder must otherwise comply with Delaware law regarding derivative actions.

Exclusive forum for certain lawsuits

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee to us or to our stockholders, (iii) any action asserting a claim against us, our directors, officers or employees arising pursuant to any provision of the DGCL or our Certificate of Incorporation or Bylaws or (iv) any action asserting a claim against use, our directors, officers or employees governed by the internal affairs doctrine.

Under our Charter, this exclusive forum provision will not apply to claims which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery of the State of Delaware, for which the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, or for which the Court of Chancery determines there is an indispensable party not subject to its jurisdiction. For instance, the provision would not apply to actions arising under federal securities laws, including suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act, or the rules and regulations thereunder.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages to the corporation or its stockholders for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has breached such director’s duty of loyalty, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends, redemptions or repurchases or derived an improper benefit from his or her actions as a director.

The limitation of liability provision in our Certificate of Incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Listing

We have applied to have our common stock listed on Nasdaq under the symbol “AIRE.”

Prior to the proposed listing of our common stock on the Nasdaq, there has been no public market for our common stock, and we cannot predict the effect, if any, that sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. Sales of substantial amounts of our common stock in the public market following our listing on the Nasdaq, or the perception that such sales could occur, could adversely affect the public price of our common stock and may make it more difficult for you to sell your common stock at a time and price that you deem appropriate. We will have no input if and when any Registered Stockholder may, or may not, elect to sell its shares of common stock or the prices at which any such sales may occur. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect the trading prices of shares of our common stock prevailing from time to time.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC.

SHARES ELIGIBLE FOR FUTURE SALE

Before our Direct Listing, there has not been a public market for shares of our common stock. Future sales of substantial amounts of shares of our common stock in the public market after our Direct Listing, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

After our Direct Listing, we will have outstanding [42,522,091]  shares of our common stock, based on the number of shares outstanding as of May 25, 2023. This includes 4,151,519 shares that the Registered Stockholders may resell in the public market immediately following our Direct Listing.

Shares of our common stock will be deemed “restricted securities” (as defined in Rule 144 under the Securities Act). Restricted securities may be sold in the public market only if they are registered or if they qualify for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which rules are summarized below. Following the listing of our common stock on Nasdaq, shares of our common stock may be sold either by the Registered Stockholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

The 905,537 shares of common stock that were issued pursuant to our Regulation A offering will be freely tradable without restrictions or further registration under the Securities Act of 1933 in the public market immediately following our Direct Listing.

The 204,529 shares of our common stock issued to Maxim Partners LLC are subject to a lock-up restriction until the earlier of (i) one (1) year from the date of their initial engagement, or (ii) six (6) months after the date in which the Company gets listed on Nasdaq.

Further, certain stockholders were granted shares pursuant to our Plan, and which shares may be subject to lock-up restrictions under our Plan’s restricted stock award agreement (the “Lock-Up”). The Lock-Up will become applicable to the extent that there is an initial underwritten public offering of the Company’s securities. The Lock-Up, if and when applicable, will expire one hundred and eighty (180) days after the effectiveness of a registration statement of the Company’s initial underwritten public offering of the Company’s securities.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell those shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then that person would be entitled to sell those shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period, a number of shares of common stock that does not exceed the greater of:

●	1% of the number of shares of our common stock then outstanding; and

●	the average weekly trading volume of our common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 by our affiliates or persons selling shares of our common stock on behalf of our affiliates are also subject to certain manner-of-sale provisions and notice requirements and to the availability of current public information about us.

Rule 701

In general, under Rule 701, any of our employees, directors, officers, consultants, or advisors who purchase shares of capital stock from us in connection with a compensatory stock option plan or other written agreement before the effective date of the registration statement of which this prospectus forms a part is entitled to sell such shares 90 days after such effective date in reliance on Rule 144.

Registration Statement on Form S-8

We intend to file one or more registration statements on Form S-8 under the Securities Act to register shares of our common stock subject to any outstanding equity awards, as well as shares of our common stock reserved for future issuance under our Plan (as defined above). We expect to file these registration statements as soon as permitted under the Securities Act. However, the shares registered on Form S-8 may be subject to the volume limitations and the manner of sale, notice, and public information requirements of Rule 144. See “Executive Compensation — Equity Incentive Plan” for a description of our Plan.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a general summary of the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) generally applicable to the ownership and disposition of our common stock by a U.S. Holder or Non-U.S. Holder that acquires our common stock and holds our common stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment), but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder or Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the ownership and disposition of our common stock.

This discussion does not address all U.S. federal income tax consequences relevant to a U.S. Holder’s or Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax or subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans; and

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of our common stock (other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes) that is, for U.S. federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons,” as defined under the Code, (“U.S. persons”) have the authority to control all substantial decisions of the trust or (ii) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. Holder” nor an entity treated as a partnership for U.S. federal income tax purposes.

Taxation of U.S. Holders

Distributions

If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock

Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock so disposed of. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding

In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS. All U.S. Holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

Taxation of Non-U.S. Holders

Distributions

As described in the section titled “Dividend Policy,” we do not currently anticipate paying dividends on our common stock. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described under the subsection titled “—Sale or Other Taxable Disposition” below. Because we may not know the extent to which a distribution is a dividend for U.S. federal income tax purposes at the time it is made, for purposes of the withholding rules discussed below we or the applicable withholding agent may treat the entire distribution as a dividend. Any such distributions will also be subject to the discussions below under the heading “Additional Withholding Tax on Payments Made to Foreign Accounts.”

Subject to the discussion below regarding effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will generally be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	Our common stock constitutes a U.S. real property interest (USRPI) by reason of our status as a U.S. real property holding corporation (USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such non-U.S. holder’s holding period of our common stock, and, provided that our common stock is regularly traded in an established securities market within the meaning of applicable Treasury Regulations, the non-U.S. holder has held, directly, indirectly, or constructively, at any time during said period, more than 5% of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we may meet the definition of a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, the analysis is constantly evolving. Even if we are a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax unless such Non-U.S. Holder owns, actually and constructively, greater than 5% of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

FATCA

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (FATCA)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of our common stock beginning on January 1, 2020, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Information Reporting and Backup Withholding

We must report annually to the IRS and to each Non-U.S. Holder the amount of any distributions paid to, and the tax withheld with respect to, each Non-U.S. Holder. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. Copies of this information reporting may also be made available under the provisions of a specific income tax treaty or agreement with the tax authorities in the country in which the Non-U.S. Holder resides or is established.

A Non-U.S. Holder will generally be subject to backup withholding for dividends on our common stock paid to such holder unless such holder certifies under penalties of perjury that, among other things, it is a Non-U.S. Holder (provided that the payor does not have actual knowledge or reason to know that such holder is a U.S. person) by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption.

Information reporting and backup withholding generally will apply to the proceeds of a disposition of our common stock by a Non-U.S. Holder effected by or through the U.S. office of any broker, U.S. or non-U.S., unless the holder certifies its status as a Non-U.S. Holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

Backup withholding is not an additional income tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder generally can be credited against the Non-U.S. Holder’s U.S. federal income tax liability, if any, or refunded, provided that the required information is furnished to the IRS in a timely manner. Non-U.S. Holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them.

PLAN OF DISTRIBUTION

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Maxim Group, LLC (the “Advisor” or “Maxim”), in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules.

Under the Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500 share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. The Registered Stockholders will not be involved in Nasdaq’s price-setting mechanism, and will not coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly. See “Risk Factors—Risks Related to Ownership of Our Common Stock — Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

In addition, to list on Nasdaq, we are also required to have at least three registered and active market makers. We expect that the Advisor will act as a registered and active market maker and will engage other market makers.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Stockholders in private transactions exempt from the registration requirements of the Securities Act.

Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers.

If any of the Registered Stockholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Stockholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

We have engaged Maxim as our financial advisor to advise and assist us with respect to certain matters relating to our listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the listing and developing and assisting with our investor communication strategy in relation to this listing.

However, the Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

Prior to the financial advisory services provided by the Advisor to the Company in connection with the listing of our securities, neither the Advisor nor any affiliates of the Advisor have provided services of any kind to the Company. However, the Advisor is a full service financial institution engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Advisor and their affiliates may, from time to time, perform financial advisory and investment banking services for us, for which they would receive customary fees, discounts and customary payments including but not limited to certain expense reimbursements.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Mitchell Silberberg & Knupp LLP. As of the date of this prospectus, Mitchell Silberberg & Knupp LLP beneficially owns an aggregate of 100,000 shares of our common stock.

EXPERTS

The consolidated financial statements of reAlpha Tech Corp. and subsidiaries as of April 30, 2022, and April 30, 2021, have been included herein and in the registration statement of which this prospectus forms a part in reliance upon the report of GBQ Partners, LLC, an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC this Registration Statement on Form S-1 under the Securities Act, with respect to the shares of our common stock covered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules to the registration statement. Please refer to the registration statement and exhibits for further information with respect to the common stock covered by this prospectus. Statements contained in this prospectus regarding the contents of any contract or other document are only summaries. With respect to any contract or document that is filed as an exhibit to the registration statement, you should refer to the exhibit for a copy of the contract or document, and each statement in this prospectus regarding that contract or document is qualified by reference to the exhibit. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding companies, like us, that file documents electronically with the SEC. The address of that website is www.sec.gov.

Immediately upon the effectiveness of this registration statement of which this prospectus forms a part, we will become subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, will be required to file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available at the website of the SEC referred to above. We also maintain a website at www.podcastone.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that can be accessed through, these websites is not a part of this prospectus. We have included these website addresses in this prospectus solely as inactive textual references.

FINANCIAL STATEMENTS

REALPHA TECH CORP. (FKA REALPHA ASSET MANAGEMENT, INC.) AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

reAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.) and Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying balance sheets of reAlpha Tech Corp. and Subsidiaries (f.k.a. ReAlpha Asset Management, Inc.) and Subsidiaries (the “Company”) as of April 30, 2022 and 2021, the related statements of operations, stockholders’ deficit, and cash flows for the years then ended, and related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at April 30, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has experienced recurring losses from operations and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

GBQ Partners LLC

We have served as the Company’s auditor since 2021

Columbus, Ohio

April 10, 2023

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Balance Sheets

April 30, 2022 and April 30, 2021

	Apr 30, 2022	Apr 30, 2021
	(Audited)	(Audited)
ASSETS
Investments in real estate, net	$3,766,649	$1,137,616
Cash	1,639,241	108,172
Restricted cash	23,311	225,048
Accounts receivable	133,797	-
Related party receivables	-	4,718
Prepaid expenses and other assets	110,114	5,670

TOTAL ASSETS	$5,673,112	$1,481,224

LIABILITIES AND EQUITY

Liabilities
Long-term debt, net	$2,229,162	$1,007,994
Settling subscriptions, net of offering costs	4,273,097	-
Accounts payable	54,972
Related party payables	1,712,426	-
Accrued expenses	35,210	1,643
Total liabilities	8,304,867	1,009,637

Equity
Common stock	40,010	40,000
Additional paid-in capital	509,990	410,000
Accumulated deficit	(3,193,380)	(3,342)
Total stockholders’ equity (deficit)	(2,643,380)	446,658

Non-controlling interests members’ equity	11,625	24,929
Total stockholders’ (deficit) equity	(2,631,755)	471,587

TOTAL LIABILITIES AND EQUITY	$5,673,112	$1,481,224

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Operations

For the Year Ended April 30, 2022 and for the Period from April 22, 2021 (inception) to April 30, 2021 (audited)

	Apr 30, 2022	Apr 30, 2021
Particulars
Income
Rental Income	$229,672	$784
Expenses
Real estate taxes and insurance	109,704	556
Rental fees	76,483	-
Repairs and maintenance	37,907	-
Property management fees and utilities	67,260	-
General and administrative expenses	687,232	1,500
Advertising expense	1,939,607	-
Depreciation and amortization	146,295	832
Other expense	189,967	-
Interest expense, net	178,559	1,309
Total Expenses	3,433,014	4,197

Net Loss	(3,203,342)	(3,413)

Less: Net Loss Attributable to Non-Controlling Interests	(13,304)	(71)

Net Loss Attributable to ReAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.)	$(3,190,038)	$(3,342)

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Changes in Stockholders’ Equity (Deficit)

For the Year Ended April 30, 2022 and for the Period from April 22, 2021 (inception) to April 30, 2021 (audited)

	Common Stock	Additional Paid-in Capital	Accumulated Deficit	ReAlpha Asset Management, Inc. and Subsidiaries Equity	Non- Controlling Interest Member’s Equity	Total Shareholder’s Equity

Balance at April 22, 2021	$–	$–	$–	$–	$–	$–
Net income	$–	$–	$(3,342)	$(3,342)	$(71)	$(3,413)
Contributions	$40,000	$410,000	$–	$450,000	$25,000	$475,000
Balance at April 30, 2021	$40,000	$410,000	$(3,342)	$446,658	$24,929	$471,587
Net income	–	–	(3,190,038)	(3,190,038)	(13,304)	(3,203,342)
Contributions	10	99,990	–	100,000	–	100,000
Balance at April 30, 2022	$40,010	$509,990	$(3,193,380)	$(2,643,380)	$11,625	$(2,631,755)

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Year Ended April 30, 2022 and for the Period from April 22, 2021 (inception) to April 30, 2021 (audited)

	Apr 30, 2022	Apr 30, 2021

Cash Flows from Operating Activities
Net loss	$(3,203,342)	$(3,413)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	146,295	832
Gain on sale of real estate investments	(34,853)
Changes in operating assets and liabilities:
Accounts receivable	(133,797)	-
Related party Receivable	4,718	(4,718)
Prepaid expenses and other current assets	(104,444)	(5,670)
Accounts payable	54,972	-
Related party payables	1,712,426	-
Accrued expenses	-	1,643

Total adjustments	1,645,317	(7,913)

Net cash and restricted cash used in operating activities	(1,558,025)	(11,326)

Cash Flows from Investing Activities
Additions to real estate investments	(4,337,460)	(98,189)
Proceeds from sale of real estate Investment	1,691,644	-

Net cash and restricted cash used in investing activities	(2,645,816)	(98,189)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	2,673,351	-
Payments of long-term debt	(1,420,987)
Deferred financing costs	(92,288)	-
Contributions	100,000	98,000
Settling subscription stock contributions	4,273,097	344,735

Net cash and restricted cash provided by financing activities	5,533,173	442,735

Net increase in cash and restricted cash	1,329,332	333,220

Cash and Restricted Cash - Beginning of Year	333,220	-
Cash and Restricted Cash - End of Year	$1,662,552	$333,220

Reconciliation of Cash and Restricted Cash:
Cash	1,639,241	108,172
Restricted cash	23,311	225,048
Total cash and restricted cash	$1,662,552	$333,220

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

April 30, 2022

NOTE 1 – NATURE OF OPERATIONS

reAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.) (RTC) (f.k.a. ReAlpha Asset Management, Inc.) and Subsidiaries, incorporated in Delaware on April 22, 2021, together with its subsidiaries described below are collectively referred to as “the Company”. The Company is primarily engaged in the business of the identification, acquisition, financing, marketing and management of short-term rental properties for the benefit of the Company’s members and stockholders. For details about the merger between reAlpha Tech Corp. and reAlpha Asset Management, Inc., please refer to “Note 10 – Subsequent Events” below.

As of April 30, 2022, the Company has the following subsidiaries:

Name of Subsidiary	% of Ownership
reAlpha Series 1 LLC	75%
reAlpha 1011 Gallagher LLC	75%
reAlpha Acquisitions LLC	100%
reAlpha Acquisitions WF LLC	100%
reAlpha Acquisitions Churchill LLC	100%
reAlpha 503 North Patton LLC	100%
reAlpha 7 LLC	100%
reAlpha LLC	100%
reAlpha Series 2 LLC	100%

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company commenced operations as of April 22, 2021, and has not yet realized its planned operations. The Company is dependent upon additional capital resources for full commencement of its planned operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Management believes that the Company will continue to incur losses for the foreseeable future and will need equity or debt financing or will need to generate additional revenues from the property rental activity to sustain its operations until it can achieve profitability and positive cash flows. The Company intends to raise funds through various potential sources, such as equity or debt financings; however, the Company can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, the Company may be required to significantly curtail or cease its operations, and its business would be jeopardized.

Management has determined that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company prepares its consolidated financial statements under the accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and Article 8 of Regulation S-X of the rules and regulations of the SEC.

Principles of Consolidation

The Company consolidates entities when the Company owns, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. The Company consolidates variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation, if the Company is the primary beneficiary of the VIE as determined by the power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

Cash, Cash Equivalents and Restricted Cash

The Company considers all the balances in its bank accounts as cash equivalents & the Holdbacks due to be receivable by the company are considered as Restricted Cash.

Accounts Receivable and Allowance for Doubtful Accounts

As of April 30, 2022 and 2021, the Company’s accounts receivable include Reg-A proceeds, & Short Term Rental Revenues due from Property management companies. Management has evaluated the receivables and believes they are collectable based on the nature of the receivables, historical experience of credit losses, and all other currently available evidence. As of April 30, 2022 and 2021 the Company has no allowance for doubtful accounts or uncollectible accounts.

Deferred Offering Costs

The Company complies with the requirements of FASB ASC 340-10-S99-1 with regards to offering costs. Prior to the completion of an offering, offering costs are capitalized and recognized as a reduction to the settling subscriptions liability in the consolidated balance sheets. The deferred offering costs are charged to member’s equity upon the completion of an offering or to expense if the offering is not completed.

Fair Value of Financial Instruments

The Financial Accounting Standards Board (“FASB”) issued the Accounting Standards Codification (“ASC”) 820, Fair Value Measurement and Disclosures, requires all entities to disclose the fair value of financial instruments, both assets and liabilities for which it is practicable to estimate fair value, and defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of April 30, 2022 and 2021 the recorded values of receivables, accounts payable and other liabilities approximated their fair value due to the short-term nature of the instruments.

Concentrations of Credit Risk

The Company maintains its cash with major financial institutions located in the United States of America, which it believes to be creditworthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Advertising Costs

The Company expenses advertising costs as and when they are incurred. Advertising expenses totaled $1,939,607 for the year ended April 30, 2022 and there was no advertising expense for the year ended April 30, 2021.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Noncontrolling Interests

Noncontrolling interests represent minority owners’ share of net income or losses and equity in the Company’s majority-owned consolidated subsidiaries.

Risks and Uncertainties

The Company has a limited operating history. The Company’s business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company’s control could cause fluctuations in these conditions. Adverse conditions may include recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company’s financial condition and the results of its operations

Investment in Real Estate and Depreciation and Amortization

Real estate assets are carried at cost. Depreciation is calculated on the straight-line method over the estimated lives of the assets (27.5 years for residential rental property and 5 years for furniture and fixtures). Major additions and betterments are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the estimated useful lives, are expensed as incurred. Upon disposal of assets, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss resulting from the disposal is recorded in the period of disposition in the accompanying consolidated statement of operations.

Impairment Policy

The Company applies FASB ASC 360-10, “Property, Plant & Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends and prospects as well as the effects of leasing demand, competition and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded. There were no such impairment adjustments during the periods ended April 30, 2022 and 2021.

Revenue Recognition

Revenues primarily consist of short-term rental revenues. Additionally, the Company records up to 25% of the gross revenues from the short-term rental properties towards the management of the properties acquired. Currently property management is outsourced and not undertaken by us. Revenue in consolidated statements primarily consists of short-term rental revenue from listed properties. The Company has the following revenue sources and revenue recognition policies:

Short-term rental revenues include revenues from the rental of properties via Airbnb, Vacasa and such digital hospitality platforms.

For every property, which generates revenue through short-term rental, ReAlpha charges up to 25% of the gross revenue towards the up-keep, maintenance, upgrade, and related operating cost.

At this time, the Company is not collecting an asset management fee related to its management of properties. In the future, that is an area that we anticipate being an area of Revenue Recognition. No timeline, however, has yet been set for that change.

Revenues are recognized in accordance with Topic 606 of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) for revenue recognition. The Company recognizes revenues in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract, and (5) recognition of revenue when (or as) performance obligations are satisfied.

Deferred Financing Costs

Deferred financing costs represent loan fees, legal fees and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close. As of April 30, 2022, deferred financing costs and accumulated amortization of deferred financing costs were $114,172 and $62,123 , respectively ($26,373 and $5,520, respectively as of April 30, 2021). Amortization expense of deferred financing costs was $61,092 and $668 in 2022 and 2021, respectively.

Recent Accounting Pronouncements

In June 2016, the FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 requires that entities use a new forward looking “expected loss” model that generally will result in the earlier recognition of allowance for credit losses. The measurement of expected credit losses is based upon historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. ASU No. 2016-13 is effective for annual reporting periods, including interim reporting periods within those periods, beginning after December 15, 2022. The Company is currently evaluating the potential impact this standard may have on the consolidated financial statements

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

If it is determined that the Company would be able to realize the deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes any interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Statements of Cash Flows

For the purpose of reporting cash flows, cash and restricted cash includes cash on hand and cash on deposit with financial institutions.

NOTE 4: Investment in Real Estate

Investment in real estate consisted of the following as of April 30, 2022:

1.	Investments in real estate – Properties other than held for sale:

		Accumulated
		Depreciation and	Net
	Cost	Amortization	Investment
Land	$218,557	$-	$218,557
Buildings and building improvements	1,713,265	(10,058)	1,703,207
Appliances, Furniture and fixtures	46,952	(520)	46,432
Total investment in real estate	$1,978,774	$(10,578)	$1,968,196

2.	Investment in real estate – Properties held for sale:

		Accumulated
		Depreciation and	Net
	Cost	Amortization	Investment
Land	$138,283	$-	$138,283
Buildings and building improvements	1,609,873	(39,999)	1,569,874
Appliances, Furniture and fixtures	106,530	(16,234)	90,296
Total investment in real estate	$1,854,686	$(56,233)	$1,798,453

Investment in real estate – properties other than held for sale consisted of the following as of April 30, 2021:

		Accumulated	Net
	Cost	Depreciation	Investment

Land	$170,783	$-	$170,783
Buildings and building improvements	955,493	(855)	954,638
Furniture and fixtures	12,367	(172)	12,195
Total investment in real estate	$1,138,643	$(1,027)	$1,137,616

Depreciation expense was $85,203 for the year ended April 30, 2022 and $164 for the period from April 22, 2021 (inception) to April 30, 2021.

All investments in real estate as of April 30, 2022 and 2021 were pledged as collateral for the Company’s secured long-term debt.

NOTE 5: Cash and Restricted Cash

As of April 30, 2022, the Company maintains its cash in three separate accounts with two financial institutions, and cash balances may, at times, exceed federally insured limits.

During the closing on an investment in rental real estate property or real estate held for improvement transaction, the Company may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete.

NOTE 6: Long-Term Debt

The Company has issued promissory notes payable to lenders related to the acquisition of properties. These promissory notes range from 8.49% to 12.0%, with 6 months to 1 year, as detailed below.

Long-term debt consisted of the following as of April 30, 2022 and 2021:

	April 30,	April 30,
	2022	2021

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on September 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	$217,500	$-

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on July 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	110,250	-

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on May 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	226,737	-

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on August 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	228,750	-

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on October 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	177,974	177,974

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on November 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	98,000	98,000

Mortgage with a bank. The note bears interest at a rate of 5% + Prime with a floor of 8.25% and provides for monthly interest payments. The note matures on February 10, 2023 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	880,000	-

Mortgage with a bank. The note bears interest at a rate of 4.75% + Prime with a floor of 8.25% and provides for monthly interest payments. The note matures on April 15, 2023 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	342,000	-

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on February 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	-	150,000

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on May 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	-	226,737

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on January 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	-	152,136

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on September 1, 2021, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	-	126,000

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on September 1, 2021, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	-	98,000

Total Long-term debt	$2,281,211	$1,028,847
Less: Deferred financing costs, net	(52,048)	(20,853)
Total Long-term debt, net	$2,229,163	$1,007,994

Maturities of long-term debt as of April 30, 2022 are as follows:

2022	$1,059,211
2023	1,222,000
Less: unamortized costs	(52,048)
Total long-term debt, net	$2,229,163

NOTE 7: Stockholders’ Equity

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share. As of April 30, 2022, there were 40,010,000 shares of Common Stock issued and outstanding and as of April 30, 2021 there were no common stocks issued.

NOTE 8: Related Party Transactions

ReAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) had a Master Service Agreement with ReAlpha Tech Corp. for their patented technologies and platforms and will pay ReAlpha Tech Corp. a management fee of 20% of rental income, however, this agreement is no longer effective post-merger.

ReAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) had a Payable to ReAlpha Tech Corp. totaling $ 1,712,426 as of April 30, 2022 and Receivable from ReAlpha Tech Corp $ 4,718 as of April 30, 2021. The receivable & payable do not accrue interest.

NOTE 9: Commitments, Contingencies and Concentrations

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition or results of operations.

Massachusetts Consent Order

The Company entered into the Consent Order with the Securities Division of the Office of the Secretary of the Commonwealth of Massachusetts (the “MSD”) following an investigation by the MSD into whether the Company had engaged in acts or practices that violated the Massachusetts Uniform Securities Act (the “Massachusetts Act”) and the regulations promulgated thereunder (the “Massachusetts Regulations”). For purposes of settlement, the Company did not admit or deny the findings of fact or law or allegations contained in the Consent Order. Under the terms of the Consent Order, the Company is censured, barred from offering or selling securities in Massachusetts, and ordered to cease and desist from committing future violations of the Massachusetts Act and the Massachusetts Regulations. Pursuant to the Consent Order, the Company paid a $375,000 administrative fine on April 21, 2022 and offered to rescind the purchases of each of the 14 Massachusetts investors who purchased the Company’s common stock in its Regulation A offering. The $375,000 fine is included in general and administrative expenses in the 2022 consolidated statements of operations. Those Massachusetts investors paid an aggregate amount of $19,500 to purchase their shares. Seven of the fourteen Massachusetts investors elected to accept the offer of rescission and the Company has fully refunded a total of $11,500 to such investors. The Company has fully complied with the terms of the Consent Order.

Ohio Subpoena

On May 2, 2022, we received a subpoena duces tecum and requests for depositions of three senior managers of the Company from the Ohio Division of Securities (the “ODS”), all related to the Company’s Regulation A securities offering in the State of Ohio, and based on Ohio Revised Code1707.23. The depositions were taken in July 2022. The ODS has not asserted any securities violations by the Company other than a late notice filing for its offering. The Company is fully cooperating with the ODS.

NOTE 10: Subsequent Events

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

Subsequent to the date of financial statements, the Company sold four properties for a total sale consideration of $1,164,900 and had gains on sale of $179,653. In connection with these property sales, the Company paid off the related notes payable totaling $565,737.

reAlpha Acquisitions Churchill, LLC, a wholly owned subsidiary of reAlpha Asset Management Inc., closed a credit facility worth up to $200 million on August 18th, 2022. This credit facility allows a loan-to-cost ratio of up to 80% and is at a fixed rate of 12%. Access to this credit facility will allow the Company to acquire properties with the intention of utilizing them as short-term rental properties.

The Reg A+ offering was qualified by the SEC in September 2021 and requalified on August 3, 2022. Reg A+ allows sales up to $75 million exempt from state Blue Sky registration requirements. Challenges with late Blue Sky notice filings led to a pause in the Reg A+ campaign in May, followed by an SEC amendment disclosure and requalification. The campaign concluded on January 19, 2023.

Events after January 31, 2023

On March 3, 2023, we opened our first Regulation CF offering listed under reAlpha 612 Jasmine Lane Inc., a reAlpha subsidiary (“Jasmine Holdco”). We are completing our first syndication through the web version of our reAlpha App (A.K.A. Initial Property Offering™ platform), whereby we offered to investors the opportunity to buy equity interests in our property located 612 Jasmine Lane, Davenport, FL 33897. Currently, the property is held by reAlpha Acquisitions WF LLC, a wholly owned subsidiary of reAlpha. Upon successful completion of the offering, the property will be transferred to Jasmine Holdco as per the Offering Memorandum filed with the SEC. The minimum offering amount is $388,639 and the maximum is $614,036.50, inclusive of investor payment processing fees. The minimum investment is $500 plus the 2.5% investor transaction fee. We have raised $330,030 as a result of this Regulation CF offering, and we expect it to be concluded on or around June 30, 2023. If the minimum offering is not met or the company decides to cancel this offering, all money would be withdrawn from escrow and returned in full to investors.

On March 21, 2023, reAlpha Tech Corp merged with reAlpha Asset Management, Inc. in a short-form merger, resulting in reAlpha Asset Management, Inc. becoming the surviving corporation and gaining access to reAlpha Tech Corp.’s technology and intellectual property. Prior to the merger, the Parent owned over 90% of the Subsidiary’s shares. The merger enabled reAlpha Asset Management, Inc. to provide customers with a broader range of AI solutions for various industries and use cases. Following the merger, reAlpha Asset Management, Inc. changed its name to reAlpha Tech Corp. on March 21, 2023,

On March 24, 2023, reAlpha Tech Corp. acquired 100% of Roost Enterprises, Inc. (Rhove), a real estate technology solutions provider by executing a Stock Purchase agreement. Rhove's innovative platform will enhance reAlpha's capabilities and enable us to offer a more seamless and efficient real estate investment experience to our clients. The fair value of the consideration transferred in the acquisition consisted of (i) a payment to Silicon Valley Bridge Bank, N.A. (“SVBB”), of $25,000 in cash, (ii) 49,029 shares of the Company’s common stock were issued to SVBB and (iii) 1,263,000 shares of the Company’s common stock were issued to the sellers (3.21% of 40,905,537, the total outstanding shares of reAlpha prior to this acquisition) with an agreed upon value of $10.00 per share amounting to $13.19 million. Additionally, it also included $50,000 that was paid as transaction expenses.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

January 31, 2023 and April 30, 2022

	Jan 31, 2023	Apr 30, 2022
	(unaudited)	(Audited)
ASSETS
Investments in real estate, net	$2,167,368	$3,766,649
Cash	2,312,629	1,639,241
Restricted cash	202,740	23,311
Accounts receivable	14,779	133,797
Prepaid expenses and other assets	108,095	110,114

TOTAL ASSETS	$4,805,611	$5,673,112

LIABILITIES AND EQUITY

Liabilities
Long-term debt, net	$1,452,961	$2,229,162
Settling subscriptions, net of offering costs	33,409	4,273,097
Accounts payable	191,185	54,972
Related party payables	314,096	1,712,426
Accrued expenses	232,831	35,210
Total liabilities	2,224,482	8,304,867

Equity
Common stock	40,852	40,010
Additional paid-in capital	8,882,989	509,990
Accumulated deficit	(6,342,712)	(3,193,380)
Total stockholders' equity (deficit)	2,581,129	(2,643,380)

Non-controlling interests members' equity	-	11,625
Total stockholders' equity (deficit)	2,581,129	(2,631,755)

TOTAL LIABILITIES AND EQUITY	$4,805,611	$5,673,112

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Condensed Consolidated Statements of Operations
For the Three and Nine Months Ended January 31, 2023 and 2022 (unaudited)

	For the Three Months Ended		For the Nine Months Ended
Particulars	January 31, 2023	January 31, 2022	January 31, 2023	January 31, 2022

Income
Rental Income	$37,070	$95,000	$96,860	$168,771
Gain on Sale of Properties	-	-	21,683	-
	$37,070	$95,000	$118,543	$168,771
Expenses
Real estate taxes and insurance	19,719	18,523	66,232	77,566
Rental fees	4,818	19,747	13,508	56,033
Repairs and maintenance	3,356	29,475	11,893	21,351
Property management fees and utilities	11,755	23,598	42,727	44,891
General and administrative expenses	133,974	69,481	1,042,342	247,999
Advertising expense	1,320,314	1,320,658	1,857,864	1,607,215
Depreciation and amortization	35,820	33,507	107,342	76,123
Interest expense, net	41,500	42,785	125,968	100,922
Total Expenses	$1,571,256	$1,557,774	$3.267,876	$2.232,100
Net Loss	$(1,534,186)	$(1,462,774)	$(3,149,333)	$(2,063,329)
Less: Net Loss Attributable to Non-Controlling Interests	$-	$(2,211)	$-	$(8,082)
Net Loss Attributable to ReAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.)	$(1,534,186)	$(1,460,563)	$(3,149,333)	$(2,055,247)

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Condensed Consolidated Statements of Changes in Stockholder’s Equity (Deficit)
For the Nine Months Ended January 31, 2023 and 2022 (unaudited)

				ReAlpha Asseet Management, Inc.	Non- Controlling
		Additional		and	Interest	Total
	Common	Paid-in	Accumulated	Subsidiaries	Members’	Shareholders’
	Stock	Capital	Deficit	Equity	Equity	Equity
Balance at January 31, 2022	$40,010	$509,990	$(2,058,587)	$(1,508,587)	$16,847	$(1,491,740)
Net loss	-	-	(1,134,793)	(1,134,793)	(5,222)	(1,140,015)
Issuance of Common Stock	-	-	-	-	-	-
Balance at April 30, 2022	$40,010	$509,990	$(3,193,380)	$(2,643,380)	$11,625	$(2,631,755)
Net loss	-	-	(487,536)	(487,536)	-	(487,536)
Issuance of Common Stock	-	(46,589)	-	(46,589)	(11,625)	(58,214)
Balance at July 31, 2022	$40,010	$463,401	$(3,680,916)	$(3,177,505)	$ ( )	$(3,177,505)
Net loss	-	-	(1,127,612)	(1,127,612)	-	(1,127,612)
Issuance of Common Stock	463	4,629,177	-	4,629,640	-	4,629,640
Balance at October 31, 2022	$40,473	$5,092,578	$(4,808,527)	$324,523	$ ( )	$(324,523)
Net loss	-	-	(1,534,184)	(1,534,184)	-	(1,534,184)
Issuance of Common Stock	379	3,790,411	-	3,790,790	-	3,790,790
Balance at January 31, 2022	$40,852	$8,882,989	$(6,342,712)	$2,581,129	$ ( )	$2,581,129

				ReAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.)	Non- Controlling
		Additional		and	Interest	Total
	Common	Paid-in	Accumulated	Subsidiaries	Members’	Shareholders’
	Stock	Capital	Deficit	Equity	Equity	Equity
Balance at April 22, 2021	$-	$-	$-	$-	$-	$-
Net income	$-	$-	$(3,342)	$(3,342)	$(71)	$(3,413)
Issuance of Common Stock	$40,000	$410,000	$-	$450,000	$25,000	$475,000
Balance at April 30, 2021	$40,000	$410,000	$(3,342)	$446,658	$24,929	$471,587
Net income	-	-	(116,308)	(116,308)	(564)	(116,872)
Issuance of Common Stock	-	-	-	-	-	-
Balance at July 31, 2021	$40,000	$410,000	$(119,650)	$330,350	$24,365	$354,715
Net income	-	-	(478,374)	(478,374)	(5,307)	(483,681)
Issuance of Common Stock	-	-	-	-	-	-
Balance at October 31, 2021	$40,000	$410,000	$(598,024)	$(148,024)	$19,058	$(128,965)
Net income	-	-	(1,460,563)	(1,460,563)	(2,211)	(1,462,774)
Issuance of Common Stock	10	99,990	-	100,000	-	100,000
Balance at January 31, 2022	$40,010	$509,990	$(2,058,891)	$(1,508,587)	$16,847	$(1,491,740)

The accompanying notes are an integral part of these consolidated financial statements.

REALPHA TECH CORP. (F.K.A. REALPHA ASSET MANAGEMENT, INC) AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended January 31, 2023 and 2022 (unaudited)

	For the Nine Months Ended Jan 31, 2023 (unaudited)	For the Nine Months Ended Jan 31, 2022 (unaudited)

Cash Flows from Operating Activities
Net loss	$(3,149,333)	$(2,063,329)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	107,342	76,123
Gain on sale of real estate investments	(21,683)	-
Changes in operating assets and liabilities:
Accounts receivable	48,315	(29,955)
Related party Receivable	-	(477,355)
Prepaid expenses and other current assets	(407,494)	(107,673)
Accounts payable	145,013	38,758
Related party payables	(1,398,331)	2,545,330
Accrued expenses	197,622	(12,382)

Total adjustments	(1,329,216)	2,032,847

Net cash and restricted cash used in operating activities	(4,478,549)	(30,482)

Cash Flows from Investing Activities
Additions to real estate investments	(14,312)	(2,322,374)
Proceeds from sale of real estate Investment	1,701,583	-

Net cash and restricted cash used in investing activities	1,687,271	(2,322,374)

Cash Flows from Financing Activities
Proceeds from issuance of long-term debt	247,000	1,353,351
Payments of long-term debt	(1,059,211)	(152,136)
Deferred financing costs	(12,542)	(33,852)
Proceeds from the issuance of common stock	8,387,218	100,000
Settling subscription stock contributions	(3,918,371)	3,217,821

Net cash and restricted cash provided by financing activities	3,644,094	4,485,184

Net increase in cash and restricted cash	852,816	2,132,328

Cash and Restricted Cash - Beginning of Year	1,662,552	333,220

Cash and Restricted Cash - End of Year	$2,515,369	$2,465,548

Reconciliation of Cash and Restricted Cash:
Cash	2,312,629	2,303,567
Restricted cash	202,740	161,981
Total cash and restricted cash	$2,515,369	$2,465,548

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Condensed Consolidated Financial Statements

Note 1. Nature of Operations

ReAlpha Tech Corp. (f.k.a. ReAlpha Asset Management, Inc.) and Subsidiaries (RTC), incorporated in Delaware on April 22, 2021, together with its subsidiaries described below are collectively referred to as “the Company”. The Company is primarily engaged in the business of the identification, acquisition, financing, marketing, and management of short-term rental properties for the benefit of the Company’s members and stockholders. For details about the merger between reAlpha Tech Corp. and reAlpha Asset Management, Inc., please refer to “Note 10 – Subsequent Events” below. As of January 31, 2023, the Company has the following subsidiaries:

	Jan 31, 2023	Apr 30, 2022
Company Name	% of Ownership	% of Ownership
reAlpha Series 1 LLC	100%	75%
reAlpha 1011 Gallagher LLC	NA	75%
reAlpha Acquisitions LLC	100%	100%
reAlpha 503 North Patton LLC	NA	100%
reAlpha 7 LLC	NA	100%
reAlpha LLC	100%	100%
reAlpha Acquisitions WF LLC	100%	-
reAlpha Realty LLC	100%	-

NOTE 2 – GOING CONCERN

The Company’s consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company commenced operations on April 22, 2021, and has not yet realized its planned operations. The Company is dependent upon additional capital resources for the full commencement of its planned operations and is subject to significant risks and uncertainties, including failing to secure funding to commence the Company’s planned operations or failing to profitably operate the business.

Management believes that the Company will continue to incur losses for the foreseeable future and will need equity or debt financing or will need to generate additional revenues from the property rental activity to sustain its operations until it can achieve profitability and positive cash flows. The Company intends to raise funds through various potential sources, such as equity or debt financings; however, the Company can provide no assurance that such financing will be available on acceptable terms, or at all. If adequate financing is not available, the Company may be required to significantly curtail or cease its operations, and its business would be jeopardized.

Management has determined that these matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of at least one year from the date these consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation of the results of operations for the periods presented have been included. The financial statements should be read in conjunction with the audited financial statements and the notes thereto for the year ended April 30, 2022. Interim results are not necessarily indicative of results for the full year.

Principles of Consolidation

The Company consolidates entities when the Company owns, directly or indirectly, a majority interest in the entity or are otherwise able to control the entity. The Company consolidates variable interest entities (“VIEs”) in accordance with Accounting Standards Codification (“ASC”) 810, Consolidation if the Company is the primary beneficiary of the VIE as determined by the power to direct the VIE’s activities and the obligation to absorb its losses or the right to receive its benefits, which are potentially significant to the VIE. A VIE is broadly defined as an entity with one or more of the following characteristics: (a) the total equity investment at risk is insufficient to finance the entity’s activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about the entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests, and substantially all of the entity’s activities either involve or are conducted on behalf of, an investor that has disproportionately few voting rights.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Settling Subscriptions

Settling subscriptions presented on the consolidated balance sheet represent equity subscriptions for which funds have been received but the common stock has not yet been issued. Under the terms of the Offering Circular for our common stock, subscriptions will be accepted or rejected by us. Once a subscription agreement is accepted, settlement of the shares will occur. We rely on our capital raising platform provider to notify us that funds have been settled for this purpose, which may differ from the time that cash is posted to our bank statement.

Investment in Real Estate and Depreciation and Amortization

Real estate assets are carried at cost. Depreciation is calculated on the straight-line method over the estimated lives of the assets (27.5 years for residential rental property and 5 years for furniture and fixtures). Major additions and betterments are capitalized and depreciated. Maintenance and repairs, which do not improve or extend the estimated useful lives, are expensed as incurred. Upon disposal of assets, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss resulting from the disposal is recorded in the period of disposition in the accompanying consolidated statement of operations.

Impairment Policy

The Company applies FASB ASC 360-10, “Property, Plant & Equipment,” to measure impairment in real estate investments. Rental properties are individually evaluated for impairment when conditions exist which may indicate that it is probable that the sum of expected future cash flows (on an undiscounted basis without interest) from a rental property is less than the carrying value under its historical net cost basis. These expected future cash flows consider factors such as future operating income, trends, and prospects as well as the effects of leasing demand, competition, and other factors. Upon determination that a permanent impairment has occurred, rental properties are reduced to their fair value. For properties to be disposed of, an impairment loss is recognized when the fair value of the property, less the estimated cost to sell, is less than the carrying amount of the property measured at the time there is a commitment to sell the property and/or it is actively being marketed for sale. A property to be disposed of is reported at the lower of its carrying amount or its estimated fair value, less its cost to sell. Subsequent to the date that a property is held for disposition, depreciation expense is not recorded. There were no such impairment adjustments during the period ending January 31, 2023.

Revenue Recognition

Revenues are recognized in accordance with the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606 for revenue recognition. The Company recognizes revenues in a manner to depict the transfer of goods or services to a customer at an amount that reflects the consideration expected to be received in exchange for those goods or services. The Company considers revenue realized or realizable and earned when all the five following criteria are met: (1) identification of the contract with a customer, (2) identification of the performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when (or as) performance obligations are satisfied.

Revenues primarily consist of short-term rental revenues, fees, and other income and gains generated by the sale of properties. The Company has the following revenue sources and revenue recognition policies:

●	Short-term rental revenues include revenues from the rental of properties via Airbnb and similar digital hospitality platforms.

●	Fee and other income include late fees, violation fees, and other revenue arising from contractual agreements with third parties. This revenue is recognized as the services are transferred in accordance with ASC 606

Deferred Financing Costs

Deferred financing costs represent loan fees, legal fees, and other third-party costs associated with obtaining financing and are presented on the balance sheet as a direct deduction from the carrying value of the associated debt. These costs are amortized to interest expense over the terms of the respective financing agreements using the interest method. Unamortized deferred financing costs are generally expensed when the associated debt is refinanced or repaid before maturity unless specific rules are met that would allow for the carryover of such costs. Costs incurred in seeking financing transactions that do not close are expensed in the period in which it is determined that the financing will not close.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines deferred tax assets and liabilities on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date. The Company recognizes deferred tax assets to the extent that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and results of recent operations.

If it is determined that the Company would be able to realize the deferred tax assets in the future in excess of their net recorded amount, an adjustment would be made to the deferred tax asset valuation allowance, which would reduce the provision for income taxes. The Company records uncertain tax positions in accordance with ASC 740 on the basis of a two-step process in which (1) it is determined whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Company recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties, if any, with income tax expense in the accompanying consolidated statement of operations.

Statements of Cash Flows

For the purpose of reporting cash flows, cash and restricted cash include cash on hand and cash on deposit with financial institutions.

NOTE 4 – Investment in Real Estate

For the period ended January 31, 2023:

1.	Investments in real estate – Properties other than held for sale:

		Accumulated	Net
	Cost	Depreciation	Investment

Land	$218,556	$-	$218,556
Buildings and building improvements	1,713,265	(56,856)	1,656,409
Furniture and fixtures	52,748	(13,471)	39,277
Total investment in real estate	$1,984,569	$(70,327)	$1,914,242

2.	Investment in real estate – Properties held for sale:

		Accumulated	Net
	Cost	Depreciation	Investment

Land	$19,689	$-	$19,689
Buildings and building improvements	226,284	(6,480)	219,804
Furniture and fixtures	16,280	(2,647)	13,633
Total investment in real estate	$262,253	$(9,127)	$253,126

Investment in real estate consisted of the following as of April 30, 2022:

1.	Investments in real estate – Properties other than held for sale:

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$218,557	$-	$218,557
Buildings and building improvements	1,713,265	(10,058)	$1,703,207
Furniture and fixtures	46,952	(520)	$46,432
Total investment in real estate	$1,978,774	$(10,578)	$1,968,196

2.	Investment in real estate – Properties held for sale:

		Accumulated	Net
	Cost	Depreciation	Investment
Land	$138,283	$-	$138,283
Buildings and building improvements	1,609,873	(39,999)	1,569,874
Furniture and fixtures	106,530	(16,234)	90,296
Total investment in real estate	$1,854,686	$(56,233)	$1,798,453

NOTE 5 – Cash and Restricted Cash

As of January 31, 2023, the Company maintains its cash in four separate accounts with three financial institutions, and cash balances may, at times, exceed federally insured limits.

During the closing on an investment in rental real estate property or real estate held for improvement transaction, the Company may place a cash deposit on the property being acquired or fund amounts into escrow. These deposits are placed before the closing process of the property is complete.

NOTE 6: Long-Term Debt

The Company has issued promissory notes payable to lenders related to the acquisition of properties. These promissory notes range from 8.25% to 14.0%, and are due within 1 year, as detailed below.

Long-term debt consisted of the following as of January 31, 2023 and April 30, 2022:

	January 31,	April 30,
	2023	2022
Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on September 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		$217,500

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on July 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		110,250

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on May 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		226,737

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on August 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		228,750

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on October 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		177,974

Mortgage with a bank. The note bears interest at a rate of 8.49% and provides for monthly interest payments. The note matures on November 1, 2022, at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.		98,000

Mortgage with a bank. The note bears interest at a rate of 5% + Prime with a floor of 8.25% and provides for monthly interest payments. The note matures on February 10, 2024 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	880,000	880,000

Mortgage with a bank. The note bears interest at a rate of 4.75% + Prime with a floor of 8.25% and provides for monthly interest payments. The note matures on April 15, 2024 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	342,000	342,000

Mortgage with a bank. The note bears interest at a rate of 7.5% and provides for monthly interest payments. The note matures on January 1, 2053 at which time there is a balloon payment of remaining principal and interest due, and is secured by the property as well as guaranteed by a shareholder of the Company.	247,000	-

Total Long-term debt	$1,469,000	$2,281,211

Less: Deferred financing costs, net	(16,039)	(52,048)

Total Long-term debt, net	$1,452,961	$2,229,163

Maturities of long-term debt as of January 31, 2023, are as follows:

2024	$1,222,000
2053	247,000
Less: unamortized costs	16,039

Total long-term debt, net	$1,452,961

NOTE 7: Stockholders’ Equity

The Company is authorized to issue up to 50,000,000 shares of Common Stock, par value $0.001 per share. As of January 31, 2023, there were 40,852,050 shares of Common Stock issued for a total consideration of $8,923,841 comprising Common Stock and Additional paid-in capital of $40,852 and $8,882,989 respectively. As of January 31, 2022 there were 40,010,000 shares of Common Stock issued for a total consideration of $ 550,000 comprising Common Stock and Additional paid-in capital of $40,010 and $509,990 respectively.

NOTE 8: Related Party Transactions

ReAlpha AMI has a Master Service Agreement with ReAlpha Tech Corp. for their patented technologies and platforms and will pay ReAlpha Tech Corp. a management fee of 20% of rental income.

ReAlpha AMI has a Payable to ReAlpha Tech Corp. totaling $ 314,096 as of January 31, 2023 and $ 1,712,426 as of April 30 2022. The receivable & payable do not accrue interest.

NOTE 9: Commitments, Contingencies, and Concentrations

The Company may be subject to pending legal proceedings and regulatory actions in the ordinary course of business. The results of such proceedings cannot be predicted with certainty, but the Company does not anticipate that the final outcome, if any, arising out of any such matter will have a material adverse effect on its business, financial condition, or results of operations.

Ohio Subpoena

On May 2, 2022, the Company received a subpoena and request for deposition from the Ohio Division of Securities, relating to the Company’s communication with investors in the state of Ohio. The Ohio Division of Securities has not asserted any written allegations. The Company is fully cooperating with the Ohio Division of Securities. The Company cannot predict the eventual scope, duration, or outcome at this time. Accordingly, the Company is unable to estimate the reasonably possible loss or range of reasonably possible loss arising from these investigations.

NOTE 10: Subsequent Events

Management has evaluated subsequent events through the date on which the financial statements were available to be issued.

On March 3, 2023, we opened our first Regulation CF offering listed under reAlpha 612 Jasmine Lane Inc., a reAlpha subsidiary (“Jasmine Holdco”). We are completing our first syndication through the web version of our reAlpha App (A.K.A. Initial Property Offering™ platform), whereby we offered to investors the opportunity to buy equity interests in our property located in 612 Jasmine Lane, Davenport, FL 33897. Currently, the property is held by reAlpha Acquisitions WF LLC, a wholly owned subsidiary of reAlpha. Upon successful completion of the offering, the property will be transferred to Jasmine Holdco as per the Offering Memorandum filed with the SEC. The minimum offering amount is $388,639 and the maximum is $614,036.50, inclusive of investor payment processing fees. The minimum investment is $500 plus the 2.5% investor transaction fee. We have raised $330,030 as a result of this Regulation CF offering, and we expect it to be concluded on or around June 30, 2023. If the minimum offering is not met or the company decides to cancel this offering, all money would be withdrawn from escrow and returned in full to investors.

On March 21, 2023, reAlpha Tech Corp merged with reAlpha Asset Management, Inc. in a short-form merger, resulting in reAlpha Asset Management, Inc. becoming the surviving corporation and gaining access to reAlpha Tech Corp.'s technology and intellectual property. Prior to the merger, the Parent owned over 90% of the Subsidiary's shares. The merger enabled reAlpha Asset Management, Inc. to provide customers with a broader range of AI solutions for various industries and use cases. Following the merger, reAlpha Asset Management, Inc. changed its name to reAlpha Tech Corp. on March 21, 2023,

On March 24, 2023, reAlpha Tech Corp. acquired 100% of Roost Enterprises, Inc. (“Rhove”), a real estate technology solutions provider by executing a Stock Purchase agreement. Rhove's innovative platform will enhance reAlpha's capabilities and enable us to offer a more seamless and efficient real estate investment experience to our clients. The fair value of the consideration transferred in the acquisition consisted of (i) a payment to Silicon Valley Bridge Bank, N.A. (“SVBB”), of $25,000 in cash, (ii) 49,029 shares of the Company’s common stock were issued to SVBB and (iii) 1,263,000 shares of the Company’s common stock were issued to the sellers (3.21% of 40,905,537, the total outstanding shares of reAlpha prior to this acquisition) with an agreed upon value of $10.00 per share amounting to $13.19 million. Additionally, it also included $50,000 that was paid as transaction expenses.

4,151,519 shares of common stock

reAlpha Tech Corp.

Prospectus

, 2023

Through and including [∙], 2023 (the 25th day after the date of this Direct Listing), all dealers effecting transactions in these securities, whether or not participating in this Direct Listing, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other expenses of issuance and distribution

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of the securities being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee, the Financial Industry Regulatory Authority filing fee and the Exchange listing fee.

SEC registration fee	$279.17
Nasdaq listing fee	50,000.00
Legal fees and expenses	200,000.00
Accounting fees and expenses	20,625.00
Transfer agent fees and expenses	5,000.00
Miscellaneous fees and expenses	5,000.00
Total	$280,904.17

Item 14. Indemnification of Directors and Officers

As permitted by Section 102 of the Delaware General Corporation Law (the “DGCL”), the Second Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Second Amended and Restated Bylaws (the “Bylaws”) that will become effective upon effectiveness of this Registration Statement contain provisions that limit or eliminate the personal liability of our officers and directors for a breach of their fiduciary duty as a director and/or officer, as applicable. For example, the fiduciary duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our Certificate of Incorporation will also authorize us to indemnify our officers, directors, and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the DGCL, our Bylaws will provide that:

●	we may indemnify our directors, officers, and employees to the fullest extent permitted by the DGCL, subject to limited exceptions; and

●	the rights provided in our Bylaws are not exclusive.

Our Certificate of Incorporation and our Bylaws will provide for the indemnification provisions described above and elsewhere herein. We will enter into, and intend to continue to enter into, separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended (the “Securities Act”).

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of the company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 15. Recent Sales of Unregistered Securities.

Since April 22, 2021, we have made the following sales of unregistered securities:

On April 22, 2021, reAlpha Asset Management, Inc. (our previous name) issued 40,000,000 shares of common stock to reAlpha Tech Corp. (our previous parent company) valued at $0.01125 per share.

From April 22, 2021, through January 31, 2023, we issued 905,537 shares of common stock at a per share price of $10, for total cash proceeds of $9,055,370, pursuant to our Regulation A offering. This offering concluded on January 31, 2023. These shares of common stock were issued in reliance on the exemption provided by Regulation A under the Securities Act.

On March 21, 2023, in connection with our Downstream Merger (as defined above), each share of common stock of reAlpha Asset Management, Inc. held by reAlpha Tech Corp. (our previous parent) was automatically canceled and all of the shares of common stock owned by reAlpha Tech Corp. (our previous parent) were converted into shares of the Company (f.k.a. reAlpha Asset Management, Inc.) post-merger. In accordance with the foregoing, the surviving corporation of the Downstream Merger (reAlpha Tech Corp.) issued 40,050,000 shares of common stock, which consisted of the previously issued 40,000,000 shares of common stock to our previous parent company, and 50,000 shares issued to reAlpha Tech Corp. prior to the Downstream Merger pursuant to their participation in our Regulation A offering.

On March 24, 2023, in connection with the Roost Enterprises, Inc. (“Rhove”) acquisition, we issued 49,029 shares of common stock to Silicon Valley Bridge Bank, N.A. (“SVBB”), 1,263,000 shares of common stock to the investor sellers of Rhove and the issuance of option letters to purchase in aggregate (prorated per investor seller) 1,263,000 shares of our common stock for $10 per share, with an expiration date of two (2) years from the date of issuance.

On April 14, 2023, 100,000 shares of common stock were issued to Mitchell Silberberg & Knupp LLP as partial consideration for legal services provided to us in connection with the Direct Listing.

On April 14, 2023, 204,529 shares of common stock were issued to Maxim Partners LLC as partial consideration for their engagement to provide general financial advisory and investment banking services to the Company.

The foregoing issuances of shares, except for the shares issued pursuant to our Regulation A offering, are intended to be exempt from registration pursuant to Section 4(a)(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), since the stockholders involved in such issuances represented that each was acquiring the shares of common stock for investment purposes only, and not with a view towards distribution or resale except in compliance with applicable securities laws. No general solicitation or advertising was used in connection with any transaction, and the certificate evidencing the securities that were issued contained a legend restricting their transferability absent registration under the Securities Act of 1933, as amended (the “1933 Act”), or the availability of an applicable exemption therefrom. There were less than 35 non-accredited investors that have received shares of common stock pursuant to the Downstream Merger and Rhove acquisition transactions. Unless specifically set forth below, no underwriter participated in the transaction and no commissions were paid in connection with the transactions.

Item 16. Exhibits and Financial Statement Schedules.

(a)	Exhibits

The following documents are filed as exhibits to this registration statement.

Exhibit No.	Description of Exhibit
2.1	Certificate of Ownership and Merger, filed March 21, 2023 (previously filed as Exhibit 2.1 of Form 1-U filed with the SEC on March 24, 2023)*

3.1	Second Amended and Restated Certificate of Incorporation*

3.2	Second Amended and Restated Bylaws*

4.1	Form of Warrant (For Share Repurchase Agreement included in Exhibit 6.6 hereto) (previously filed as Exhibit 6.3 of Form 1-U filed with the SEC on December 5, 2022)*

5.1	Legal Opinion of Mitchell Silberberg & Knupp LLP***

10.1	Master Service Agreement dated April 28, 2021 by and between the Company and reAlpha Tech Corp. (previously filed as Exhibit 6.1 filed as part of Form 1-A/A filed on June 9, 2021)*

10.2	Master Service Agreement dated April 28, 2021 by and between the Company and reAlpha Operations, Inc. (previously filed as Exhibit 6.2 of Form 1-A/A filed on June 9, 2021)*

10.3	Technology License Agreement dated April 28, 2021 by and between the Company and reAlpha Tech Corp (Incorporated by reference from Exhibit 6.3 of Form 1-A/A filed on June 9, 2021)*

10.4	Form of Tri-party Escrow Agreement, dated as of July 19, 2022 (previously filed as Exhibit 8.1 of Form 1-K/A filed on September 7, 2022)*

10.5	Form of Subscription Agreement (previously filed as Exhibit 4.1 to Form 1-U filed with the SEC on November 8, 2022)*

10.6	Joint Venture Binding Term Sheet by and between reAlpha Asset Management, Inc. and SAIML Pte. Ltd., dated as of November 17, 2022 (previously filed as Exhibit 1.1 to Form 1-U filed with the SEC on November 18, 2022)*

10.7	Share Purchase by and among reAlpha Asset Management, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (previously filed as Exhibit 6.1 of Form 1-U filed with the SEC on December 5, 2022)*

10.8	Registration Rights Agreement by and among reAlpha Asset Management, Inc., GEM Global Yield LLC SCS and GEM Yield Bahamas Limited, dated as of December 1, 2022 (previously filed as Exhibit 6.2 of Form 1-U filed with the SEC on December 5, 2022)*

10.9	Stock Purchase Agreement by and Among Roost Enterprises, Inc. dba Rhove, the Sellers and reAlpha Tech Corp., dated March 24, 2023 (previously filed as Exhibit 1.1 of Form 1-U filed with the SEC on March 27, 2023)*

10.10

Restricted Stock Purchase Agreement by and between reAlpha Tech Corp. and Silicon Valley Bridge Bank, N.A., dated as of March 24, 2023 (previously filed as Exhibit 1.2 of Form 1-U filed with the SEC on March 27, 2023)*

10.11+	Employment Agreement of Giri Devanur, dated April 11, 2023*

10.12+	Employment Agreement of Michael J. Logozzo, dated April 11, 2023*

10.13+	Employment Agreement of Jorge Aldecoa, dated April 11, 2023*

10.14+	reAlpha Tech Corp. 2022 Equity Incentive Plan*

10.15	Form of 2022 Equity Incentive Plan Restricted Stock Award Agreement*

10.16	Form of 2022 Equity Incentive Plan Stock Option Award Agreement***

10.17	Form of Director and Officer Indemnification Agreement***

10.18#	Master Credit Facility Agreement by and between reAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.) and reAlpha Acquisitions Churchill, LLC, dated as of August 18, 2022*

10.19#	Form of Credit Facility Loan Agreement*

10.20	Form of Credit Facility Promissory Note Agreement*

10.21	Form of Credit Facility Guaranty of reAlpha Tech Corp. (f.k.a. reAlpha Asset Management, Inc.)*

10.22	Form of Credit Facility Guaranty of Giri Devanur*

10.23	Form of Promissory Note**

10.24	Form of Promissory Note**

14.1	Code of Conduct and Ethics*

21.1	Subsidiaries of the Registrant*

23.1	Consent of GBQ Partners, LLC, independent registered public accounting firm**

23.2	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)***

24.1	Power of Attorney*

107	Filing Fee Table*

*	Previously filed.
**	Filed herewith.
***	To be filed by amendment.
+	Indicates management contract or compensatory plan or arrangement.
#	Schedules, exhibits and similar attachments to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

(b)	Financial statement exhibits.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(7)	The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8)	The undersigned Registrant hereby undertakes that:

(i)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No.1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dublin, Ohio, on this 26th day of May, 2023.

REALPHA TECH CORP.

By:	/s/ Giri Devanur
Giri Devanur Chief Executive Officer, President and Director

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities set forth opposite their names and on the date indicated above.

Signature	Title	Date

/s/ Giri Devanur	Chief Executive Officer, President and Director	May 26, 2023
Giri Devanur	(principal executive officer)

/s/ Michael J. Logozzo	Chief Financial Officer	May 26, 2023
Michael J. Logozzo	(principal financial and accounting officer)

*	Director	May 26, 2023
Dimitrios Angelis

*	Director	May 26, 2023
Brian Cole

*	Director	May 26, 2023
Monaz Karkaria

*	Director	May 26, 2023
Balaji Swaminathan

* /s/ Giri Devanur	Attorney-in-Fact	May 26, 2023
Giri Devanur